    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1996



                                            REGISTRATION STATEMENT NO. 333-13097

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             DESIGNER HOLDINGS LTD.
                             DESIGNER FINANCE TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE                         2339                        13-3818542
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                                 1385 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 556-9600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              JOHN J. JONES, ESQ.
                                GENERAL COUNSEL
                             DESIGNER HOLDINGS LTD.
                            1385 BROADWAY, 3RD FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 556-9600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

           VINCENT J. PISANO, ESQ.                      WILLIAM M. HARTNETT, ESQ.
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM                CAHILL GORDON & REINDEL
               919 THIRD AVENUE                             EIGHTY PINE STREET
           NEW YORK, NEW YORK 10022                      NEW YORK, NEW YORK 10005
             TEL: (212) 735-3000                           TEL: (212) 701-3000
             FAX: (212) 735-2000                           FAX: (212) 269-5420

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS

     OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED OCTOBER 22, 1996

PROSPECTUS

                         2,000,000 PREFERRED SECURITIES

                             DESIGNER FINANCE TRUST
                       % CONVERTIBLE TRUST ORIGINATED PREFERRED

                     SECURITIES(SM) (CONVERTIBLE TOPRS(SM))

                (LIQUIDATION AMOUNT $50 PER PREFERRED SECURITY)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                             DESIGNER HOLDINGS LTD.
                            ------------------------


    The     % Convertible Trust Originated Preferred Securities (the
"Convertible TOPrS(SM)" or "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Designer Finance Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Designer Holdings Ltd., a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing
the proceeds thereof in an equivalent amount of     % Convertible Subordinated
Debentures due 2016 (the "Convertible Debentures") of the Company. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to distributions and payments upon redemption, liquidation and otherwise.



    Each Preferred Security is convertible at the option of the holder thereof into shares of common stock, par value $.01 per share (the "Common Stock") of
the Company, at a conversion rate of        shares of Common Stock, for each
Preferred Security (equivalent to $    per share of Common Stock), subject to
adjustment in certain circumstances. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "DSH." On October 21, 1996, the last reported sale price of the Common Stock on the NYSE Composite Tape was $20 3/8. The Preferred Securities have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "DSHprA". See "Underwriting."

                                                        (Continued on next page)

    SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                PRICE TO              UNDERWRITING             PROCEEDS TO
                                                PUBLIC(1)             COMMISSION(2)            TRUST(3)(4)
----------------------------------------------------------------------------------------------------------------
Per Preferred Security..................         $50.00                    (3)                   $50.00
----------------------------------------------------------------------------------------------------------------
Total(5)................................      $100,000,000                 (3)                $100,000,000
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------


(1) Plus accrued distributions, if any, from              , 1996.
(2) The Trust and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Convertible Debentures, the Company has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $         per Preferred Security (or $         in the aggregate). See
    "Underwriting."
(4) Before deducting expenses of the offering payable by the Company, estimated
    to be $         .
(5) The Trust and the Company have granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 300,000 additional Preferred Securities solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public,
    Underwriting Commission and Proceeds to Trust will be $         , $
    and $         , respectively. See "Underwriting."
                            ------------------------

    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
  , 1996.
                            ------------------------

MERRILL LYNCH & CO.  MORGAN STANLEY & CO.
                                                       INCORPORATED
                            ------------------------

              The date of this Prospectus is               , 1996.
---------------
(SM)"Convertible Trust Originated Preferred Securities" and "Convertible TOPrS" are service marks of Merrill Lynch & Co., Inc.

(Continued from front cover)


     Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of   % of the liquidation amount of $50 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996. See "Description of the Preferred
Securities -- Distributions." The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent of the assets of the Trust available for distribution to holders of Preferred Securities. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors -- Rights Under the Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock, if any, issued from time to time by the Company. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $57.0 million at June 30, 1996, and rank pari passu with the Company's other general unsecured creditors. The obligations of the Company under the Convertible Debentures are also effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. At June 30, 1996, the indebtedness and other liabilities of such subsidiaries aggregated $109.5 million (including the $57.0 million referred to above). The Convertible Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust upon the occurrence of certain events.


     The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Convertible Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.


     The Company has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period") during which no interest shall be due and payable; provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue, compounded quarterly at the distribution rate (to the extent permitted by applicable law), and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Risk Factors -- Option to Extend Interest Payment Periods," "Description of the Convertible Debentures -- Option to Extend Interest Payment Periods" and "United States Federal Income Taxation -- Original Issue Discount."


     The Convertible Debentures are redeemable by the Company, in whole or in
part, from time to time, on or after                , 1999 at the redemption
prices specified herein or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Convertible Debentures, the proceeds thereof will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so redeemed at the applicable redemption price specified herein, together with accrued and unpaid distributions to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of
the Convertible Debentures on                , 2016. In addition, upon the
occurrence of a Special Event (as defined herein), unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust will be dissolved, with the result that the Convertible Debentures will be distributed pro rata to the holders of the Preferred Securities in lieu of any cash distribution. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." In the case of the occurrence of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Convertible Debentures, which would result in the redemption by the Trust of Trust Securities in the same amount on a pro rata basis. If the Convertible Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Convertible Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred
Securities -- Special Event Redemption or Distribution" and "Description of the Convertible Debentures."



     In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (compounded quarterly at the distribution rate, if applicable) to the date of payment, unless, in connection with such dissolution, winding up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."


                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AND OF THE COMMON STOCK OF DESIGNER HOLDINGS LTD. AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

The logo form of the registered trademarks CALVIN KLEIN and CK/CALVIN KLEIN are owned by The Calvin Klein Trademark Trust and are used under license from Calvin Klein, Inc.


The logo form of the DKNY Jeans trademark is owned by Gabrielle Studio, Inc., is licensed to Donna Karan Studio, a subsidiary of Donna Karan International Inc., and is used under sublicense from Donna Karan Studio. The Donna Karan New York(R), Donna Karan(R) and DKNY(R) trademarks are owned by Gabrielle Studio, Inc. and are licensed to Donna Karan Studio.

                             AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any agreement or other document are not necessarily complete; with respect to each such agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.



     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 1-11707), and in accordance therewith files periodic reports, proxy statements and other information with the Commission relating to its business, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Common Stock of the Company is listed on the NYSE. The reports, proxy statements and certain other information of the Company can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.


     No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company and (iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that the Trust has funds available to meet such obligations. See "Designer Finance Trust," "Description of the Guarantee" and "Description of the Convertible Debentures."

                           FORWARD-LOOKING STATEMENTS


     This Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, increases in net revenues, the DKNY Jeans License (as defined herein), the acquisition of the CK Outlets (as defined herein) and other aspects of the business of the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described under "Risk
Factors -- Ability to Achieve and Manage Future Growth." See also "Risk Factors," "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except as otherwise indicated, the information contained in this Prospectus assumes that the Underwriters' overallotment option is not exercised. Unless the context otherwise requires, (i) all information set forth herein assumes that Calvin Klein, Inc. ("CKI") has converted its 1,275,466 shares of non-voting common stock into 1,275,466 shares of Common Stock (see "Business -- CKJ License"),
(ii) the "Company" means Designer Holdings Ltd. and its consolidated subsidiaries and (iii) the "Company" prior to its formation in March 1995 means its predecessors Rio Sportswear, Inc. ("Rio Sportswear"), Jeanswear Holdings, Inc. ("Jeanswear") and the Predecessor Companies (as defined herein).


                                  THE COMPANY

GENERAL


     Designer Holdings Ltd. (the "Company") develops, sources and markets designer sportswear lines for men, juniors and women (including petites) under the Calvin Klein Jeans, CK/Calvin Klein Jeans and CK/Calvin Klein Jeans Khakis labels (collectively, the "Calvin Klein Jeans Labels"). The Company's products target youthful, culturally conscious consumers and capitalize on the cachet and image created by over 20 years of extensive image advertising for Calvin Klein, one of the world's most influential designers. The Company collaborates with the in-house design teams of Calvin Klein, Inc. ("CKI") to create products characterized by high quality and casual, contemporary fashion. Each of the Company's lines combines both basic and fashion items in a broad range of casual fabrications, including jeans, khakis, knit and woven tops and bottoms, T-shirts, shorts, fleece shirts and pants, outerwear such as leather and denim jackets, caps and related accessories. In the six months ended June 30, 1996, the mens, juniors and womens (including petites) lines accounted for approximately 41.6%, 35.8% and 22.3%, respectively, of net sales of Calvin Klein Jeans Label products.


     Since August 1994, the Company has experienced substantial growth in net revenues for its Calvin Klein Jeans Label products. In 1993, net revenues from the sale of Calvin Klein Jeans Label products by CKI were approximately $59 million. In 1994, the Company obtained the exclusive license from CKI for certain types of sportswear (the "CKJ License"). In 1995, net revenues (including royalties) of Calvin Klein Jeans Label products rose to $361.4 million. In the six months ended June 30, 1996, net revenues (including royalties) of Calvin Klein Jeans Label products rose to $218.3 million, a 79.9% increase from the $121.4 million in the comparable 1995 period.

     The key initiatives implemented by the Company since obtaining the CKJ License have included: (i) broadening its target market by re-engineering the garments to provide a comfortable fit and flattering appearance for a greater number of potential consumers, (ii) increasing the value offered to consumers by lowering the price of its designer-quality products to "better" from "designer" price points, (iii) targeting juniors, petites and childrens lines with a specific marketing strategy and product offering, (iv) enlarging the core of basic styles for each line and (v) establishing an inventory replenishment plan to meet the requirements of retailers. Based on the Calvin Klein image and an interpretation of current trends, the Company and the in-house design teams of CKI produce a "fashion blueprint" for each line that includes both basic and fashion items. Basic items, which vary only slightly from season to season and are available on a replenishment basis throughout the year, accounted for approximately 65% of net sales generated by Calvin Klein Jeans Label products in the six months ended June 30, 1996. Fashion items are modified for current trends in color, fabrication and styling to continually update the merchandise assortment. Fashion items accounted for approximately 35% of net sales generated by Calvin Klein Jeans Label products in the six months ended June 30, 1996. The Company contracts through third parties for the manufacture of substantially all of its products. In the six months ended June 30, 1996, approximately 82.5% of the Company's products were produced in the United States. The Company believes that its emphasis on domestic manufacturing allows it to respond quickly to changing sales and fashion trends and that third party manufacturing permits it to avoid capacity constraints and significant investment in capital assets.


     The Company currently distributes products under the Calvin Klein Jeans Labels to a broad range of department stores and specialty retailers. Because of strong consumer demand for the Company's products and the trend among major retailers to devote more selling space to a decreasing number of designer brands, the Company expects that it will continue to grow through both the addition of new locations and increased floor space. In an effort to enhance visibility, increase dedicated selling space and increase sales per square foot generated by the Calvin Klein Jeans Label products, the Company has developed a program to place shops dedicated to Calvin Klein Jeans Label products within the stores of its major retailing customers. As of September 30, 1996, the Company had installed approximately 70 shop-in-shops. The Company expects approximately 150 shop-in-shops to be operating by the end of 1996. The Company also seeks to distribute its products to those specialty retailers that have the ability to offer the proper presentation of the Company's products.



     In July 1996, the Company announced that it had entered into a letter of intent with CKI to acquire 14 of the 15 Calvin Klein outlet stores (the "CK Outlets") owned by CKI located in the United States, with rights to open additional CK Outlets in the United States, Canada and Mexico. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Business -- Calvin Klein Outlets." The Company believes that the acquisition of the CK Outlets will enhance its ability to distribute excess inventory in a manner that does not adversely affect its department and specialty store customers. The Company expects to consummate the acquisition in the fourth quarter of 1996 using existing cash or borrowings under the Revolving Credit Facility.


     The Company's growth strategy is to continue to capitalize on the strength of the image projected by Calvin Klein and the quality, fit and value of the Company's products. The key elements of the Company's growth strategy include:
(i) selectively adding new accounts and further penetrating its existing accounts by introducing lines into more store locations, (ii) expanding its shop-in-shop program, (iii) continuing to deepen its product offerings by introducing new items and classifications, (iv) expanding the distribution of its products outside the United States and (v) improving operating efficiencies. To provide a foundation for continued growth and to improve operating efficiencies, the Company has substantially increased the capacity of its distribution facilities and brought on-line an integrated management information system. See "Risk Factors -- Ability to Achieve and Manage Future Growth" and "Business -- Business Strategy."

DKNY JEANS LICENSE


     On September 27, 1996, the Company entered into a 30-year licensing agreement with a subsidiary of Donna Karan International Inc. ("Donna Karan International") for the exclusive production, sale and distribution of mens, womens and, with certain exceptions, childrens jeanswear under the DKNY Jeans Label (the "DKNY Jeans Label"). Under the terms of the agreement (the "DKNY Jeans License"), the Company made an initial payment of $6 million and will make additional payments aggregating $54 million through June 1, 2000. Following the transition of production, inventory and distribution on June 1, 1997, the Company will pay annual royalties of 7% on worldwide net sales of DKNY Jeans Label products, as well as an additional administrative fee of 2% of international net sales. The Company has paid a first installment on its minimum guaranteed royalty obligations for 1997 of $1.26 million.



     The Company believes Donna Karan International is one of the world's leading fashion houses, with global recognition in the exclusive designer market for the Donna Karan New York label and in the larger bridge market for the DKNY label. The Company will seek to combine its own technical, production and distribution capabilities with the distinctive image and high product quality associated with the DKNY label. The Company's strategy for the DKNY Jeans Label will include: (i) offering a broad collection of casual jeanswear that complements the lifestyle of the core DKNY customer, (ii) maintaining the exclusivity of the label by limiting distribution to "better" department stores and larger specialty stores, (iii) developing worldwide distribution, (iv) establishing DKNY Jeans shop-in-shops within department stores and larger specialty stores, including an estimated 200 shop-in-shops in 1997, and (v) launching an extensive advertising campaign in connection with the Fall 1997 season. See "Use of Proceeds" and "Business -- DKNY Jeans License." See also "Risk Factors -- Ability to Achieve and Manage Future Growth."

COMPANY HISTORY

     The Company began operations in 1984 by designing, sourcing and marketing moderately priced sportswear bearing the Rio label and, in 1987, obtained an exclusive license for womens jeanswear under the Bill Blass labels and began to produce private label products for a limited number of retailing customers. As of January 1, 1996, the Company licensed the Rio label and sublicensed the Bill Blass labels to Commerce Clothing Company, LLC ("Commerce Clothing"), an affiliate of one of its principal suppliers. See "Business -- Licensing Operations."

     In May 1996, the Company completed an initial public offering (the "IPO") of 13,800,000 shares of Common Stock, of which 6,650,000 shares were sold by the Company and 7,150,000 shares were sold by New Rio, L.L.C. (the "Principal Stockholder"). The net proceeds to the Company from the IPO of approximately $108.1 million were used primarily to repay a subordinated loan and to reduce revolving credit and term loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company was incorporated in Delaware in March 1995. The Company's principal executive offices are located at 1385 Broadway, Third Floor, New York, New York 10018, and its telephone number is (212) 556-9600.

                                  THE OFFERING

The Issuer.................  Designer Finance Trust (the "Trust"), a Delaware
                             statutory business
                             trust. The assets of the Trust will consist solely of the Convertible Debentures of the Company.

Securities Offered.........  2,000,000      % Convertible Trust Originated
                             Preferred Securities(SM) (the "Preferred
                             Securities"). The Trust and the Company have granted the Underwriters an option for 30 days to purchase up to an additional 300,000 Preferred
                             Securities at the public offering price solely to cover over-allotments, if any.

Distributions..............  Distributions on the Preferred Securities will accrue from the date of original issuance of the Preferred Securities and will be payable at the
                             annual rate of   % of the liquidation amount of $50
                             per Preferred Security. Subject to the extension of distribution payment periods described below, distributions will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing December 31, 1996. Because distributions on the Preferred Securities constitute interest for federal income tax purposes, corporate holders thereof will not be entitled to a dividends-received deduction.


Option to Extend
Distribution Payment
  Periods..................  The ability of the Trust to pay distributions on the Preferred Securities is solely dependent on its receipt of interest payments from the Company on the Convertible Debentures. The Company has the right to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarters for each such Extension Period during which no interest shall be due and payable; provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of any such extension, quarterly distributions on the Preferred Securities will be deferred by the Trust (but will continue to accrue, compounded quarterly at the distribution rate) during any such Extension Period. The Company will give written notice of its extension of an interest payment to the Trust and the Company shall cause the Trust to give such notice to the holders of the Preferred Securities. See "Risk Factors -- Option to Extend Interest Payment Periods," "Description of the Preferred Securities -- Distributions" and "Description of the Convertible
                             Debentures -- Option to Extend Interest Payment Periods." If an extension of an interest payment period occurs, the holders of the Preferred Securities will continue to accrue income for federal income tax purposes in advance of any corresponding cash distribution. See "Risk
                             Factors -- Option to Extend Interest Payment
                             Periods," "Description of Preferred
                             Securities -- Conversion Rights," "-- Mandatory Redemption" and "United States Federal Income Taxation -- Original Issue Discount."



Rights Upon Extension of
  Distribution Payment
  Periods..................  During any Extension Period, interest on the
                             Convertible Debentures will compound quarterly and quarterly distributions (compounded quarterly at the distribution rate) will accrue on the Preferred Securities, and the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). See "Description of the Guarantee -- Certain Covenants of the Company" and "Description of the Convertible Debentures -- Option to Extend Interest Payment Periods."


Conversion into Common
  Stock....................  Each Preferred Security is convertible at the option of the holder into shares of Common Stock,
                             at the rate of      shares of Common Stock for each
                             Preferred Security (equivalent to a conversion
                             price of $          per share of Common Stock),
                             subject to adjustment in certain circumstances. The last reported sale price of the Common Stock on the NYSE Composite Tape on October 21, 1996 was $20 3/8 per share. In connection with any conversion of a Preferred Security, the Conversion Agent (as defined herein) will exchange such Preferred Security for the appropriate principal amount of Convertible Debentures held by the Trust and immediately convert such Convertible Debentures into shares of Common Stock. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash. See "Description of the Preferred
                             Securities -- Conversion Rights." In addition, no additional shares of Common Stock will be issued upon conversion of the Preferred Securities to account for any accrued and unpaid distributions on the Preferred Securities at the time of conversion, provided, however, that any holder of Preferred Securities who delivers such Preferred Securities for conversion after receiving a notice of redemption from the Property Trustee (as defined herein) during an Extension Period will be entitled to receive all accumulated and unpaid distributions to the date of conversion. See "Description of the Covertible Debentures -- Optional Redemption," "Description of Preferred Securities -- Conversion Rights" and "-- Mandatory Redemption."


Liquidation Amount.........  In the event of the liquidation of the Trust, holders will be entitled to receive $50 per Preferred Security plus an amount equal to any accrued and unpaid distributions thereon to the date of payment, unless Convertible Debentures are distributed to such holders. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

Redemption.................  The Convertible Debentures will be redeemable for cash, at the option of the Company, in whole or in
                             part, from time to time, after           , 1999, at
                             the redemption prices specified herein. Upon any redemption of the Convertible Debentures, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed will be redeemed on a pro rata basis at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid distributions thereon (the "Redemption Price"). The Preferred Securities will not have a stated maturity date, although they will be subject to mandatory redemption upon the repayment of the Convertible Debentures at their stated maturity
                             (            , 2016), upon acceleration, earlier
                             redemption or otherwise. See "Description of the Preferred Securities -- Mandatory Redemption."



Guarantee..................  The Company will irrevocably guarantee, on a subordinated basis and to the extent set forth herein, the payment in full of (i) any accrued and unpaid distributions on the Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Preferred Securities to the extent of funds of the Trust available therefor and (iii) generally, the liquidation amount of the Preferred Securities to the extent of the assets of the Trust available for distribution to holders of Preferred Securities. The Guarantee will be unsecured and will be (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Common Stock. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its other liabilities, except as aforesaid, and, as a result, funds may not be available for payment under the Guarantee. See "Risk Factors -- Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures" and "Description of the Guarantee."


Voting Rights..............  Generally, holders of the Preferred Securities will have limited voting rights. See "Description of the Preferred Securities -- Voting Rights."

Tax Event or Investment
  Company Event Redemption
  or Distribution..........  Upon the occurrence of a Tax Event or an Investment
                             Company Event (each as defined herein), except in certain limited circumstances, the Company will cause the Issuer Trustees (as defined herein) to liquidate the Trust and cause Convertible Debentures to be distributed to the holders of the Preferred Securities. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible Debentures, in whole (but not in part), at 100% of the principal amount plus accrued and unpaid interest, in lieu of a distribution of the Convertible Debentures, in which event the Trust Securities will be redeemed at the Redemption Price. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

Convertible Debentures.....  The Convertible Debentures will mature on
                                         , 2016 and will bear interest at the
                             rate of   % per annum, payable quarterly in
                             arrears. The Convertible Debentures will have provisions with respect to interest, redemption, conversion into the Common Stock and certain other terms substantially similar or analogous to those of the Preferred Securities. Interest payment periods may be extended from time to time by the Company for successive periods not exceeding 20 consecutive quarters for each such period (during which interest will continue to accrue and compound quarterly). Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period may not exceed 20 consecutive quarters and may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the preceding sentence. No interest shall be due and payable during an Extension Period. During an Extension Period, the Company has agreed, among other things,
                             (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)),
                             (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). The Convertible Debentures will be subordinate to all Senior Indebtedness (as defined herein) of the Company.



Holding Company
Structure..................


                             The Company's operations are conducted through its subsidiaries. Therefore, all indebtedness of the subsidiaries, including trade payables, are effectively senior to the Convertible Debentures and the Guarantee. In addition, because the Company is a holding company, the ability of the Company to pay interest and principal on the Convertible Debentures, and therefore, for the Trust to pay its obligations on the Preferred Securities, will be dependent on the subsidiaries' ability to pay dividends to the Company. As of June 30, 1996, the subsidiaries had approximately $109.5 million of liabilities outstanding that is effectively senior to the Convertible Debentures. See "Risk
                             Factors -- Holding Company Structure, Subordination and Restrictive Covenants," "-- Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures," "Capitalization" and "Description of the Convertible Debentures."

Form of Preferred
Securities.................  The Preferred Securities will be represented by a global certificate or certificates registered in the name of Cede & Co., as nominee for the Depository Trust Company ("DTC"). Beneficial interests in the Preferred Securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except under the limited circumstances described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company."



Use of Proceeds............  All of the proceeds from the sale of the Preferred
                             Securities will be invested by the Trust in the Convertible Debentures. The Company intends to apply the net proceeds from the Convertible Debentures to repay term and revolving credit indebtedness. The Company expects to borrow additional funds under its revolving credit facility to fund the costs of obtaining the DKNY Jeans License and developing the DKNY Jeans Label business and for working capital and other general corporate purposes. See "Use of Proceeds" and "Business -- DKNY Jeans License."

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

                                       PREDECESSOR COMPANIES                                 THE COMPANY
                                           (COMBINED)(1)                                    (CONSOLIDATED)
                            --------------------------------------------  --------------------------------------------------
                                                            EIGHT MONTHS  FOUR MONTHS                 SIX MONTHS ENDED JUNE
                               YEAR ENDED DECEMBER 31,         ENDED         ENDED      YEAR ENDED             30,
                            ------------------------------   AUGUST 25,    DECEMBER    DECEMBER 31,  -----------------------
                              1991       1992       1993        1994      31, 1994(2)      1995         1995         1996
                            --------   --------   --------  ------------  -----------  ------------  ----------   ----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Net revenues..............  $122,640   $145,040   $173,561    $ 93,969    $  102,038    $  462,122   $  174,491   $  219,603
Cost of goods sold........   100,312    119,195    146,620      81,143        75,246       323,638      123,517      136,521
                            --------   --------   --------     -------      --------      --------     --------     --------
Gross profit..............    22,328     25,845     26,941      12,826        26,792       138,484       50,974       83,082
Selling, general and
  administrative
  expenses................    13,897     19,686     23,323      12,318        20,079       100,391       36,814       55,085
                            --------   --------   --------     -------      --------      --------     --------     --------
Operating income..........     8,431      6,159      3,618         508         6,713        38,093       14,160       27,997
Interest expense..........     1,445      1,339      1,808       1,142         2,557        16,160        5,689        7,635
                            --------   --------   --------     -------      --------      --------     --------     --------
Income (loss) before
  income taxes............     6,986      4,820      1,810        (634)        4,156        21,933        8,471       20,362
Provision (benefit) for
  income taxes............     1,869      1,189       (331)       (399)        2,239        10,870        4,500        9,367
                            --------   --------   --------     -------      --------      --------     --------     --------
Income (loss) before
  extraordinary item......     5,117      3,631      2,141        (235)        1,917        11,063        3,971       10,995
Extraordinary loss on debt
  extinguishment..........        --         --         --          --            --            --           --        2,256
                            --------   --------   --------     -------      --------      --------     --------     --------
Net income (loss).........  $  5,117   $  3,631   $  2,141    $   (235)   $    1,917    $   11,063   $    3,971   $    8,739
                            ========   ========   ========     =======      ========      ========     ========     ========
PER SHARE DATA:
Income per share before
  extraordinary item......                                                $     0.08    $     0.46         0.16   $     0.41
Net income per share......                                                $     0.08    $     0.46   $     0.16   $     0.33
Weighted average shares
  outstanding.............                                                24,233,868    24,233,868   24,233,868   26,827,051
Ratio of earnings to fixed
  charges(3)..............      5.25x      3.82x      1.82x         --          2.57 x        2.31x        2.44x        3.34x


                                                                                                    AS OF JUNE 30, 1996
                                                                                               -----------------------------
                                                                                                 ACTUAL      AS ADJUSTED(4)
                                                                                               ----------   ----------------
                                                                                                  (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..............................................................................    $104,832           $163,069
Total assets.................................................................................     278,982            369,672
Total current indebtedness...................................................................      48,297             23,013
Term loan, less current portion..............................................................       8,750                 --
Contract obligation, less current portion....................................................          --             24,724
Company-Obligated Mandatorily Redeemable Convertible
  Preferred Securities of Designer Finance
  Trust Holding Solely Convertible Debentures................................................          --            100,000
Stockholders' equity.........................................................................     169,475            169,475


---------------------

(1) The Predecessor Companies consisted of five separate entities commonly controlled and managed by Mr. Arnold Simon, the President and Chief Executive Officer of the Company, and Mr. Stephen Huang, a former business associate of Mr. Simon. See note 1 to the audited combined financial statements of the Predecessor Companies included elsewhere in this Prospectus.


(2) Amounts include the results of operations from the sale of Calvin Klein Jeans Label products beginning August 4, 1994, the date the Company obtained the CKJ License.


(3) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges, and fixed charges consist of interest, expensed or capitalized, amortization of debt discount and expense and that portion (one-third) of rental expense that the Company believes is representative of interest. There was a deficiency of earnings to fixed charges of $634 for the eight months ended August 25, 1994. Had the closing of the offering of Preferred Securities made hereby occurred on January 1, 1995, the pro forma ratio of earnings to fixed charges for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996 would have been 3.06x, 3.07x and 4.19x, respectively.



(4) As adjusted for (i) the sale of 2,000,000 Preferred Securities, the application of the proceeds to the purchase of the Convertible Debentures and the application by the Company of the estimated net proceeds of the Convertible Debentures for the purposes set forth under "Use of Proceeds" and (ii) obtaining the DKNY Jeans License and incurrence of the associated contract obligations thereunder.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The unaudited pro forma statement of operations data has been adjusted to reflect (i) the agreements by the Company, which became effective as of January 1, 1996, to grant to Commerce Clothing the right to produce and distribute sportswear under the Bill Blass and Rio labels and children's apparel in the United States under the Calvin Klein Jeans Labels, (ii) certain amendments to the CKJ License and the related issuance to CKI of 1,275,466 shares of non-voting common stock of the Company and (iii) the closing of the IPO on May 15, 1996 and application of the estimated net proceeds to the Company therefrom as described herein, as if such transactions occurred as of January 1, 1995. The pro forma financial adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The unaudited pro forma financial information is for informational purposes only and may not necessarily be indicative of the results of operations of the Company that actually would have occurred had such agreements, amendments and the IPO been consummated on such dates. The following summary unaudited pro forma financial information should be read in conjunction with "Capitalization," "Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and condensed consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus.



                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                     YEAR ENDED          ---------------------------
                                                  DECEMBER 31, 1995         1995             1996
                                                  -----------------      ----------       ----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Net revenues.....................................    $   349,669         $  123,734(1)    $  219,603
Cost of goods sold...............................        217,960             77,239          136,521
                                                     -----------         -----------      -----------
Gross profit.....................................        131,709             46,495           83,082
Selling, general and administrative expenses.....         88,689             31,876           55,272
                                                     -----------         -----------      -----------
Operating income.................................         43,020             14,619           27,810
Interest expense.................................          3,738                266            2,905
                                                     -----------         -----------      -----------
Income before income taxes.......................         39,282             14,353           24,905
Provision for income taxes.......................         18,677              7,147           11,457
                                                     -----------         -----------      -----------
Income before extraordinary item.................    $    20,605         $    7,206       $   13,448
                                                     ===========         ===========      ===========
Income per share before extraordinary item.......    $      0.64         $     0.22       $     0.42
Weighted average shares outstanding..............     32,159,334         32,159,334       32,325,414


---------------------

(1) Pro forma net revenues for the six months ended June 30, 1995 includes royalty income of $2,370 attributable to the license and sublicense of the Bill Blass and Rio labels. For the six months ended June 30, 1996, the Company waived such royalty income (approximately $1,161) for the first quarter of 1996 and recognized $1,308 of such royalty income which was earned in the second quarter of 1996.

                                  RISK FACTORS

     Prospective purchasers of the Preferred Securities offered hereby should consider carefully the factors set forth below, as well as other information set forth in this Prospectus, in evaluating an investment in the Preferred Securities.

SUBSTANTIAL COMPETITION; CHANGING CONSUMER PREFERENCES

     The apparel industry is highly competitive. Certain of the Company's competitors are significantly larger and more diversified than the Company and have substantially greater resources. The apparel industry historically has been subject to substantial cyclical variations, and a recession in the general economy or uncertainties regarding future economic prospects that affect consumer spending habits could have a material adverse effect on the Company's results of operations. The Company believes that its success depends in large part upon its ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner and upon the continued appeal to consumers of the images projected by Calvin Klein and, in the future, Donna Karan. Failure by the Company to identify and respond appropriately to changing consumer demands and fashion trends or a decline in consumer demand for designer-labeled products could adversely affect consumer acceptance of its products and may have an adverse effect on the Company's business, financial condition and results of operations. The Company believes that the DKNY Jeans License recently entered into will permit it to diversify its products because the DKNY Jeans Label products are expected to appeal to different target consumers than those who typically purchase Calvin Klein Jeans Label products. However, it is possible that the DKNY Jeans Label products and the Calvin Klein Jeans Label products could compete with each other and limit the overall growth of net revenues of the Company.

DEPENDENCE ON LICENSES

     The Company's recent growth has depended upon the sale of Calvin Klein Jeans Label products under the CKJ License. The Company's future growth will depend upon continuing sales of Calvin Klein Jeans Label products as well as the successful launch of DKNY Jeans Label products under the new DKNY Jeans License. Each of the CKJ License and the DKNY Jeans License contain provisions that, under certain circumstances, could permit the respective licensor to terminate its license. Such provisions include, among other things, (i) a default in the payment of certain amounts payable under the applicable license that continues beyond the specified grace period and (ii) the failure to comply with the covenants contained in the applicable license. The Company believes that it is currently in compliance with all material provisions of the CKJ License and has no reason to believe that any events are likely to occur that would permit CKI to terminate the CKJ License. In addition, under each of the applicable licenses, the respective licensor has retained the right to produce, distribute, advertise and sell, and to authorize others to produce, distribute, advertise and sell, certain garments (in the case of CKI, not of jeans-type construction) that are similar to some of the Company's products. The Company believes that any production, distribution, advertisement or sale of such garments by such licensor or another authorized party would not have a material adverse effect on the Company's business, financial condition and results of operations, although there can be no assurance to that effect. See "Business -- CKJ License" and "-- DKNY Jeans License."

ABILITY TO ACHIEVE AND MANAGE FUTURE GROWTH

     In 1993, the year before the Company obtained the CKJ License, net revenues from the sale of Calvin Klein Jeans Label products by CKI were approximately $59 million. Since the Company obtained the CKJ License in August 1994, net revenues (including royalties) of Calvin Klein Jeans Label products increased substantially and were $361.4 million in 1995 and $218.3 million in the six months ended June 30, 1996. No assurance can be given that the rate of growth of net sales will not decline or that the Company will be successful in increasing net sales in the future. In addition, the Company only recently entered into the DKNY Jeans License. The Company has not yet implemented its strategic business plan for this transaction, and there can be no assurance that the Company will be able to execute its business plan or that such plan will lead to increased net revenues. Furthermore, the Company expects to incur approximately $15 million to begin merchandising, marketing and advertising the DKNY Jeans Label products, a substantial portion of which is expected to be incurred in advance of the receipt of any sales revenues. These advance payments will adversely affect the results of operations of the Company for the periods in which the costs are incurred. See "Use of Proceeds" and "Business -- DKNY Jeans License."


     In order to manage anticipated levels of demand for its products including the successful implementation of operations of the DKNY Jeans License, the Company will be required to continue to (i) expand its distribution capabilities, (ii) develop its financial management systems and controls, including inventory management, and (iii) attract and retain qualified personnel, including middle management. In particular, the Company will need to develop a management team for the merchandising, marketing and other operations of the DKNY Jeans License. As sales increased significantly since January 1, 1995, the Company experienced difficulties in meeting the increased demands on its distribution systems. The Company responded by expanding and improving its distribution facilities and implementing improved management information systems. The Company believes that its current distribution facilities and management information systems are sufficient for its current level of operations and, together with planned expansions and improvements, will be sufficient for anticipated growth in demand for the Company's products. Any disruption or slow down in the Company's order processing and fulfillment systems could cause orders to be shipped late, and under industry practices, retailers can cancel orders and refuse to receive goods on account of late shipment. Such cancellation of orders and returns of refused goods can mean a reduction of revenue, increased administrative and shipping costs, a further burden on the Company's distribution capacity and added costs associated with liquidating inventory out of season. There can be no assurance that the planned expansions and improvements will be completed as planned or that when completed the distribution facilities and systems will function as anticipated. In addition, failure to continue to enhance operating control systems, or unexpected difficulties encountered during expansion, could adversely affect the Company's business, financial condition and results of operations. The Company could also experience some delays in connection with the introduction of new products, as such products, including DKNY Jeans Label products, are integrated into the Company's operations.

DEPENDENCE ON KEY PERSONNEL

     The continued success of the Company currently depends, to a significant extent, on the abilities and continued service of a small group of key management executives, in particular, Mr. Arnold Simon, President and Chief Executive Officer of the Company. Mr. Simon's employment agreement with the Company expires December 31, 1998. See "Management -- Employment Agreements." Mr. Simon, through his ownership interest in the Principal Stockholder, is also the beneficial owner of a substantial portion of the Common Stock of the Company. See "Principal Stockholders." The Company maintains a $10 million key man life insurance policy on Mr. Simon, which has been assigned to The CIT Group/Commercial Services, Inc. ("The CIT Group") pursuant to the terms of the Credit Agreement (as defined in "Use of Proceeds"). There can be no assurance that the Company will be able to retain the services of such executives, and the loss of the services of Mr. Simon or certain other key executives could have a material adverse effect upon the Company's business, financial condition and results of operations.

DEPENDENCE ON MANUFACTURERS


     Substantially all of the Company's products are manufactured by third parties. The Company's three largest suppliers, Azteca Productions, Inc. ("Azteca"), Koos Manufacturing, Inc. and Nemanco Inc., accounted for approximately 52% of the Company's finished goods purchased during the six months ended June 30, 1996. The Company is the principal customer of each of these suppliers, and the Company's relationship with these suppliers dates back several years. The Company believes that such relationships provide a significant competitive advantage to the Company. Although the Company believes that it could find alternative manufacturing sources, establishment of new manufacturing relationships could involve various uncertainties and disruptions, and the loss of a substantial portion of such manufacturing could have a material adverse effect on the Company's business, financial condition and results of operations. The Company continually explores the availability and feasibility of alternative locations around the world to manufacture its products. The inability of a manufacturer to ship products in a timely manner or to meet the Company's quality standards could adversely affect the Company's ability to deliver products in a timely manner. From time to time, the Company has experienced delays in shipments from suppliers in the ordinary course of operations, but none of such delays has had a material effect on the Company's business, financial condition or results of operations. In January 1996, the Company entered into an agreement with Commerce Clothing, an affiliate of Azteca, granting the right to source and distribute Calvin Klein Jeans Label products for children in the United States as well as the Bill Blass and Rio label products.


     The Company expects to enter into arrangements with both the principal manufacturers named above and additional manufacturers for the manufacture of DKNY Jeans Label products. The Company has not yet identified these new manufacturers; however, it does not anticipate any significant problems in identifying such manufacturer. The failure to enter into satisfactory manufacturing arrangements or the failure of the manufacturers to deliver quality products in a timely manner could have an adverse effect on the introduction of the DKNY Jeans Label products as well as on the business, financial condition and result of operations of the Company.


     During 1995 and the six months ended June 30, 1996, the Company imported approximately 20% and 17.5%, respectively, of the Calvin Klein Jeans Label products that it sold. Approximately 6% of the Company's Calvin Klein Jeans Label products were sourced in China (including Hong Kong) in each such period. There was no other country that accounted for more than 3% of such products. The Company's imports are subject to bilateral textile agreements between the United States and a number of foreign countries. Such agreements, which have been negotiated under the framework established by the Arrangement Regarding International Trade in Textiles, allow the United States to impose restraints at any time on the importation of categories of merchandise that, under the terms of the agreements, are not currently subject to specific limits. The Company does not own the right to import finished garments into the United States, but it relies on its contract manufacturers and its agents to obtain the necessary quotas. In the past, to the extent that necessary import quotas have not been available with respect to a particular source of supply, the Company has been able to find an alternative source of supply. Accordingly, the availability of quotas has not had a material effect upon the Company's business, financial conditions or results of operations. The Company's continued ability to source products that it imports may be adversely affected by a significant decrease in available import quotas as well as any additional bilateral agreements and unilateral trade restrictions.

CONTROL BY PRINCIPAL STOCKHOLDER

     The Principal Stockholder currently owns of record approximately 52% of the Common Stock of the Company. The Principal Stockholder is a limited liability company and its operative agreement allows the holders of ownership interests therein generally to cause the Principal Stockholder to exercise disposition rights as directed by each such holder independently with respect to such holder's allocable percentage of the shares of Common Stock of the Company. Therefore, such persons may be deemed to be the beneficial owners of shares of Common Stock of the Company. Through their ownership interests in the Principal Stockholder, Charterhouse and Mr. Simon are deemed to own beneficially approximately 25.0% and 26.1%, respectively, of the outstanding shares of Common Stock. See "Principal Stockholders." Upon conversion of the Convertible
Debentures, the Principal Stockholder would own of record   % and Charterhouse
and Mr. Simon would own beneficially approximately   % and   %, respectively, of
the outstanding Common Stock of the Company. The Principal Stockholder acting alone, and Charterhouse and Mr. Simon, acting through the Principal Stockholder, are able to elect a sufficient number of directors to control the Board of Directors and take other corporate actions requiring stockholder approval, as well as effectively control the direction and policies of the Company. In addition, there can be no assurance that, in any transfer of a controlling interest in the Company, any other holders of Common Stock will be allowed to participate in any such transaction or will realize any premium with respect to their shares of Common Stock. The foregoing may have the effect of discouraging or preventing certain types of transactions involving an actual or potential change of control of the Company.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
DEBENTURES

     The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and pari passu with the most senior preferred stock issued, from time to time, if any, by the Company. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and pari passu with obligations to or rights of the Company's other general unsecured creditors. No payment of principal of (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of June 30, 1996, Senior Indebtedness aggregated approximately $57.0 million. In addition, because the Company's operations are conducted through its subsidiaries and the subsidiaries have not guaranteed the payment of principal of and interest on the Convertible Debentures, all liabilities of the subsidiaries, including trade payables, are effectively senior to the Convertible Debentures and the Guarantee. As of June 30, 1996, the subsidiaries had indebtedness and other liabilities of approximately $109.5 million (including the $57.0 million referred to above) outstanding. There are no terms in the Preferred Securities, the Convertible Debentures or the Guarantee that limit the Company's or any subsidiary's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee; Subordination" and "Description of the Convertible Debentures."


HOLDING COMPANY STRUCTURE, SUBORDINATION AND RESTRICTIVE COVENANTS


     The ability of the Trust to pay amounts due on the Preferred Securities is wholly dependent upon the Company making payments on the Convertible Debentures. Since the Company is a holding company whose operations are conducted through its subsidiaries, the ability of the Company to pay interest and principal on the Convertible Debentures, and, therefore, for the Trust to make distributions and other payments on the Preferred Securities, will be dependent on the subsidiaries' ability to pay dividends to the Company. Because the subsidiaries do not guarantee the payment of principal of and interest on the Convertible Debentures, claims of holders of the Preferred Securities effectively will be subordinate to the claims of creditors of the subsidiaries, including trade creditors. See "-- Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures."



     The ability of the Company's subsidiaries to pay dividends, as well as repay debt, is restricted by the provisions of the Credit Agreement (as defined under "Use of Proceeds") and is dependent on the Company's financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. There can be no assurance that financial results that comply with the restrictive covenants and financial tests in the Credit Agreement will be achieved. Although the payment of dividends and other distributions by the Company's subsidiaries is currently prohibited by the Credit Agreement, the Company plans to enter into an amendment with the lenders under the Credit Agreement in order to pay the regularly scheduled distributions relating to the Preferred Securities so long as there is no event of default under the Credit Agreement. See "Use of Proceeds" and "Description of Certain Indebtedness."


RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Guarantee Trustee (as defined herein) will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement by (i) the Property Trustee of its rights as registered holder of the Convertible Debentures against the Company pursuant to the terms of the Convertible Debentures or (ii) such holder of its right against the Company under certain circumstances to enforce payments on the Convertible Debentures. See "-- Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES


     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. The Indenture provides that the Indenture Trustee (as defined herein) shall give holders of the Convertible Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Convertible Debentures, the Indenture Trustee (as defined herein) is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of the holders.


OPTION TO EXTEND INTEREST PAYMENT PERIODS


     The Company has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral would continue to accrue interest thereon, compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters, during which no interest shall be due and payable, provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. In the event that the Company exercises this right to defer interest payments, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such extension period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Convertible Debenture. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities -- Distributions" and "Description of the Convertible Debentures -- Option to Extend Interest Payment Periods."

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Original Issue Discount."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as defined herein), the Trust shall be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In the case of a Special Event that is a Tax Event, in certain circumstances, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Preferred Securities or the Convertible Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained in this Prospectus. See "Description of the Preferred
Securities -- Special Event Redemption or Distribution."

PROPOSED TAX LEGISLATION


     On March 19, 1996, the U.S. Treasury Department proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, with a maximum term of more than 20 years, that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Convertible Debentures because they will be issued prior to the date of any "appropriate Congressional action." Furthermore, even if the Proposed Legislation were enacted in its current form with effective date provisions making it applicable to the Convertible Debentures, it would not affect the Company's ability to deduct the interest payable on the Convertible Debentures because their maximum term will not exceed 20 years. There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Convertible Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."


LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING CHARACTERISTICS OF PREFERRED SECURITIES

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. In addition, as a result of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided interest in the assets of the Trust) may be more volatile than other similar securities where the issuer does not have such right to defer interest payments. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID) and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. See "United States Federal Income
Taxation -- Original Issue Discount" and "-- Sales of Preferred Securities."

                             DESIGNER FINANCE TRUST


     Designer Finance Trust is a statutory business trust formed under the laws of the State of Delaware pursuant to (i) a declaration of trust (as amended and restated, the "Declaration") executed by the Company as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees"), and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Common Securities will rank pari passu, and payment will be made thereon pro rata, with the Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The assets of the Trust will consist solely of the Convertible Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.



     Pursuant to the Declaration, the number of Issuer Trustees will initially be four. Two of the Issuer Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. The third trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Merril M. Halpern, Chairman of the Board, and Arnold H. Simon, Chief Executive Officer and President, will act as Regular Trustees. Initially, IBJ Schroder Bank & Trust Company, a New York banking association, will act as Property Trustee and Delaware Trust Capital Management, Inc., a Delaware banking corporation, will act as Delaware Trustee, until, in each case, removed or replaced by the holder of the Common Securities. IBJ Schroder Bank & Trust Company will also act as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Preferred Securities" and "Description of the Guarantee."



     The Property Trustee will hold title to the Convertible Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Trustee Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided, that the number of trustees shall be at least two. The Company will pay all fees and expenses related to the Trust and the offering of the Preferred Securities. See "Description of the Convertible Debentures."


     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown as "Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of Designer Finance Trust Holding Solely Convertible Debentures." See "Capitalization."

                          PRICE RANGE OF COMMON STOCK


     The Common Stock of the Company commenced trading on the NYSE under the symbol "DSH" on May 10, 1996. The following table sets forth, for the periods indicated, the high and low closing sale prices of the Common Stock as reported on the NYSE Composite Tape.



                                                                       HIGH      LOW
                                                                       -----    -----
        FISCAL YEAR 1996
          Second Quarter (beginning May 10)..........................  $32 1/2  $22 7/8
          Third Quarter..............................................     27    16 1/2
          Fourth Quarter (through October 21)........................  24 5/8   20 3/8



     On October 21, 1996, the last reported sale price of the Common Stock on the NYSE was $20 3/8.


                                DIVIDEND POLICY


     The Company currently intends to retain its earnings for use in the business and does not anticipate declaring and paying dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs and plans for expansion. The Company is prohibited (subject to certain limited exceptions) by the terms of its Credit Agreement from paying dividends, and it may in the future enter into loan or other agreements or issue debt securities or preferred stock that restrict the payment of dividends. As a holding company, the ability of the Company to pay dividends is dependent upon the receipt of dividends or other payments from its subsidiaries. Although the payment of dividends and other distributions by the Company's subsidiaries is currently prohibited by the Credit Agreement, the Company plans to enter into an amendment with the lenders under the Credit Agreement in order to pay the regularly scheduled distributions relating to the Preferred Securities so long as there is no event of default under the Credit Agreement. See "Risk Factors -- Holding Company Structure, Subordination and Restrictive Covenants," " -- Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures" and "Description of Certain Indebtedness."

                                USE OF PROCEEDS


     The proceeds from the sale of the Preferred Securities offered hereby will be invested by the Trust in the Convertible Debentures. The Company intends to apply the net proceeds (net of the Underwriters' Compensation and estimated expenses) from the sale of the Convertible Debentures, estimated to be approximately $96.0 million ($110.6 million if the Underwriters' over-allotment option is exercised), as follows: (i) $12.5 million to repay in full the Term Loan (as defined below) and (ii) the balance initially to repay a portion of the borrowings under the Revolving Credit Facility (as defined below) of the Credit Agreement. Following the consummation of the offering made hereby, the Company expects to borrow additional funds under the Revolving Credit Facility to fund the costs of obtaining the DKNY Jeans License and developing the DKNY Jeans Label products business and for working capital and other general corporate purposes, including the proposed acquisition of the CK Outlets. See
"Business -- Calvin Klein Outlets."



     The initial costs of obtaining the DKNY Jeans License include $6 million as an initial payment, $24 million payable on June 1, 1997 and a payment for inventory existing at May 31, 1997, currently anticipated to range from $5 to $10 million. Pursuant to the DKNY Jeans License, the Company will incur a $5 million pre-launch advertising expense from March through May of 1997 and will incur an additional $15 million in advertising expenses before the end of 1997. The Company has also paid a first installment on its minimum guaranteed royalty obligations for 1997 of $1.26 million. In addition, the Company expects to incur approximately $10 million in additional expenses for merchandising and marketing the DKNY Jeans Label products prior to June 1, 1997. See also "Business -- DKNY Jeans License."



     Amounts outstanding under the Credit Agreement, dated as of April 28, 1995, as amended through March 29, 1996 (the "Credit Agreement"), among the Company, the Principal Stockholder, Jeanswear, Rio Sportswear, the Predecessor Companies, the lenders referred to therein and The CIT Group, as agent, bear interest either at the rate announced by The Chase Manhattan Bank from time to time as its prime rate (the "Prime Rate") plus 1.25% or at a rate equal to LIBOR plus 2.75% at the election of the Company, subject to certain limitations. The term loan portion of the Credit Agreement (the "Term Loan") is payable in installments, with the final installment due on March 31, 2000. The final maturity date for the revolving credit facility portion (the "Revolving Credit Facility") of the Credit Agreement is April 28, 2000, although the Revolving Credit Facility will continue until April 28 of each succeeding calendar year unless terminated as provided in the Credit Agreement. As of June 30, 1996, the Company had amounts outstanding under the Credit Agreement of approximately $68.8 million, including $11.8 million for open letters of credit. The outstanding borrowings of $57.0 million currently bear interest at a weighted average rate of 8.8% per annum. See "Description of Certain Indebtedness."



     The Company has commitments from The CIT Group and other lenders to enter into an amended and restated Credit Agreement (the "New Credit Agreement") for an aggregate commitment, after application of the net proceeds of the offering made hereby, of $150 million. The New Credit Agreement will consist of a $150 million (after application of such net proceeds) five year credit facility (the "New Revolving Facility"), including a subfacility for the issuance of letters of credit. The borrowings under the New Revolving Facility will mature on the fifth anniversary of the closing date thereof. The interest rates on the New Revolving Facility will be reduced to the Prime Rate plus 0.5% or LIBOR plus 1.75%. The New Credit Agreement will contain covenants and default and security provisions similar to those in the existing Credit Agreement. See "Description of Certain Indebtedness."

                                 CAPITALIZATION


     The following table sets forth the actual capitalization of the Company as of June 30, 1996 and as adjusted to give effect to (i) the issuance of the Preferred Securities being offered hereby, the receipt by the Company of the net proceeds of approximately $96.0 million therefrom and the application of the estimated net proceeds as described under "Use of Proceeds" and (ii) obtaining the DKNY Jeans License and incurrence of the associated contract obligations thereunder. This table should be read in conjunction with "Selected Financial Information" and the condensed consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus.



                                                                           AS OF JUNE 30, 1996
                                                                          ----------------------
                                                                           ACTUAL    AS ADJUSTED
                                                                          --------   -----------
                                                                          (DOLLARS IN THOUSANDS)
Cash....................................................................  $     --    $  31,693
                                                                          ========     ========
Current indebtedness:
  Revolving credit loans................................................  $ 43,297           --
  Current portion of term loan..........................................     5,000           --
  Current portion of contract obligation, net of discount of $987.......        --       23,013
                                                                          --------     --------
     Total current indebtedness.........................................  $ 48,297    $  23,013
                                                                          ========     ========
Term loan, less current portion.........................................  $  8,750    $      --
Contract obligation, less current portion, net of discount of $5,276....        --       24,724
Company-Obligated Mandatorily Redeemable Convertible
  Preferred Securities of Designer Finance Trust Holding
  Solely Convertible Debentures(1)......................................        --      100,000
Stockholders' equity:
  Common Stock, par value $.01 per share, authorized
     75,000,000 shares, issued and outstanding
     32,159,334 shares(2)...............................................       321          321
  Paid-in capital.......................................................   148,296      148,296
  Retained earnings.....................................................    20,858       20,858
                                                                          --------     --------
     Total stockholders' equity.........................................   169,475      169,475
                                                                          --------     --------
     Total capitalization...............................................  $178,225    $ 294,199
                                                                          ========     ========


------------------------

(1) As described herein, the sole assets of the Trust will be the Convertible Debentures with a principal amount of approximately $103.1 million, and upon redemption of such debt, the Preferred Securities will be mandatorily redeemable.



(2) Excludes (i) an aggregate of 2,463,200 shares of Common Stock reserved for issuance upon exercise of options under the Company's 1996 Stock Option and Incentive Plan and the 1996 Outside Director Stock Option Plan (including 1,575,000 shares subject to outstanding options as of June 30, 1996) and
    (ii) the shares of Common Stock reserved for issuance upon conversion of the Convertible Debentures. See "Management -- Stock Option Plan" and "-- 1996 Non-Employee Director Stock Option Plan."

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The unaudited pro forma financial information set forth below for the year ended December 31, 1995 and the six months ended June 30, 1996 and 1995 gives effect to (i) the agreements by the Company, which became effective as of January 1, 1996, to grant to Commerce Clothing the right to produce and distribute sportswear under the Bill Blass and the Rio labels, and children's apparel in the United States under the Calvin Klein Jeans Labels (the "Agreements"), (ii) certain amendments to the CKJ License and the related issuance to CKI of 1,275,466 shares of non-voting common stock (the "Amendments") and (iii) closing of the IPO on May 15, 1996 and application of the estimated net proceeds to the Company therefrom as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," as if they had been consummated on January 1, 1995. The unaudited pro forma financial adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The unaudited pro forma financial information is for informational purposes only and may not necessarily be indicative of the results of operations of the Company that actually would have occurred had the Agreements, the Amendments and the IPO been consummated on such date. The following pro forma financial information should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and condensed consolidated financial statements of the Company and related notes thereto included elsewhere in this Prospectus.



                                                        YEAR ENDED DECEMBER 31, 1995
                                   -----------------------------------------------------------------------
                                                                                            PRO FORMA FOR
                                                                                                 THE
                                                      ADJUSTMENTS TO         ADJUSTMENT      AGREEMENTS,
                                                  REFLECT THE AGREEMENTS     TO REFLECT     AMENDMENTS AND
                                   HISTORICAL         AND AMENDMENTS          THE IPO          THE IPO
                                   ----------     ----------------------     ----------     --------------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.....................  $  462,122           $ (112,453)(1)              --        $  349,669
Cost of goods sold...............     323,638             (105,678)(1)              --           217,960
                                   ----------            ---------             -------        ----------
Gross profit.....................     138,484               (6,775)                 --           131,709
Selling, general and
  administrative                                           (12,280)(2)
  expenses.......................     100,391                  505(3)         $     73(4)         88,689
                                   ----------            ---------             -------        ----------
Operating income.................      38,093                5,000                 (73)           43,020
Interest expense.................      16,160                   --             (12,422)(4)         3,738
                                   ----------            ---------             -------        ----------
Income before income taxes.......      21,933                5,000              12,349            39,282
Provision for income taxes.......      10,870                2,250(5)            5,557(5)         18,677
                                   ----------            ---------             -------        ----------
Net income.......................  $   11,063           $    2,750            $  6,792(6)     $   20,605
                                   ==========            =========             =======        ==========
Net income per share.............  $     0.46                                                 $     0.64
Weighted average shares
  outstanding(7).................  24,233,868                                                 32,159,334


                                                            see notes on page 28

                                                       SIX MONTHS ENDED JUNE 30, 1996
                                   -----------------------------------------------------------------------
                                                                             ADJUSTMENT     PRO FORMA FOR
                                                      ADJUSTMENT TO          TO REFLECT     THE AMENDMENTS
                                   HISTORICAL     REFLECT THE AMENDMENTS      THE IPO        AND THE IPO
                                   ----------     ----------------------     ----------     --------------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.....................  $  219,603                   --                  --        $  219,603
Cost of goods sold...............     136,521                   --                  --           136,521
                                   ----------                -----              ------        ----------
Gross profit.....................      83,082                   --                  --            83,082
Selling, general and
  administrative expenses........      55,085           $      150(3)         $     37(4)         55,272
                                   ----------                -----              ------        ----------
Operating income.................      27,997                 (150)                (37)           27,810
Interest expense.................       7,635                   --              (4,730)(4)         2,905
                                   ----------                -----              ------        ----------
Income before income taxes.......      20,362                 (150)              4,693            24,905
Provision for income taxes.......       9,367                  (69)(5)           2,159(5)         11,457
                                   ----------                -----              ------        ----------
Income before extraordinary
  item...........................  $   10,995           $      (81)           $  2,534(6)     $   13,448
                                   ==========                =====              ======        ==========
Income per share before
  extraordinary item.............  $     0.41                                                 $     0.42
Weighted average shares
  outstanding(7).................  26,827,051                                                 32,325,414



                                                       SIX MONTHS ENDED JUNE 30, 1995
                                   -----------------------------------------------------------------------
                                                                                            PRO FORMA FOR
                                                                                                 THE
                                                      ADJUSTMENTS TO         ADJUSTMENT      AGREEMENTS,
                                                  REFLECT THE AGREEMENTS     TO REFLECT     AMENDMENTS AND
                                   HISTORICAL         AND AMENDMENTS          THE IPO          THE IPO
                                   ----------     ----------------------     ----------     --------------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.....................  $  174,491           $  (50,757)(8)              --        $  123,734
Cost of goods sold...............     123,517              (46,278)(8)              --            77,239
                                   ----------             --------              ------        ----------
Gross profit.....................      50,974               (4,479)                 --            46,495
Selling, general and
  administrative                                            (5,227)(2)
  expenses.......................      36,814                  253(3)         $     36(4)         31,876
                                   ----------             --------              ------        ----------
Operating income.................      14,160                  495                 (36)           14,619
Interest expense.................       5,689                   --              (5,423)(4)           266
                                   ----------             --------              ------        ----------
Income before income taxes.......       8,471                  495               5,387            14,353
Provision for income taxes.......       4,500                  223(5)            2,424(5)          7,147
                                   ----------             --------              ------        ----------
Net income.......................  $    3,971           $      272            $  2,963(6)     $    7,206
                                   ==========             ========              ======        ==========
Net income per share.............  $     0.16                                                 $     0.22
Weighted average shares
  outstanding(7).................  24,233,868                                                 32,159,334


                                                     see notes on following page

Notes to Unaudited Pro Forma Financial Information:


 (1) Adjustments to (i) eliminate sales and related cost of goods sold of Bill Blass and Rio products of $100,729 and $93,502, respectively, and reflect royalty income of $4,587, representing 5% of 1995 historical net sales of Bill Blass products and 4% of 1995 historical net sales of Rio products pursuant to the provisions of the Agreements, and (ii) eliminate sales and related cost of goods sold of Calvin Klein Jeans Label childrens apparel in the United States of $17,311 and $12,176, respectively, and reflect minimum royalty due in the initial year of the Agreement of $1,000.


 (2) Adjustment to eliminate selling, general and administrative expenses, which were eliminated upon consummation of the Agreements.


 (3) Adjustment to reflect amortization of $20,203 capitalized licensing rights over 40 years, the adjusted term of the CKJ License. The capitalized licensing rights represent the Company's estimate of the fair value of the 1,275,466 shares of non-voting common stock issued to CKI in connection with the Amendments.


 (4) Adjustments to reflect (i) amortization of goodwill resulting from $1.1 million additional consideration that may be due for the purchase of the Predecessor Companies and (ii) decrease in interest expense resulting from the use of $108.1 million of net proceeds to repay indebtedness as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

 (5) Adjustments to reflect federal and state income tax adjustments using an effective tax rate of 45% for the 1995 periods and 46% for the 1996 period.


 (6) No adjustment has been made to reflect the prepayment fee incurred in connection with the repayment of the subordinated loan and the write-off of related deferred financing costs of $2,256, net of applicable tax effects. Such amount has been treated as an extraordinary loss in the condensed consolidated financial statements for the six months ended June 30, 1996.


 (7) The pro forma weighted average shares outstanding gives effect to (i) the issuance to CKI of 1,275,466 shares of non-voting common stock in April 1996, which shares are convertible, at any time, into an equal number of shares of Common Stock, and (ii) the sale by the Company of 6,650,000 shares of Common Stock pursuant to the IPO, as if such issuance and the IPO were consummated on January 1, 1995.


 (8) Adjustments to eliminate sales and related cost of goods sold of Bill Blass and Rio products of $53,127 and $46,278, respectively, and reflect royalty income of $2,370, representing 5% of 1995 historical net sales of Bill Blass products and 4% of 1995 historical net sales of Rio products pursuant to the provisions of the Agreements. Sales of Calvin Klein Jeans Label childrens apparel did not commence until July 1995, and, therefore, had no pro forma effect on operations for the six months ended June 30, 1995.

                         SELECTED FINANCIAL INFORMATION

     The selected historical financial information has been derived from the consolidated and the condensed consolidated financial statements of the Company and the combined financial statements of the Predecessor Companies. The selected historical financial information for each of the six months ended June 30, 1995 and 1996 and as of June 30, 1996, reflect, in the opinion of management of the Company, all adjustments (which include only normal recurring adjustments) necessary for the fair presentation of the financial data for such periods. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results for the entire year or any other interim period. The following selected financial information should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated and condensed consolidated financial statements of the Company and the combined financial statements of the Predecessor Companies and related notes thereto included elsewhere in this Prospectus.

                                          PREDECESSOR COMPANIES                                  THE COMPANY
                                              (COMBINED)(1)                                     (CONSOLIDATED)
                               --------------------------------------------  ----------------------------------------------------
                                                               EIGHT MONTHS   FOUR MONTHS                    SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,         ENDED          ENDED       YEAR ENDED          JUNE 30,
                               ------------------------------   AUGUST 25,   DECEMBER 31,   DECEMBER 31,  -----------------------
                                 1991       1992       1993        1994         1994(2)       1995(2)        1995         1996
                               --------   --------   --------  ------------  -------------  ------------  ----------   ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues.................  $122,640   $145,040   $173,561    $ 93,969     $   102,038    $  462,122   $  174,491   $  219,603
Cost of goods sold...........   100,312    119,195    146,620      81,143          75,246       323,638      123,517      136,521
                               --------   --------   --------     -------        --------      --------     --------     --------
Gross profit.................    22,328     25,845     26,941      12,826          26,792       138,484       50,974       83,082
Selling, general and
  administrative expenses....    13,897     19,686     23,323      12,318          20,079       100,391       36,814       55,085
                               --------   --------   --------     -------        --------      --------     --------     --------
Operating income.............     8,431      6,159      3,618         508           6,713        38,093       14,160       27,997
Interest expense.............     1,445      1,339      1,808       1,142           2,557        16,160        5,689        7,635
                               --------   --------   --------     -------        --------      --------     --------     --------
Income (loss) before
  income taxes...............     6,986      4,820      1,810        (634)          4,156        21,933        8,471       20,362
Provision (benefit) for
  income taxes...............     1,869      1,189       (331)       (399)          2,239        10,870        4,500        9,367
                               --------   --------   --------     -------        --------      --------     --------     --------
Income (loss) before
  extraordinary item.........     5,117      3,631      2,141        (235)          1,917        11,063        3,971       10,995
Extraordinary loss on debt
  extinguishment.............        --         --         --          --              --            --           --        2,256
                               --------   --------   --------     -------        --------      --------     --------     --------
Net income (loss)............  $  5,117   $  3,631   $  2,141    $   (235)    $     1,917    $   11,063   $    3,971   $    8,739
                               ========   ========   ========     =======        ========      ========     ========     ========
PER SHARE DATA:
Income per share before
  extraordinary item.........                                                 $      0.08    $     0.46   $     0.16   $     0.41
Net income per share.........                                                 $      0.08    $     0.46   $     0.16   $     0.33
Weighted average shares
  outstanding................                                                  24,233,868    24,233,868   24,233,868   26,827,051
Ratio of earnings to
  fixed charges(3)...........     5.25x      3.82x      1.82x          --           2.57x         2.31x        2.44x        3.34x

                                     AS OF DECEMBER 31,           AS OF          AS OF DECEMBER 31,                      AS OF
                               ------------------------------   AUGUST 25,   ---------------------------                JUNE 30,
                                 1991       1992       1993        1994          1994           1995                      1996
                               --------   --------   --------  ------------  -------------  ------------               ----------
                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..............  $  8,054   $  8,907   $  9,248    $  6,639     $    27,070    $   31,671                $  104,832
Total assets.................    22,659     20,942     28,740      22,765         114,833       250,814                   278,982
Current debt.................     4,035        329      5,271       2,400           7,528       102,016                    48,297
Long-term debt, less current
  portion....................        --         --         --          --          52,255        50,403                     8,750
Stockholders' equity.........     8,427     10,460     10,437       7,896          23,006        32,482                   169,475
-----------------------------

---------------

(1) The Predecessor Companies consisted of five separate entities commonly controlled and managed by Mr. Arnold Simon, the President and Chief Executive Officer of the Company, and Mr. Stephen Huang, a former business associate of Mr. Simon. See note 1 to the audited combined financial statements of the Predecessor Companies included elsewhere in this Prospectus.

(2) Amounts include the results of operations from the sale of Calvin Klein Jeans Label products beginning August 4, 1994, the date the Company obtained the CKJ License.


(3) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges, and fixed charges consist of interest, expensed or capitalized, amortization of debt discount and expense and that portion (one-third) of rental expense that the Company believes is representative of interest. There was a deficiency of earnings to fixed charges of $634 for the eight months ended August 25, 1994. Had the closing of the offering of Preferred Securities made hereby occurred on January 1, 1995, the pro forma ratio of earnings to fixed charges for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996 would have been 3.06x, 3.07x and 4.19x, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the financial condition and results of operations of the Company for the six months ended June 30, 1995 and 1996 and the years ended December 31, 1993, 1994 and 1995. This discussion should be read in conjunction with the consolidated and condensed consolidated financial statements of the Company and the combined financial statements of the Predecessor Companies and the related notes thereto and other financial information included elsewhere in this Prospectus. For presentation purposes, the results of operations of the Company for the year ended December 31, 1994 have been combined with the results of operations of the Predecessor Companies for the same period.

GENERAL

     On August 4, 1994, the Company obtained the CKJ License, under which it develops, sources and markets designer sportswear lines for men, juniors and women (including petites) under the Calvin Klein Jeans Labels. Each of the Company's lines combines both basic and fashion items in a broad range of casual fabrications, including jeans, khakis, knit and woven tops and bottoms, T-shirts, shorts, fleece shirts and pants, outerwear such as leather and denim jackets, caps and related accessories. The key initiatives implemented by the Company since obtaining the CKJ License include: (i) broadening its target market by re-engineering the garments to provide a comfortable fit and flattering appearance for a greater number of potential consumers, (ii) increasing the value offered to consumers by lowering the price of its designer-quality products to "better" from "designer" price points, (iii) targeting juniors, childrens and petites lines with a specific marketing strategy and product offering, (iv) enlarging the core of basic styles for each line and (v) in the latter part of 1995, establishing an inventory replenishment plan to meet the requirements of retailers. See "Business -- Calvin Klein Jeans Label Products," "-- Calvin Klein Jeans Label Divisions" and "-- Distribution."


     On September 27, 1996, the Company entered into the DKNY Jeans License. The cost of obtaining the DKNY Jeans License includes $6 million as an initial payment, $24 million payable on June 1, 1997 and a payment for inventory existing at May 31, 1997, currently anticipated to range from $5 to $10 million. In addition, the Company will pay $10 million on June 1 of each of 1998, 1999 and 2000. The Company will incur a $5 million pre-launch advertising expense from March through May of 1997 and pursuant to the DKNY Jeans License, the Company will also incur an additional $15 million in advertising expenses before the end of 1997. The Company has paid a first installment on its minimum guaranteed royalty obligations for 1997 of $1.26 million. See "-- Liquidity and Capital Resources."



     Prior to January 1, 1996, the Company designed, sourced and marketed Bill Blass and Rio products. As of January 1, 1996, the Company has licensed the Rio label and sublicensed the Bill Blass labels to Commerce Clothing. For the years ended 1993, 1994 and 1995, the Company had net revenues of the Bill Blass and Rio products of $173.6 million, $137.3 million and $100.7 million, respectively. As of January 1, 1996, the Company also entered into the agreement with Commerce Clothing to produce, market and distribute childrens apparel under the Calvin Klein Jeans Labels. The Company will receive combined revenues under these agreements ranging from 4% to 5% of net sales of products sold thereunder, net of royalties due to CKI and Bill Blass Ltd. As a result of the distribution agreement with respect to childrens apparel under the Calvin Klein Jeans Labels, the license of the Rio label and the sublicense of the Bill Blass labels, sales during 1996 will not include any material amounts for the sale of such childrens apparel or Rio products or any amount for the sale of Bill Blass products; however, the Company will receive royalty income under such distribution agreement, license and sublicense.

     The following table sets forth the net revenues from the sale of the Company's Calvin Klein Jeans Label products by line and the income received pursuant to the distribution agreement with respect to the sale of Calvin Klein Jeans Label products in Canada for each of 1994 and 1995 and for the six months ended June 30, 1996 and 1995:


                                           YEAR ENDED DECEMBER      SIX MONTHS ENDED JUNE
                                                   31,                       30,
                                           --------------------     ---------------------
                                           1994(1)       1995         1995         1996
                                           -------     --------     --------     --------
                                                       (DOLLARS IN THOUSANDS)
        Mens.............................  $30,106     $149,626     $ 61,166     $ 90,286
        Juniors..........................   11,745      111,374       34,024       77,736
        Womens(2)........................   16,845       82,291       26,074       48,265
        Childrens(3).....................       --       17,311          100          614
        Royalty income...................       --          791           --        1,394
                                           -------     --------     --------     --------
                                           $58,696     $361,393     $121,364     $218,295
                                           =======     ========     ========     ========


        -------------------------------
       (1) Reflects sales beginning August 4, 1994, the date the Company obtained the CKJ License.

       (2) Includes petites.


       (3) As of January 1, 1996, the Company entered into an agreement pursuant to which Commerce Clothing produces, markets and distributes Calvin Klein Jeans Label childrens apparel in the United States.


       RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, statement of operations data as a percentage of net revenues:

                                                                                 SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,      ENDED JUNE 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Net revenues...............................  100.0%    100.0%    100.0%    100.0%    100.0%
    Cost of goods sold.........................   84.5      79.8      70.0      70.8      62.2
                                                 -----     -----     -----     -----     -----
    Gross profit...............................   15.5      20.2      30.0      29.2      37.8
    Selling, general and administrative
      expenses.................................   13.4      16.5      21.7      21.1      25.1
                                                 -----     -----     -----     -----     -----
    Operating income...........................    2.1       3.7       8.3       8.1      12.7
                                                 =====     =====     =====     =====     =====

     SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995


     Net revenues. Net revenues for the six months ended June 30, 1996 were $219.6 million, which represented an increase of $45.1 million or 25.9% over net revenues for the six months ended June 30, 1995 of $174.5 million. Net revenues for the first half of 1996 included $205.8 million from the sale of Calvin Klein Jeans and CK/Calvin Klein Jeans products, and $11.1 million from the sale of CK/Calvin Klein Jeans Khakis products, a total increase of $96.9 million over the first half of 1995. The increased level of net revenue generated by the sale of Calvin Klein Jeans Label products was principally attributable to an increase in the volume of products sold to a larger number of department stores and specialty retail stores. This broadening of product distribution into an increased number of stores was experienced across all of the lines in which products are sold. Net revenue from the sale of the Rio and Bill Blass label products during the six months ended June 30, 1995 was $53.1 million. During the six months ended June 30, 1996, the Company earned royalty income of $2.1 million. The 1995 comparable period reflected no significant royalty income. The Company waived payment of approximately $1.2 million of royalty income due for the first quarter of 1996 under both Commerce Clothing agreements.



     Gross profit. Gross profit was $83.1 million for the six months ended June 30, 1996, an increase of $32.1 million from gross profit for the six months ended June 30, 1995 of $51.0 million. The gross profit percentage was 37.8% for the first half of 1996, an increase from 29.2% for the first half of 1995. The first half of 1996 gross profit percentage on the Calvin Klein Jeans Label products was 37.8%, an increase of 1.6 percentage points over the gross profit percentage for the 1995 first half of 36.2%, primarily due to overall operating efficiencies achieved through better sourcing of product, more efficient distribution of product and more timely delivery to retailers. The overall gross profit percentage was further improved due to the absence in the first half of 1996 of the lower gross profit margins from Rio and Bill Blass products, because the license and sublicense agreement was executed for such products as of January 1, 1996. The 1995 period contained a gross profit percentage of 13.2% related to the sale of these products.


     Selling, general and administrative expenses. Selling, general and administrative ("SG&A") expenses were $55.1 million or 25.1% of net revenues for the first half of 1996, an increase of $18.3 million from $36.8 million or 21.1% of net revenues for the first half of 1995. The increased expenses were primarily driven by the increased sales volume and the associated higher levels of advertising, design and royalty expenses incurred in connection with the CKJ License, as well as continued increased costs necessary to build the infrastructure to support increased sales volume and future growth. SG&A expenses as a percentage of net revenues also increased in the 1996 period as a result of continued costs related to selling and marketing the Rio and Bill Blass products, against which the Company will recognize royalty income in 1996 and future periods instead of net revenues, due to the Company's license and sublicense agreement.


     Interest expense. Interest expense was $7.6 million for the first half of 1996, compared to $5.7 million for the first half of 1995. This increase was a result of the higher working capital requirements and increased borrowings under the revolving credit facility associated with the higher sales volume achieved during the first half of 1996 compared with that of the previous year, partially offset by the interest savings yielded by the application of the net proceeds of the IPO to repay existing indebtedness. See "-- Liquidity and Capital Resources."

     Provision for income taxes. The provision for income taxes was $9.4 million or 46% of pre-tax income for the six months ended June 30, 1996, as compared to $4.5 million or 53% of pre-tax income for the six months ended June 30, 1995. The higher effective tax rate in the 1995 period was principally attributable to a valuation allowance on net operating loss benefits of Rio Sportswear. The results of operations of Rio Sportswear were not included in the consolidated tax return of the Company until April 1995, when Rio became a subsidiary of the Company.

     YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994


     Net revenues. Net revenues for the year ended December 31, 1995 were $462.1 million, which represented an increase of $266.1 million or 135.8% over 1994 net revenues of $196.0 million. Net revenues in 1995 included $361.4 million from the sale of Calvin Klein Jeans Label products, an increase of $302.7 million over net revenues for the period from August 4, 1994 (the date the Company obtained the CKJ License) to December 31, 1994. The growth in revenues of the Calvin Klein Jeans Label products during 1995 was principally attributable to an increase in the volume of products sold from the distribution of such products to a larger number of department stores and specialty retail stores. This increased distribution was in large part due to the fact that the Company broadened its target market by re-engineering the garments to provide greater appeal to a greater number of potential consumers, lowered the price of its designer-quality products to "better" from "designer" price points, targeted juniors, petites and childrens lines with a specific marketing strategy and product offering and enlarged the core of basic styles for each line. The elements of the Company's strategy that contributed to the increase in volume were implemented when the Company obtained the CKJ License in August 1994. Also included in 1995 revenues is net royalty income of $.8 million from the sale of Calvin Klein Jeans Label products by a distributor in Canada. There was no such royalty income in 1994. In 1995, the net revenues from the sale of Bill Blass and Rio products were $100.7 million, a decline of $36.6 million or 26.7% from 1994 net revenues of $137.3 million. This was due to continuing increased competition at the moderate price points and a continuing shift by retailers toward private label products. In addition, in 1995, management further increased its focus on sales of the Calvin Klein Jeans Label products.



     Gross profit. Gross profit was $138.5 million for 1995, an increase of $98.9 million from 1994 gross profit of $39.6 million. The gross profit percentage was 30.0% in 1995, an increase from 20.2% in 1994. The gross profit percentage on the sale of the Calvin Klein Jeans Label products and related royalty income for 1995 was 36.3%, an increase from 30.3% for 1994, reflecting lower cost sourcing of such products, a shift in product mix toward more basic products versus fashion products and a reduction of the quantity of products sold at off-price. The gross profit percentage for the Bill Blass and Rio products for 1995 was 7.2%, a decrease from 15.9% in 1994. The decline in the gross profit on the sale of Bill Blass and Rio products was due to increased competition combined with pricing pressure from retailers and the sale of remaining inventory at a loss of approximately $4.4 million in 1995.


     Selling, general and administrative expenses. SG&A expenses were $100.4 million or 21.7% of net revenues in 1995, an increase of $68.0 million from $32.4 million or 16.5% of net revenues in 1994. The overall increase in SG&A expense levels was primarily a result of the higher level of advertising, design and royalty expenses incurred in connection with the CKJ License, combined with a higher volume of sales over 1994. The increase in SG&A expenses also reflects the growth in the Company's management and the expense associated with building the infrastructure necessary to support the sales growth the Company experienced during 1995. Although the Company licensed the Rio label and sublicensed the Bill Blass labels as of January 1, 1996, it retained responsibility for the sales function and will continue to incur related costs.



     Interest expense. Interest expense in 1995 was $16.2 million as compared to $3.7 million in 1994. The increase in the level of interest expense incurred was the result of the full year of interest charges on loans incurred in connection with the leveraged buyout of the Predecessor Companies by Rio Sportswear and obtaining the CKJ License and acquiring related assets from CKI in August 1994, an increase in the working capital necessary to support the higher level of sales, and the incurrence of a Subordinated Loan that bore an effective interest rate of 20%.



     Provision for income taxes. The provision for income taxes was $10.9 million and $1.8 million for 1995 and 1994, respectively. The increase in the provision for income taxes in 1995 was primarily attributable to increased earnings. The Company's effective tax rate decreased to 49.6% in 1995 from 52.2% in 1994, principally due to lower state tax rates.


     YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993


     Net revenues. Net revenues for the year ended December 31, 1994 were $196.0 million, an increase of $22.4 million or 12.9% over 1993 net revenues of $173.6 million. Net revenues in 1994 included $58.7 million from the sale of Calvin Klein Jeans Label products for the period from August 4, 1994 (the date the Company obtained the CKJ License) to December 31, 1994. The net revenues from the sale of the Bill Blass and Rio products contributed $137.3 million to 1994 net revenues, a decrease of $36.3 million or 20.9% from 1993 net revenues of $173.6 million. The decrease in Bill Blass and Rio sales was due to increased competition at the moderate price points and a shift by retailers, such as J.C. Penney, toward private label products, and the elimination of certain Bill Blass and Rio product lines.



     Gross profit. Gross profit was $39.6 million for 1994, an increase of $12.7 million from 1993 gross profit of $26.9 million. The gross profit percentage was 20.2% in 1994, an increase from 15.5% in 1993. The sale of Calvin Klein Jeans Label products contributed $17.8 million to 1994 gross profit, which represented 30.3% on its net revenues. The Bill Blass and Rio products contributed $21.9 million to 1994 gross profit, or 15.9% of net revenues, compared to 1993 gross profit of $26.9 million, or 15.5% of its net revenues. The improvement reflected in the gross profit percentage of the Bill Blass and Rio products was due to the elimination of certain less profitable product lines.



     Selling, general and administrative expenses. SG&A expenses were $32.4 million or 16.5% of net revenues in 1994, an increase of $9.1 million from $23.3 million or 13.4% of net revenues in 1993. The overall increase in SG&A expense levels was primarily driven by the addition of the Calvin Klein Jeans Label products and the associated increased cost of advertising, design and royalties.



     Interest expense. Interest expense for 1994 was $3.7 million as compared to $1.8 million for 1993. The increase in the level of interest expense reflected increased borrowings incurred in connection with the purchase of the ownership interests in the Predecessor Companies by Rio Sportswear and obtaining the CKJ License and acquiring related assets from CKI in August 1994.

     Provision (benefit) for income taxes. The provision for income taxes was approximately $1.8 million in 1994 as compared to a benefit of approximately $.3 million in 1993. The benefit for income taxes in 1993 principally resulted from S Corporation earnings included in the combined operating results of the Predecessor Companies which are not subject to federal and state corporate income taxes. In addition, in 1993, certain deferred tax liabilities of one of the entities in the Predecessor Companies became the responsibility of a stockholder as a result of that entity converting from a C Corporation to an S Corporation.

LIQUIDITY AND CAPITAL RESOURCES


     The Company's primary funding requirements to finance continued business growth include investments in working capital (primarily receivables and inventory), capital expenditures, costs related to upgrading distribution and management information systems, costs related to the shop-in-shops programs and debt service. In addition, the Company will require funds in connection with obtaining the DKNY Jeans License and for the related initial start-up costs and development of the DKNY Jeans Label products business (see "-- General").


     On May 15, 1996, the Company closed the IPO. Of the total shares offered, the Company sold 6,650,000 shares and the Principal Stockholder sold 7,150,000 shares. Net proceeds to the Company, after underwriting discounts and expenses, were approximately $108.1 million. Net proceeds to the Company increased liquidity by reducing indebtedness, including approximately $37.0 million to repay a subordinated loan and a reduction in borrowings under the Revolving Credit Facility and the Term Loan of approximately $71.1 million.


     On April 28, 1995, the Company refinanced its outstanding credit obligations with borrowings under a new $140 million Credit Agreement. The Credit Agreement consists of a revolving credit facility of $115 million and a term loan of $25 million. Borrowings under the Revolving Credit Facility, including the opening of letters of credit, are limited in the aggregate to specified percentages of eligible factored receivables and inventory (as defined in the Credit Agreement). The portion of the Revolving Credit Facility available for the opening of letters of credit is limited to $45 million. The amount of the revolving credit facility was increased to $125 million on September 15, 1995, to $135 million on November 8, 1995 and to $150 million on March 29, 1996. Amounts outstanding under the Credit Agreement are collateralized by substantially all the assets of the Company. The Credit Agreement contains restrictive covenants that, among other things, prohibit the payment of dividends or stock repurchases and restrict additional indebtedness, leases, capital expenditures, investments and a sale of assets or merger of the Company with another entity. The covenants also require the Company to meet certain financial ratios and maintain minimum levels of net worth. See "Description of Certain Indebtedness."


     At June 30, 1996, the Company had amounts outstanding under the Credit Agreement of approximately $68.8 million, comprised of approximately $43.3 million of revolving credit loans, $11.7 million for open letters of credit and $13.8 million outstanding under the term loan.


     The Company has commitments from The CIT Group and other lenders to enter into the New Credit Agreement for an aggregate commitment, after application of the net proceeds of the offering made hereby of $150 million. The New Credit Agreement will consist of the $150 million (after the application of such net proceeds) five year New Revolving Facility, including a subfacility for the issuance of letters of credit. The borrowings under the New Revolving Facility will mature on the fifth anniversary of the closing date thereof. The interest rates on the New Revolving Facility will be reduced to the Prime Rate plus 0.5% or LIBOR plus 1.75% (from the Prime Rate plus 1.25% or LIBOR plus 2.75%). The New Credit Agreement will contain covenants and default and security provisions similar to those in the existing Credit Agreement.


     The Company entered into a factoring agreement dated August 24, 1994, with CIT, the agent under the Credit Agreement. Pursuant to the terms of the agreement, CIT purchases the Company's eligible accounts receivables and assumes the credit risk only on those accounts for which it has given prior credit approval in writing. The Company is also a party to an intercreditor agreement under which the factor, as agent, is obligated to apply all monies, otherwise due to the Company, against amounts outstanding under the Credit Agreement. The Company borrows its daily cash requirements under the revolving credit facility and therefore shows no cash balance as of December 31, 1995 and June 30, 1996.

     The Company finances its operations primarily through cash flows generated from operations and from daily borrowings under the Revolving Credit Facility. In the past, the Company's borrowing requirements have been somewhat seasonal, with peak working capital needs arising at the end of the second and beginning of the third quarter of the fiscal year. The sales growth experienced during 1995 and the six months ended June 30, 1996 as a result of the addition of the Calvin Klein Jeans Label products overshadowed the historical seasonal pattern in that year.


     During the six months ended June 30, 1996 and 1995, the Company used $8.7 million and $58.2 million, respectively, in operating activities. The higher use of cash during the 1995 period was primarily driven by the build-up of inventory and receivables, as the Company began to realize its growth strategy and objectives. The first half of 1996 reflected more of a seasonal sales pattern. However, with the introduction of the DKNY Jeans Label products, the Company expects a significantly higher use of cash in operations for 1997. In addition, during the six months ended June 30, 1996, although no shop-in-shops had been installed, the Company had incurred construction costs of approximately $1.3 million, which is included in net cash used in operating activities. Net cash used in operating activities was $2.7 million, $14.8 million and $83.1 million for 1993, 1994 and 1995, respectively. The increase in net cash used for operating activities during 1994 and 1995 resulted primarily from an increase in receivables and inventories as a result of the increased sales growth resulting from the sale of Calvin Klein Jeans Label products beginning in August 1994.


     Net cash used in investing activities during the six months ended June 30, 1996 and 1995 was $2.7 million and $1.1 million, respectively. The increase in cash used in investing activities consisted of capital expenditures primarily for equipment for distribution facilities and leasehold improvements. Net cash used in investing activities was $2.8 million in 1995 and $36.8 million in 1994, respectively. Net cash used in investing activities for 1995 consisted of capital expenditures. Net cash used in such investing activities for 1994 included $24.0 million for the purchase of the ownership interest in the Predecessor Companies, $10.3 million for obtaining the CKJ License and related assets and a $2.4 million loan to a stockholder.

     Net cash provided by financing activities during the six months ended June 30, 1996 and 1995 was $11.3 million and $57.9 million, respectively. The first half of 1995 reflected the proceeds of the Term Loan and the Subordinated Loan which was used to repay then outstanding debt, as well as increased borrowings under the Revolving Credit Facility. The first half of 1996 reflected the net proceeds of the IPO and the application of such proceeds to repay the Subordinated Loan and a portion of amounts outstanding under the Credit Agreement. Net cash provided by financing activities was $2.8 million, $51.9 million and $84.5 million in 1993, 1994 and 1995, respectively. The net cash provided in 1995 principally represented borrowings under the Revolving Credit Facility and a subordinated loan, net of indebtedness repaid. In 1994, net cash provided by financing activities principally represented $45.2 million of proceeds from notes payable to Charterhouse and capital contributions by Charterhouse of $20.0 million, which were used to purchase the ownership interests of the Predecessor Companies and to obtain the CKJ License and acquire related assets. The notes payable to Charterhouse bore interest at a fluctuating annual rate equal to the rate publicly announced by Chemical Bank in New York as its reference rate plus 3% per annum. The notes were repaid in full by the Company with proceeds of the Term Loan and Subordinated Loan. See Note 11 to the audited consolidated financial statements of the Company included elsewhere in this Prospectus.


     The Company believes that its sources of financing, including the proceeds from the offering of Preferred Securities made hereby and the borrowings available under the existing Revolving Credit Facility or the $150 million (after the application of the net proceeds of the offering made hereby) New Revolving Facility of the New Credit Agreement, are adequate to fund its current level of operations and its expected growth through 1998. The Company is also in the initial stages of planning a program for the installation of DKNY Jeans Label shop-in-shops. The Company currently estimates that it will have approximately 200 DKNY Jeans Label shop-in-shops and an additional 200 Calvin Klein Jeans Label shop-in-shops installed in 1997 at an estimated aggregate cost of approximately $11 million. In addition, following the consummation of the proposed acquisition of the CK Outlets, the Company expects to incur capital expenditures for opening additional CK Outlet stores of approximately $3 million per year. These expenses will be funded from cash flows generated from operations or from borrowings under the Credit Agreement (or the new Credit Agreement).

SEASONALITY

     The following table sets forth for the last eight quarters the net revenues from the sale of the Company's Calvin Klein Jeans Label products by line and the income received pursuant to the sublicense agreements with respect to the sale of Calvin Klein Jeans Label products in Canada and for such childrens apparel in the United States:


                             1994                           1995                           1996
                       -----------------   --------------------------------------   -------------------
                        THIRD    FOURTH     FIRST    SECOND     THIRD     FOURTH     FIRST      SECOND
                       QUARTER   QUARTER   QUARTER   QUARTER   QUARTER   QUARTER    QUARTER    QUARTER
                       -------   -------   -------   -------   -------   --------   --------   --------
                                                       (IN THOUSANDS)
Mens.................  $ 9,221   $20,885   $29,951   $31,215   $30,774   $ 57,686   $ 45,711   $ 44,575
Juniors..............    2,745     9,000    10,861    23,163    32,552     44,798     41,136     36,600
Womens(1)............    6,251    10,594    15,075    10,999    23,254     32,963     26,510     21,755
Childrens............       --        --        --       100     7,695      9,516        248        366
Royalty income.......       --        --        --        --       459        332        564        830
                       -------   -------   -------   -------   -------   --------   --------   --------
                       $18,217   $40,479   $55,887   $65,477   $94,734   $145,295   $114,169   $104,126
                       =======   =======   =======   =======   =======   ========   ========   ========


---------------

(1) Includes petites.



     The Company's business is affected by general seasonal trends that are characteristic of the apparel industry. In the Company's segment of the apparel industry, sales typically are higher in the first and third quarters. Primarily as a result of the significant growth that the Company has experienced, recent quarterly sales trends have not reflected this seasonality. In future years, assuming the Company does not obtain additional significant designer brands or licenses, the Company expects that its sales may reflect greater seasonal trends as its growth rate moderates. Additionally, the difficulties in distribution experienced by the Company in the second and third quarters of 1995 caused subsequent quarter sales to be higher than anticipated, as products scheduled to be shipped were delayed. In order to remedy these difficulties, the Company has expanded its distribution facilities and implemented upgraded management information systems. No assurance can be given, however, that such facilities and systems will continue to function as expected. See "Risk Factors -- Ability to Achieve and Manage Future Growth," "Business -- Distribution" and
" -- Management Information Systems."


INFLATION

     The Company does not believe that inflation has had a significant effect on its net revenues or its profitability. The Company believes that it will be able to offset any such future effects by increasing prices or by instituting improvements in efficiency.

NEW ACCOUNTING STANDARDS

     In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS No. 121") was issued and became effective January 1, 1996. SFAS No. 121 requires that in the event certain facts and circumstances indicate an asset may be impaired, an evaluation of recoverability must be performed to determine whether or not the carrying amount of the asset is required to be written down. The Company does not expect the adoption of this statement to have a material effect on its financial condition or results of operations.

                                    BUSINESS

     Designer Holdings Ltd. develops, sources and markets designer sportswear lines for men, juniors and women (including petites) under the Calvin Klein Jeans, CK/Calvin Klein Jeans and CK/Calvin Klein Jeans Khakis labels. The Company's products target youthful, culturally conscious consumers and capitalize on the cachet and image created by over 20 years of extensive image advertising for Calvin Klein, one of the world's most influential designers. The Company collaborates with the in-house design teams of Calvin Klein, Inc. to create products characterized by high quality and casual, contemporary fashion. Each of the Company's lines combines both basic and fashion items in a broad range of casual fabrications, including jeans, khakis, knit and woven tops and bottoms, T-shirts, shorts, fleece shirts and pants, outerwear such as leather and denim jackets, caps and related accessories. In the six months ended June 30, 1996, the mens, juniors and womens (including petites) lines accounted for approximately 41.6%, 35.8% and 22.3%, respectively, of net sales of Calvin Klein Jeans Label products.

     Since August 1994, the Company has experienced substantial growth in net revenues for its Calvin Klein Jeans Label products. In 1993, net revenues from the sale of Calvin Klein Jeans Label products by CKI were approximately $59 million. In 1994, the Company obtained the CKJ License. In 1995, net revenues (including royalties) of Calvin Klein Jeans Label products rose to $361.4 million. In the six months ended June 30, 1996, net revenues (including royalties) from Calvin Klein Jeans Label products (including royalties) rose to $218.3 million, a 79.9% increase from the $121.4 million in net revenues from the comparable 1995 period.

     The Company believes that the quality and casual style of its Calvin Klein Jeans Label products combined with the youthful image presented in its advertising, provide the Company with the opportunity to experience further sales growth by taking advantage of certain market trends. The Company believes such trends include: (i) a move towards more "relaxed" dress including the introduction of "casual days" in the workplace, (ii) demographic changes indicating that the juniors market will be one of the fastest growing segments of the industry, (iii) strong consumer demand for higher-end designer quality merchandise and (iv) a shift by major retailers towards devoting more selling space to a select group of designer brands.

     Beginning in August 1994, the Company implemented a number of key initiatives to increase market share and improve profitability of the Calvin Klein Jeans Label products, including: (i) broadening its target market by re-engineering the garments to provide a comfortable fit and flattering appearance for a greater number of potential consumers, (ii) increasing the value offered to consumers by lowering the price of its designer-quality products to "better" from "designer" price points, (iii) targeting juniors, petites and childrens lines with a specific marketing strategy and product offering, (iv) expanding the core of basic styles for each line and (v) establishing an inventory replenishment plan to meet the requirements of retailers.


     On September 27, 1996, the Company entered into the DKNY Jeans License with a subsidiary of Donna Karan International for the exclusive production, sale and distribution of mens, womens and, with certain exceptions, childrens jeanswear under the DKNY Jeans Label. Under the terms of the DKNY Jeans License, the Company made an initial payment of $6 million and will make additional payments aggregating $54 million through June 1, 2000. Following the transition of production, inventory and distribution on June 1, 1997, the Company will pay annual royalties of 7% on worldwide net sales of DKNY Jeans Label products, as well as an additional administrative fee of 2% of international net sales. The Company has paid a first installment on its minimum guaranteed royalty obligations for 1997 of $1.26 million. See "-- DKNY Jeans License."


BUSINESS STRATEGY

     Calvin Klein Jeans Label. The Company's growth strategy is to capitalize on the strength of the image projected by Calvin Klein and the quality, fit and value of the Company's products as well as the Company's expertise in marketing and sourcing designer sportswear. The Company's strategy includes the following:

          EXPAND ACCOUNT BASE AND NUMBER OF STORE LOCATIONS ON A SELECTIVE BASIS. The Company currently distributes products under the Calvin Klein Jeans Labels to a broad range of department stores and specialty retailers. The Company believes that the strong demand for its Calvin Klein Jeans Label products positions it to selectively add to its account base. Within the Company's existing retailing customers, the Company believes it has opportunity to increase the number of store locations that carry each of its product lines, particularly its womens and juniors lines. At the same time, the Company seeks those specialty retailers that have the ability to offer the proper presentation of the Company's products.


          EXPAND SHOP-IN-SHOPS PROGRAM. The Company expects to increase the retail presence of its Calvin Klein Jeans Label products through the installation of "shop-in-shops" dedicated to Calvin Klein Jeans Label products in the stores of its department store customers. The shop-in-shops create a specialized shopping environment that is consistent with the Calvin Klein image. The shop-in-shops are designed to hold more of the Company's merchandise than conventional department store displays and are approximately 750 square feet in size. The Company believes that the shop-in-shops enhance the consumer's shopping experience and build loyalty among consumers and the Company's retailing customers. As of September 30, 1996, the Company had installed approximately 70 shop-in-shops. The Company expects approximately 150 shop-in-shops to be operating by the end of 1996.


          DEEPEN PRODUCT OFFERINGS. The Company continually evaluates consumer demand for its products and will seek to complement its existing lines with new products that fit well with the Calvin Klein image. During 1995, the Company added leather and different textures of cotton to its product offerings and in March 1996, it introduced khaki sportswear to all its lines. The Company supported the introduction of the khaki products with an extensive marketing campaign.


          EXPAND GEOGRAPHICALLY THROUGH THIRD PARTY DISTRIBUTORS. The Company believes that opportunities exist to continue to expand its market geographically by entering into agreements to have its Calvin Klein Jeans Label products distributed in various regions outside the United States. Since the beginning of 1996, the Company has entered into a distribution agreement for its Calvin Klein Jeans Label mens, womens and juniors lines in Canada, and the Company is currently negotiating distribution agreements with respect to childrens apparel and khaki products in Canada. The Company is also currently negotiating distribution agreements for Mexico, Central America and South America.



          IMPROVE OPERATING EFFICIENCIES. In order to provide infrastructure to support its growth and to improve its operating profitability, the Company recently completed the upgrading of its distribution and management information systems. The Company believes that its current distribution facilities and management information systems are sufficient for its current level of operations and, together with planned expansions and improvements, will be sufficient for anticipated growth in demand for the Calvin Klein Jeans Label products, but expects to significantly expand such facilities and systems in order to meet the operational and informational requirements of the DKNY Jeans Label business and the CK Outlets operations. In order to improve its distribution capabilities, the Company has entered into a lease, effective upon completion of the facility, for a to-be-built, automated, 375,000 square foot distribution facility in North Arlington, New Jersey that is expected to become operational during the second half of 1997. The Company believes that the North Arlington facility will have the capacity to ship approximately the same volume of products that can be shipped out of its two currently operating distribution facilities. The Company is also planning to increase the capacity of its Secaucus, New Jersey distribution facility from 200,000 to 500,000 square feet. The addition of the distribution capacity in North Arlington and Secaucus will permit the Company to reevaluate its distribution plan to enhance operating efficiencies.



          ACQUIRE ADDITIONAL LICENSES/BRANDS. The Company from time to time evaluates the acquisition of additional licenses and brand names in other product categories. The terms of the DKNY Jeans License, however, significantly limit the ability of the Company to acquire new licenses or brand names for jeanswear products over the next ten years. See "-- DKNY Jeans License."


     DKNY Jeans Label. The Company believes Donna Karan International is one of the world's leading fashion houses, with global recognition in the exclusive designer market for the Donna Karan New York label and in the larger bridge market for the DKNY label. The Company will seek to combine its own technical, production and distribution capabilities with the distinctive image and high product quality associated with the DKNY label. The Company's strategy for the DKNY Jeans Label will include: (i) offering a broad collection of casual jeanswear that complements the lifestyle of the core DKNY customer, (ii) maintaining the exclusivity of the label by limiting distribution to "better" department stores and larger specialty stores, (iii) developing worldwide distribution, (iv) establishing DKNY Jeans shop-in-shops within department stores and larger specialty stores, including an estimated 200 shop-in-shops in 1997, and (v) launching an extensive advertising campaign in connection with the Fall 1997 season. To manage the DKNY Jeans Label business, the Company has hired a new executive and intends to recruit a separate team of design, merchandising and marketing professionals. As part of its business plan, the Company will collaborate closely with Donna Karan International to ensure the consistency of the DKNY Jeans Label products with the overall DKNY image. See "-- DKNY Jeans License."


CALVIN KLEIN JEANS LABEL PRODUCTS


     The Company believes that the strength of the Calvin Klein image and the design, fit, quality and value of the products are key elements in maintaining and promoting consumer demand for the Calvin Klein Jeans Label products. Before the Company obtained the CKJ License, Calvin Klein Jeans Label products were targeted primarily to the 30 to 50 year-old age group and the apparel was tailored to fit only a limited range of the consumer population. Since obtaining the CKJ License, the Company has retailored the products to provide a more comfortable fit and flattering appearance for a greater number of potential consumers. The Company now designs, tailors and targets the products to both older and younger consumers, including the teen market, which has substantially increased the potential market for Calvin Klein Jeans Label products. The Company categorizes its products as either basic or fashion. The basic products, which represented approximately 65% of net sales in the six months ended June 30, 1996, consist of items such as jeans, T-shirts, shorts, shirts, vests, jackets, fleece shirts and pants and caps. The Company currently offers approximately 60 styles of its basic products in each of its lines, and those styles vary little from season to season. The Company complements its basic products with fashion products, which represented approximately 35% of net sales in the six months ended June 30, 1996. Fashion items currently include approximately 130 styles in the mens, womens and juniors lines, and the assortment of fashion styles that are offered may be changed up to ten times per year, with variations appropriate to the season and items that are updated for current trends in color, fabrication or styling. For example, during the course of 1995, the Company offered a total of approximately 65 basic styles and approximately 600 fashion styles in its mens line. The Company uses the fashion items to continually introduce variety into its merchandise assortment.


     The in-house design staff at CKI designs the Company's Calvin Klein Jeans Label products to meet the requests of the Company's merchandising team for specific garments, fabrics and colors. The Company and CKI work together to produce a "fashion blueprint" for each of four fashion seasons. The image, colors and styles of the Company's Calvin Klein Jeans Label products are intended to be consistent with the other sportswear sold by CKI and other companies under the Calvin Klein brand name. The design goal is to capture looks that are fresh and uncluttered. Products are made in a wide range of fabrics that are given distinctive looks through a variety of finishes, many of which are developed by the Company, and through an array of colors that are varied over time. Special attention is given, among other things, to the feel of the fabrics and the details of the trim. In addition, the Company has developed a line of khaki products, which it began introducing during the fall of 1995 and which became available in stores in March 1996.

     Upon obtaining the CKJ License, the Company increased the value offered to consumers by lowering the price of its designer-quality products to "better" from "designer" price points. The following chart indicates the approximate range of current retail prices at which certain Calvin Klein Jeans Label products are sold:

                                                  BASICS
                                      -------------------------------              FASHION
                                                     KNITS, INCLUDING     -------------------------
                                         JEANS           T-SHIRTS           BOTTOMS      WOVEN TOPS
                                      -----------    ----------------     -----------    ----------
    Mens............................  $45 to $52        $20 to $32        $54 to $68     $48 to $68
    Juniors.........................  $45 to $52        $16 to $32        $48 to $72     $48 to $84
    Womens..........................  $45 to $52        $16 to $32        $48 to $72     $48 to $84

CALVIN KLEIN JEANS LABEL DIVISIONS

     The following chart sets forth the amount of net sales in the periods presented for each of the Company's product lines:


                                                    YEAR ENDED                  SIX MONTHS ENDED
                                                DECEMBER 31, 1995                JUNE 30, 1996
                                            --------------------------     --------------------------
                                                             (DOLLARS IN THOUSANDS)
                                                               % OF                           % OF
                                            NET SALES(1)     NET SALES     NET SALES(1)     NET SALES
                                            ------------     ---------     ------------     ---------
    Mens..................................    $149,626          41.5%        $ 90,286          41.6%
    Juniors...............................     111,374          30.9           77,736          35.8
    Womens(2).............................      82,291          22.8           48,265          22.3
    Childrens(3)..........................      17,311           4.8              614           0.3
                                              --------         -----         --------         -----
                                              $360,602         100.0%        $216,901         100.0%
                                              ========         =====         ========         =====


     --------------------
     (1) Excludes amounts received as royalties.
     (2) Includes petites.
     (3) As of January 1, 1996, the Company entered into an agreement pursuant to which Commerce Clothing will produce and distribute Calvin Klein Jeans Label childrens apparel in the United States.


     Mens. The Calvin Klein Jeans Label mens line contributed the greatest amount to 1995 net sales and was carried in approximately 680 department store locations and approximately 1,400 specialty retail stores as of December 31, 1995. As of September 30, 1996, the number of department store locations in which the mens line was carried had increased to approximately 1,100. The Company also seeks to distribute only to those specialty retailers that have the ability to offer the proper presentation of the Company's products and has increased the number of large specialty retailers that distribute its mens line to approximately 1,200 as of September 30, 1996. The Company also distributes this line through smaller specialty retailers. The Company currently dedicates a staff of nine to the sale of the mens line.



     Juniors. In the third quarter of 1994, the Company began targeting juniors. The Company believes the Calvin Klein image advertising and the style of the Calvin Klein Jeans Label products have significant appeal to consumers in this category. The Company further believes that the juniors line is one of the fastest growing segments of the retail market and that, as a result, its retailing customers are increasing the floor space dedicated to the Calvin Klein Jeans Label juniors line. As of the end of 1995, the juniors line was carried in approximately 840 department store locations and approximately 800 specialty retail stores. As of September 30, 1996, the number of department stores and large specialty retail stores carrying the juniors line had increased to 1,120 and 1,150, respectively. The Company also distributes this line through smaller specialty retailers. The Company currently dedicates a staff of 12 to the sale of the juniors line.



     Womens. The Company believes the womens line, including petites, is currently underrepresented in department store locations in comparison to the Company's mens and juniors lines, and there is a significant opportunity for growth. As of the end of 1995, such products were carried in approximately 800 department store locations. As of September 30, 1996, the number of department store locations carrying the womens line had increased to 1,300, and the Company had introduced the womens line to approximately 718 large specialty retail stores. The Company also distributes this line through smaller specialty retailers. The Company currently dedicates a staff of nine to the sale of the womens line.



     Childrens. As of January 1, 1996, the Company entered into an agreement pursuant to which a Commerce Clothing produces and distributes Calvin Klein Jeans Label childrens apparel in the United States. The Company continues to direct and oversee the sale of the products, and it supervises the distributor's sales staff.

PRODUCTION AND QUALITY CONTROL


     The Company engages both foreign and domestic contractors to manufacture its Calvin Klein Jeans Label products, and it owns and operates two production facilities in the United States. In the six months ended June 30, 1996, approximately 78% of the Company's products, as measured by finished goods purchased, were produced by third-party vendors in the United States, approximately 17.5% of the Company's products were produced by overseas vendors, and approximately 4.5% of the Company's products were produced by the Company's production facilities. The Company balances the relatively low cost of production outside the United States with the relatively quick turnaround time on orders produced domestically. By doing so, the Company hopes to achieve an optimum balance of cost and timeliness of order fulfillment. Cost management has enabled the Company to maintain the prices for its basic products at levels that are attractive to consumers and that provide ample margins for both the Company and its retailing customers. The Company believes that there is little difference in the quality of the products produced domestically and outside the United States, provided that adequate quality controls are in place. The Company selects the fabrics and other materials and informs the manufacturers as to where to obtain them. The Company buys finished goods from its manufacturers, enabling the Company to avoid significant capital expenditures, work-in-process inventories and the costs associated with maintaining a large production work force. The Company believes that its relationships with its suppliers are good. The loss of such suppliers could involve various uncertainties and disruptions, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Dependence on Manufacturers." The Company retains sourcing agents in the international markets to assist the Company in selecting and overseeing third-party contractors, sourcing fabric, monitoring quota and other trade regulations, as well as performing quality control functions. In addition, the Company recently employed an executive to be in charge of sourcing, who is based in the Company's newly opened Hong Kong office, in order to more effectively maintain control over Asian production, quality control and prices.


     The Company's quality control program is designed to provide that all of the Company's products meet the Company's standards. The Company maintains a staff of 16 quality control personnel in the United States and eight sourcing agents abroad. The Company develops and inspects prototypes of each product prior to production, establishes fittings based on the prototype, inspects samples and, through its employees or sourcing agents, inspects fabric prior to cutting and several times during the production process. The Company or its sourcing agents inspect the final product prior to shipment to the Company's distribution facilities. With respect to products produced under licenses or distribution agreements, the Company oversees the quality control programs of its licensees and distributors and regularly inspects samples of their products.

DISTRIBUTION


     The Company currently distributes its Calvin Klein Jeans Label products through distribution facilities located in Secaucus, New Jersey and in New Bedford, Massachusetts. The Secaucus facility, which is operated by an independent contractor, contains approximately 200,000 square feet and under normal operating conditions can ship up to 300,000 units per week. The New Bedford facility, which is leased and operated by the Company, contains approximately 370,000 square feet and under normal operating conditions can ship up to 500,000 units per week. In order to improve capacity and operating efficiency within these facilities, the Company is installing inventory shelves at the Secaucus facility and conveyor systems at both the Secaucus and New Bedford facilities. In addition, the Company has entered into a lease, effective upon completion of the facility, for a to-be-built, automated 375,000 square foot distribution facility in North Arlington, New Jersey that is expected to become operational in the second half of 1997. The Company believes that the North Arlington facility will have the capacity to ship approximately the same amount of products that can be shipped out of its two currently operating distribution facilities. In addition, the Company is also planning to increase the capacity of its Secaucus facility from 200,000 to 500,000 square feet. The addition of the distribution capacity in North Arlington and Secaucus will permit the Company to reevaluate its distribution plans to enhance operating efficiencies.


     Under the Company's inventory replenishment program, the Company offers retailers the ability to reorder basic items for immediate shipment. The Company keeps an inventory of products covered by the program and accepts replenishment orders through its electronic data interchange ("EDI") system (see "-- Management Information Systems"). The Company typically fills replenishment orders within five days of receipt. While the program requires an increased investment in inventories, the Company believes its ability to offer this flexibility to its retailing customers is a significant competitive advantage and reduces the risk of mark-down allowances and returns.



     Fashion items are shipped in pre-packaged containers, prepared by the manufacturer, each containing a single type of item in a standard array of sizes. In general, the Company does not ship individual fashion items to fill in the inventory of a retailing customer but rather offers to ship pre-packaged containers of the next comparable fashion item. Shipping its fashion items in this manner permits the Company both to distribute a greater volume of products and to reduce its per unit distribution costs.



     As sales increased significantly since January 1, 1995, the Company experienced difficulties in meeting the increased demands on its distribution systems. The Company responded by expanding and improving its distribution facilities and implementing improved management information systems. The Company believes that its current distribution facilities and management information systems are sufficient for its current level of operations and, together with planned expansions and improvements, will be sufficient for anticipated growth in demand for the Calvin Klein Jeans Label products, but expects to significantly expand such facilities and systems in order to meet the operational and informational requirements of the DKNY Jeans Label business and the CK Outlets operations. There can be no assurance, however, that the planned expansions and improvements will be completed as planned or that when completed the distribution facilities and systems will function as anticipated. See "Risk Factors -- Ability to Achieve and Manage Future Growth."


MANAGEMENT INFORMATION SYSTEMS


     The Company continues to upgrade its management information systems in order to maintain better control of its inventory and to provide management with information that is both more current and more accurate than was available previously. The Company's management information systems provide, among other things, comprehensive order processing, production, accounting and management information for the marketing, manufacturing, importing and distribution functions of the Company's business. The Company's distribution facilities and administrative offices are linked by the computer system. The Company has purchased and implemented a software program that enables the Company to track, among other things, orders, manufacturing schedules, inventory, sales and mark-downs of its products. In addition, to support the Company's replenishment program, the Company has an EDI system through which certain customers' orders are automatically placed by the retailer with the Company. The Company currently serves approximately 31 customers through its EDI system. See "Risk
Factors -- Ability to Achieve and Manage Future Growth."


CUSTOMERS


     The Company's Calvin Klein Jeans Label products are sold through major department stores and specialty retail stores. The Company seeks to maintain and enhance the image of its Calvin Klein Jeans Label products by controlling the distribution channels, based on criteria that include the image of the store, availability of desirable locations within the store and the ability of the retailing customer to display and promote the products. In addition to the in-house sales force that is dedicated to the sale of the Company's Calvin Klein Jeans Label products, the Company retains a small number of sales agents and agencies who are assigned to specific geographic regions and are compensated on a commission basis. Beginning mid-1996, the Company also started to retain additional personnel to supervise the presentation of Calvin Klein Jeans Label products by the Company's retailing customers, provide detailed product information to the sales people employed by its retailing customers and advise the Company concerning the consumer demand experienced by its retailing customers. As of September 30, 1996, the Company had retained 30 such additional persons.


     The Company's department store customers include major United States retailers, certain of which are under common ownership. When considered together as a group under common ownership, sales to the department store customers owned by Federated Department Stores Inc. and May Department Stores Co. accounted for approximately 15.8% and 8.3%, respectively, of 1995 gross sales of Calvin Klein Jeans Label products. The ten largest purchasers of Calvin Klein Jeans Label products represented approximately 53% of the Company's net revenues in fiscal 1995. While the Company believes that purchasing decisions in many cases are made independently by each department store customer, there can be no assurance that purchasing decisions will not be made on a centralized basis. A decision by the controlling owner of a group of department stores to decrease the amount of product purchased from the Company or to cease carrying the Company's products could adversely affect the Company.

ADVERTISING

     The appeal to consumers of the Calvin Klein Jeans Label has been built up over 20 years by the distinctive advertising for the variety of products that are sold by CKI and other companies under the Calvin Klein brand name, including couture apparel, sportswear, outerwear, intimate apparel for men and women, fragrances, eyewear, accessories, hosiery and home furnishings. All the advertising campaigns for all the Calvin Klein brand products are designed and executed by CRK Advertising, the in-house advertising agency at CKI. The advertising campaigns by CKI and its licensees are intended to be mutually supportive, so that all the producers of Calvin Klein products should benefit from each advertisement. For example, if the advertising for underwear or fragrance products calls for the models to wear sportswear, they wear sportswear designed by CKI, including Calvin Klein Jeans Label products.

     Advertising for the Company's products includes outdoor advertising, print media and television. The advertising strategy is to saturate the urban markets in Atlanta, Chicago, Dallas, Los Angeles, New York City, San Francisco and Washington, D.C. with images from the current advertising campaign by placing the advertisements where the Company's products benefit from the cumulative effect of multiple exposures, such as billboards, exterior bus panels, bus shelters and kiosks. Advertising for Calvin Klein Jeans Label products appears prominently in 24 fashion and special interest magazines such as Harpers' Bazaar, Mademoiselle, Rolling Stone, Skateboarding, Spin, The New York Times Magazine, Vanity Fair and Vogue. A significant portion of the 1996 advertising budget has been allocated to television advertising. The Company supplements this advertising strategy with promotional activities, such as sponsoring concert tours and organizing product giveaways at sporting events.


     Pursuant to the CKJ License, the Company must contribute not less than 3% of gross sales of Calvin Klein Jeans Label products, net of discounts, to CKI for advertising such products. During 1995, the Company incurred approximately $11.3 million for advertising expenditures to CKI under the CKJ License. The CKJ License provides that amounts not spent in one year are to be spent in the next. See also " -- DKNY Jeans License."


BACKLOG AND SEASONALITY

     The Company generally receives orders for Calvin Klein Jeans Label products approximately six to eight months prior to the time the products are delivered to stores. The EDI system has significantly reduced the average order period, the effect of which has been to decrease backlog in 1996 from comparable dates in 1995 notwithstanding the growth in sales during this period. At June 30, 1996, the Company's backlog of orders for Calvin Klein Jeans Label products, all of which are expected to be shipped during fiscal 1996, was approximately $107 million, compared to approximately $134 million at June 30, 1995. Backlog as of any given date may not be indicative of backlog at a subsequent date because the backlog depends upon, among other things, the timing of the "market weeks" during which a significant percentage of the Company's orders for Calvin Klein Jeans Label products are received. As a consequence, a comparison of backlog from period to period is not necessarily meaningful and may not be indicative of eventual shipments.


     The Company's business is affected by general seasonal trends that are characteristic of the apparel industry. In the Company's segment of the apparel industry, sales typically are higher in the first and third quarters. Primarily as a result of the significant growth that the Company experienced, recent quarterly sales trends have not reflected this seasonality. In future years, assuming the Company does not obtain additional significant designer brands or licenses, the Company expects that its sales may reflect greater seasonal trends as its growth rate moderates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

CKJ LICENSE


     Under the terms of the CKJ License, as amended through April 22, 1996, the Company (through its wholly-owned subsidiary, Calvin Klein Jeanswear Company ("CKJC")) has been granted an exclusive license to use the registered trademarks Calvin Klein and CK/Calvin Klein (the "Trademarks") in the form of the logos Calvin Klein Jeans, CK/Calvin Klein Jeans and CK/Calvin Klein Jeans Khakis in connection with the manufacture, distribution and sale at wholesale of the following three categories of womens (including juniors and petites), mens and childrens garments: (1) jeans made of denim, corduroy, twill and sheeting, (2) shorts, overalls, shirts, jackets, coats and dresses of a jeans-type construction made of denim, corduroy, twill, sheeting and chambray and (3) casual woven shirts made of denim, chambray and other fabrics and knit tops and bottoms, including fleece, sweat shirts and T-shirts. CKI has retained the right to produce, distribute, advertise and sell, and to authorize others to produce, distribute, advertise and sell, pants, shirts, knit tops, knit bottoms and other items that may be similar to the items listed in clauses (2) and (3) above, provided that such items are not made of a jeans-type construction. An amendment in February 1995 added khaki pants, skirts, shorts and related items for an original term of ten years (the "Khaki Collection"), and a second amendment added caps, to the list of garments covered by the CKJ License on a non-exclusive season to season basis. The Company is required to produce at least two collections per year, a spring collection and a fall collection, and to submit merchandise plans and design and product specifications to CKI for its review and approval. In addition, CKI has the right to examine products produced under the CKJ License during manufacture as part of its quality control program.



     The Company has exclusive use of the Trademarks for the collection, in the United States, its territories and possessions, Canada, Mexico, Guatemala, Belize, El Salvador, Honduras, Nicaragua, Costa Rica, Panama, certain jurisdictions in the British West Indies, certain jurisdictions in the Greater Antilles, Colombia, Ecuador, Brazil, Peru, Bolivia, Paraguay, Chile, Venezuela, Guyana, Suriname and French Guyana. Additionally, upon termination of the license between CKI and a third party licensee covering Argentina and Uruguay, the Company has the right to add such countries to the list of jurisdictions covered by the CKJ License. The CKJ License provides that CKI can terminate the grant of the CKJ License with respect to Central and South America if net sales are not at least $5 million and $10 million throughout Central and South America, respectively, for any annual period beginning in 1997. Additionally, CKI may terminate the grant of the CKJ License with respect to South America if net sales are not at least $15 million for any period after 1998. CKI may also terminate the Company's right to sell the Khaki Collection if the net sales of such items are less than $25 million in 1998.



     The CKJ License has an initial term of forty years, expiring December 31, 2034, and is renewable for one additional ten-year period, commencing January 1, 2035, so long as the Company has net sales within the United States and Mexico of at least $375 million and net sales within Canada of $35 million during the twelve months ending June 30, 2034. The Company is required to make payments to CKI equal to 3% of gross sales of Calvin Klein Jeans Label products (other than the Khaki Collection), net of discounts, in exchange for advertising and promotional support provided by CKI. The Company also paid an aggregate of $1.7 million to CKI, which amount is being used to advertise the Khaki Collection in 1995 and 1996. In addition, the Company must remit 5% of the gross sales in 1997 of the Khaki Collection to CKI for advertising and 3% of gross sales each year thereafter. The Company is also required to make royalty payments to CKI equal to 7% of the Company's net sales of Calvin Klein Jeans Label products. The royalty payments for closeout articles (as defined) are 3 1/2% of net sales. The CKJ License provides for minimum annual royalty payments for jurisdictions other than Canada that increase from $4.4 million in the first year to $22 million (but not less than 75% of the fees earned during the thirtieth year) in the fortieth year. During the renewal period, such minimum annual royalty payments increase to the greater of $27 million or 75% of the fees earned in the fortieth year. In connection with obtaining the CKJ License in August 1994, the Company paid $9.5 million, for which it receives a credit against royalty payments of $12.5 million at the rate of $2.0 million per year.

     The CKJ License may be terminated by CKI upon the occurrence of certain events, including but not limited to the following: (i) failure by the Company to make payments due under the CKJ License, if such failure continues for a period of ten days, (ii) decrease in the Company's consolidated net worth to less than $10 million, (iii) increase in the Company's ratio of consolidated debt to consolidated net worth to more than 5-to-1, (iv) default by CKJC in the payment of debt exceeding $5 million, if such default remains uncured after the relevant grace period and the creditor under such instrument exercises its rights (whether termination, acceleration or otherwise), (v) default by the Company in the payment of debt exceeding $5 million, if such default remains uncured after the relevant grace period and the creditor under such instrument exercises its rights (whether termination, acceleration or otherwise), (vi) any other acceleration of debt of the Company exceeding $5 million, (vii) failure by the Company to obtain minimum sales thresholds in the United States, Mexico and Canada of at least $205 million in at least one of 2001, 2002, and 2003, $269 million in at least one of 2011, 2012 and 2013 or $344 million in at least one of 2021, 2022 or 2023; provided that net sales for the subsequent annual period or subsequent two annual periods does not represent (x) less than 75% of net sales for the annual period in which such net sales threshold was met, and (y) less than 90% of the minimum net sales threshold for the annual periods in any such three year grouping, (viii) failure by the Company to perform any of its other obligations under the CKJ License, if such failure remains uncured for thirty days, or (ix) filing of a bankruptcy petition by or against the Company. Notwithstanding the foregoing, if either the Company or CKJC enters into a material debt instrument that provides for a default threshold of more than $5 million, the $5 million referred to above will be increased to such greater amount.



     The foregoing description of the CKJ License reflects certain amendments thereto made on April 22, 1996. Among other things, these amendments (i) modified the term of the license from a ten year initial term with four ten year renewal terms to a forty year initial term with one ten year renewal term, (ii) modified net sales thresholds, (iii) extended the term of the CKJ License for the Khaki Collection from ten years to forty years, (iv) granted the Company the non-exclusive right to sell caps for the term of the CKJ License, (v) expanded the geographical territory for the Khaki Collection, (vi) added certain territories in Central and South America to the CKJ License and (vii) liberalized certain covenants. As consideration for such amendments, the Company issued 1,275,466 shares of nonvoting common stock to CKI. Such shares are convertible at any time upon notice to the Company into an equal number of shares of voting Common Stock. CKI has agreed to hold such shares for at least 18 months, although the Company has granted CKI certain registration rights that can be exercised at any time after the shares are converted into Common Stock.



     During the term of the CKJ License, only CKJC is prohibited from engaging in any business other than the manufacture, distribution and sale of the products produced under the CKJ License. Neither the Company nor any of its other subsidiaries is subject to such prohibition under the CKJ License.


DKNY JEANS LICENSE


     The Company has established wholly-owned subsidiaries (the "Licensees") to hold the DKNY Jeans License and manage the DKNY Jeans Label operations. Under the terms of the DKNY Jeans License, the Company has been granted an exclusive license to use the DKNY Jeans Label in connection with the manufacture, distribution and sale at wholesale of the following three categories of garments: (1) womens (including juniors and petites), mens and childrens jeans made of denim, twill, sheeting, canvas, chambray, linen, corduroy and other fabrics presently associated with jeanswear, (2) womens (including juniors and petites), mens and childrens jeans skirts, jeans shorts, jeans overalls, jeans short-alls, jeans skirt-alls, jeans shirts, jeans jackets, jeans coats and jeans dresses of a jeans-type construction made of denim, twill, sheeting, canvas, linen, corduroy, chambray and other fabrics presently associated with jeanswear,
(3) womens (including juniors and petites) and mens casual woven shirts of a jeans-type construction made of denim, chambray and other fabrics and knit tops and bottoms, including fleece, sweat shirts and T-shirts with prominent logo identification using "DKNY Jeans," in styles easily merchandised with jeanswear and (4) baseball-style caps. Donna Karan International has retained the right to use and to license to its affiliates and others the right to use, in connection with such products, marks other than DKNY Jeans. However, such products bearing the DKNY label may not be sold as a separate collection, and must be of a higher quality and more expensive fabrications, with a wholesale value of approximately thirty percent higher than the current wholesale value of such DKNY Jeans products. Also, collections of such products sold under the name or mark

Donna Karan or Donna Karan New York (whether alone or together with any descriptive or fanciful word or words) may only be targeted for the "designer" market segment with wholesale values consistent with those of third party products targeted for the "designer" market segment.



     The Company is required to produce four collections per year, and to submit merchandising plans and advertising as well as design and product specifications to Donna Karan International for its review and approval. Donna Karan International has the right to examine products produced under the DKNY Jeans License during manufacture as part of its quality control program. In addition, Donna Karan International has certain approval rights, including with respect to distributors, contractors, customers, management and design support staff of the DKNY Jeans Label business.



     The Company has the exclusive right to use the DKNY Jeans Label for jeanswear generally throughout the world (other than childrens products in Europe and the Middle East), provided that if, after five years, the Company has not exploited distribution in any country in which other DKNY products are sold on a regular basis, the distribution rights for that country may revert to Donna Karan International. The DKNY Jeans License has a 30-year term, terminating on December 31, 2026. In connection with the DKNY Jeans License, the Company has made an initial payment of $6.0 million, and will pay an additional $54.0 million, $24.0 million on June 1, 1997 and $10.0 million on June 1, in each of 1998, 1999 and 2000. These payments are not offset against future royalty payments.



     The Company will pay Donna Karan International royalty payments equal to 7% of the Company's total worldwide Net Sales (as defined) of DKNY Jeans Label products. International sales also are subject to an administrative fee of 2%. The royalty payments for Off-Price Articles (as defined) are 3.5% of worldwide net sales thereof with an administrative fee of 1% for international sales of Off-Price Articles; provided that a full royalty payment and administrative fee will apply to sales of Off-Price Articles (other than sales to Donna Karan International outlet stores) in excess of 3% of total net sales of DKNY Jeans Label products. The Company will pay annual guaranteed minimum royalties equal to 80% of Projected Net Sales (as defined) multiplied by the 7% royalty rate, payable in quarterly installments, with the initial quarterly guaranteed minimum royalty installment of $1.26 million paid upon execution of the DKNY Jeans License. Minimum annual royalty payments increase from $5.04 million in the first year to $39.4 million in the thirtieth year.



     The Company has agreed, pursuant to the DKNY Jeans License to use its best efforts, subject to industry conditions and appropriate arrangements with customers, to establish 1200 shop-in-shops in the United States within the first five years of the term of the license.



     The Company must also spend at least 3% of projected net sales of DKNY Jeans Label products for consumer media and outdoor advertising. Advertising will be created and placed by Donna Karan International's in-house creative services department under a separate advertising agreement. The Company will also incur a $5.0 million pre-launch advertising expense from March through May of 1997 and pursuant to the DKNY Jeans License, the Company will also incur an additional $15.0 million in advertising expenses before the end of 1997.



     The DKNY Jeans License may be terminated by Donna Karan International upon the occurrence of certain events, including but not limited to the following:
(i) failure to make payments when due, after expiration of the applicable grace period; (ii) discontinuing the DKNY Jeans Label operations in a material portion of the world for more than 90 days; (iii) after the second annual period, (A) net sales during any two consecutive annual periods are less than the amount necessary to generate the guaranteed minimum royalty for each such annual period but at least 80% of the minimum royalty sales (as defined) for each such annual period, or (B) net sales during any annual period are less than 80% of the minimum royalty sales for such annual period, or (C) net sales during any annual period are less than 75% of the net sales during the immediately preceding annual period and less than 90% of the minimum royalty sales for such annual period (subject to, in the case of (A) (B) and (C), the right of the Company under certain circumstances to submit a recovery plan and to implement such plan), or (D) net sales during any three annual periods during any period of five consecutive annual periods are less than the projected net sales for each such annual period; (iv) the Licensee defaults on any obligation secured by the DKNY Jeans Label products and the secured party enforces its rights against such products or the Licensee defaults on any obligation of at least $5 million which is secured by DKNY Jeans Label products and the secured party accelerates such obligation, subject to the rights of the Licensee in the case of such acceleration to dispute it in good faith and the entire amount of the obligation is bonded or otherwise provided for; (v) the Licensee fails to satisfy the minimum advertising obligation (as defined) for any annual period, subject to certain remedy rights, or for two consecutive annual Periods; (vi) certain other defaults related to the Licensee operating no other business, confidentiality, assignability, diversion of products or termination of the occupancy agreement for showroom space by reason of default; (vii) the Company is acquired by, merged into or consolidated with or a controlling equity position is issued or transferred to, any person that is a major competitor of the DKNY brand or a major retail customer of the Licensee or of the licensor or the licensor's affiliates; (viii) the Company enters into any licensing or similar arrangement covering jeanswear-type products to be sold by the Company under the name or mark of any living fashion designer prior to the beginning of the fifth annual period or any American fashion designer prior to the end of the tenth annual period (excluding Donna Karan, Calvin Klein and Bill Blass); (ix) failure by the Licensee or the Company to perform any of their other material obligations under the DKNY Jeans License, if such failure remains uncured for 15 or, under certain circumstances, 90 days; (x) default by the Company on its guarantee obligations with respect to the Licensee; and (xi) certain events of bankruptcy with respect to the Licensee or the Company.


CALVIN KLEIN OUTLETS


     In July 1996, the Company announced that it had entered into a letter of intent with CKI to acquire 14 of the 15 existing CK Outlets owned by CKI located in the United States, with rights to open additional CK Outlets in the United States, Canada and Mexico. The Company believes that the acquisition of the CK Outlets will enhance its ability to distribute excess inventory in a manner that does not adversely affect its department and specialty store customers. Pursuant to the proposed terms of the acquisition, the Company will assume the existing leases of the CK Outlets and will purchase the inventory and certain other assets of the CK Outlets at CKI's cost. The Company expects to be granted exclusive and non-exclusive licensing rights to sell certain products at the CK Outlets at specified royalty rates. The license to be granted is expected to have an initial term of eight years, expiring December 31, 2004, with up to four ten-year renewals, to be coterminous with the CKJ License. The Company expects to consummate the acquisition in the fourth quarter of 1996 using existing cash or borrowings under the Revolving Credit Facility.


LICENSING OPERATIONS

     Prior to obtaining the CKJ License, the Company produced and distributed sportswear under the Bill Blass and Rio labels and produced sportswear for various retailers under private labels. As of January 1, 1996, the Company licensed the Rio label and sublicensed the Bill Blass labels to Commerce Clothing. The Company continues to market the products produced under the license and sublicense and will receive revenues of approximately 4.5% of net sales of products under the Rio license and 5% of net sales of products under the Bill Blass sublicense. In addition, Commerce Clothing pays to the Company amounts equivalent to those the Company must pay under the license agreement between the Company and Bill Blass.

     The Company has entered into a sublicense agreement for Calvin Klein Jeans Label products, other than khaki products and childrens apparel, for sale in Canada. The Company also has entered into a sublicense agreement for Calvin Klein Jeans Label childrens apparel in the United States. Under the sublicense agreement for Canada, the Company will receive net revenues of approximately 7% of net sales, and under the sublicense agreement for childrens apparel in the United States, the Company will receive net revenues of approximately 4% of net sales. Such amounts are in addition to a payment of 7% on net sales that the sublicensee pays to the Company and that the Company remits to CKI pursuant to the CKJ License. Under both agreements, the Company remains responsible for working with CKI to develop the lines for presentation to the sublicensee, and the sublicensee pays 3% of gross sales, net of discounts, as a fee for advertising, which the Company remits to CKI. The Company is negotiating sublicense agreements with respect to Calvin Klein Jeans Label khaki products and childrens apparel for Canada. The Company also is currently negotiating sublicense or distribution agreements for products in Mexico, Central America and South America.

COMPETITION


     The apparel industry in the United States is highly competitive. The Company competes with numerous producers of sportswear, many of which are significantly larger and have significantly greater financial resources than the Company. The labels that the Company's products compete with include Guess?, Lee, Levis, Liz Claiborne, Nautica, Polo/Ralph Lauren and Tommy Hilfiger, as well as certain other designer and non-designer lines. The Company's ability to compete depends, in substantial part, upon the endurance of the Calvin Klein image and upon the ability of the Company to continue to offer high-quality garments at competitive prices.



     Although the CKJ License grants the Company the exclusive right to sell certain types of sportswear under the Calvin Klein Jeans Labels, the terms of the CKJ License permit CKI to sell, or to grant a license to sell, other types of apparel, including certain types of sportswear, under a Calvin Klein trademark that could be similar to, and competitive with, the Calvin Klein Jeans Label products sold by the Company. See "-- CKJ License." The DKNY Jeans License prohibits the Company from entering into any licensing or similar arrangement covering jeanswear-type products to be sold by the Company under the name or mark of any living fashion designer for approximately five years or of any American fashion designer for approximately ten years. See "-- DKNY Jeans License."


IMPORT RESTRICTIONS


     During 1995, the Company imported approximately 20% of the Calvin Klein Jeans Label products that it sold. Such imports are subject to bilateral textile agreements between the United States and a number of foreign countries. Such agreements, which have been negotiated under the framework established by the Arrangement Regarding International Trade in Textiles, allow the United States to impose restraints at any time on the importation of categories of merchandise that, under the terms of the agreements, are not currently subject to specified limits. The Company does not own the right to import finished garments into the United States, but it relies on its contract manufacturers and its agents to obtain the necessary quotas. In the past, to the extent that necessary import quotas have not been available with respect to a particular source of supply, the Company has been able to find an alternative source of supply. Accordingly, the availability of quotas has not had a material effect upon the Company's business, financial condition or results of operations. The Company's continued ability to source products that it imports may be adversely affected by a significant decrease in available import quotas as well as any additional bilateral agreements and unilateral trade restrictions. See "Risk
Factors -- Dependence on Manufacturers."


EMPLOYEES

     As of September 30, 1996, the Company and its subsidiaries employed approximately 970 persons. Approximately 560 of such employees were covered by collective bargaining agreements at the Company's New Bedford, Abbeville and Nesquehoning facilities. The agreements for the Company's New Bedford and Nesquehoning facilities will expire on May 31, 1997, and the agreement with respect to the Abbeville facility will expire on June 30, 1997. The Company has not experienced any work stoppage and management believes that its relations with its employees are good.

PROPERTIES

     The following table sets forth the Company's distribution and manufacturing facilities as of September 30, 1996:


                                                                                     APPROXIMATE
                                                                                     FLOOR SPACE
           LOCATION                                    USE                            (SQ. FT.)
------------------------------  --------------------------------------------------   -----------
New Bedford, MA...............  Warehousing and distribution (leased)                  370,000
                                Warehousing and distribution (operated under
Secaucus, NJ..................  contract)                                              200,000
Nesquehoning, PA..............  Manufacturing (owned)                                   56,000
Abbeville, SC.................  Manufacturing (owned)                                   40,000

     The Company acquired its two manufacturing facilities located in Abbeville and Nesquehoning in connection with obtaining the CKJ License. Since that time, the Company has been able to improve operational efficiencies and reduce costs at these facilities. The distribution facility in North Arlington, New Jersey is expected to be operational in the second half of 1997 and will contain approximately 375,000 square feet. See "-- Distribution."


     In addition to the facilities described above, the Company leases 42,000 square feet for its executive offices in New York, New York and rents an entire floor for a showroom for its Calvin Klein Jeans Label products and for offices in CKI's headquarters building in New York, New York.

LEGAL PROCEEDINGS


     On October 15, 1990, an amended complaint (the "Complaint") was filed against Rio Sportswear, a subsidiary of the Company, and certain other defendants in the United States District Court for the Southern District of New York under the caption Golden Trade, S.r.L. et al. v. Jordache Enterprises, Inc. et al. The Complaint alleges, among other things, that the Company infringed a patent held by Greater Texas and Golden Trade S.r.L. relating to acid wash processes used in the manufacture of garments having a random fade effect. Similar suits are pending against the major manufacturers of such jeanswear. The Complaint seeks damages against all the defendants in unspecified amounts. On November 27, 1990, the Company filed an answer denying the material allegations of the Complaint and asserting affirmative defenses and counterclaims. On December 1, 1995, a revised opinion and order was issued by the court in which, among other things, the court granted certain of the defendants' motions for summary judgment, and denied others of such motions. On January 31, 1996, the case was assigned to a new judge. No trial date has been set. Rio Sportswear had received a proposal from plaintiffs offering to settle the litigation, which was subsequently withdrawn, and Rio Sportswear made a counterproposal, which was also withdrawn. There can be no assurance that plaintiffs will make or consider further settlement proposals with respect to the litigation. If the parties are unable to reach a settlement, Rio Sportswear intends to contest the action vigorously. The outcome of litigation is inherently unpredictable and, in the event that no settlement were reached and Rio Sportswear were found to have infringed the patent in suit, damages and attorneys' fees could be assessed against Rio Sportswear. No assurance can be given that such damages and fees would not have a material adverse effect upon the Company's results of operations in the period in which the judgment is rendered; however, the Company believes that any such damages and fees would not have a material adverse effect upon the Company's business or financial condition.


     The Company is involved from time to time in various routine legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of its business. The Company has been active in pursuing actions against counterfeiters and diverters of its Calvin Klein Jeans Label products. In the opinion of the Company's management, the resolution of such matters will not have a material adverse effect on its business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information as of September 1, 1996 concerning the directors and executive officers of the Company.

             NAME               AGE                        POSITION
------------------------------  ---     ----------------------------------------------
Merril M. Halpern.............  62      Chairman of the Board
Arnold H. Simon...............  50      Chief Executive Officer, President and
                                        Director
Debra Simon...................  40      Executive Vice President and Director
A. Lawrence Fagan(1)..........  67      Director
Maurice Dickson...............  51      Executive Vice President and Chief Financial
                                        Officer
Daniel J. Gladstone...........  40      Executive Vice President and President of
                                        Calvin Klein Jeanswear Company
David Fidlon..................  54      Senior Vice President, Controller and Chief
                                          Accounting Officer
John J. Jones.................  29      Vice President, General Counsel and Secretary
Peter Brown...................  48      Director
Frederick W. Zuckerman(1).....  62      Director

---------------
(1) Member of Audit Committee

     Merril M. Halpern has been a director of the Company since March 1994. Since October 1984, Mr. Halpern has served as Chairman of the Board of Charterhouse Group International, Inc., a privately-owned investment firm ("Charterhouse Group"). From 1973 to October 1984, Mr. Halpern served as President and Chief Executive Officer of Charterhouse Group. Mr. Halpern is also a director of Dreyer's Grand Ice Cream, Inc., Del Monte Corporation, Insignia Financial Group, Inc., Microwave Power Devices, Inc. and American Disposal Services, Inc.

     Arnold H. Simon has been President of Rio Sportswear since 1984 and Chief Executive Officer, President and a director of the Company since it was founded. Mr. Simon has an aggregate of 28 years of experience in the apparel industry. Mr. Simon is married to Debra Simon.

     Debra Simon has been Executive Vice President and a director of the Company since March 1994 and Vice President of Rio Sportswear since 1985. Ms. Simon has over 17 years of experience in the sale and merchandising of jeans and sportswear. Ms. Simon is married to Arnold H. Simon.

     A. Lawrence Fagan has been a director of the Company since March 1994. Mr. Fagan has been Executive Vice President and Chief Operating Officer of Charterhouse Group since 1985 and was Senior Vice President of Charterhouse Group from 1983 to 1985. For 25 years prior to joining Charterhouse, he held various corporate executive and investment banking positions. He is a director of Microwave Power Devices, Inc. and American Disposal Services, Inc.

     Maurice Dickson has been Executive Vice President and Chief Financial Officer of the Company since September 1, 1995. Prior to that time, from 1981 to 1995, Mr. Dickson served as Chief Financial Officer of Ellen Tracy, Inc. Mr. Dickson has an aggregate of 27 years of experience in the apparel industry.

     Daniel J. Gladstone has been Executive Vice President of the Company since April 1996 and President of Calvin Klein Jeanswear Company since July 1994. Prior to that time, from 1990 to July 1994, he served as President of CKI's Womens Sportswear Division and CKI's Womens Division and from 1992 to July 1994 he also served as President of CKI's Mens Division.

     David Fidlon has been Senior Vice President and Controller of the Company since June 1995 and was named Chief Accounting Officer on January 22, 1996. Prior to joining the Company, Mr. Fidlon served as Director of Compliance and Financial Reporting for Ellen Tracy, Inc. from June 1994 to June 1995, and as

Senior Manager and Audit Compliance Manager at Weidenbaum Ryder & Co. Accountants & Auditors from 1989 to June 1994.


     John J. Jones has served as Vice President, General Counsel and Secretary of the Company since January 1996. Prior to that time, Mr. Jones was engaged in the private practice of law at the law firm of Skadden, Arps, Slate, Meagher & Flom beginning in 1991.


     Peter Brown has been a director of the Company since July 1996. Mr. Brown is also Chairman of the Board and Chief Executive Officer of Datamarine International, a communications equipment manufacturer. He has been President of South Beach, a consulting firm, since 1990 and Chief Executive Officer of Heather Hill Sportswear, a manufacturer of moderately-priced mens and boys sportswear, since 1974. Mr. Brown is also a principal in Denim Works, a chain of fashion denim stores in Denver, Colorado.

     Frederick W. Zuckerman has been a director of the Company since July 1996. Mr. Zuckerman has been General Partner of Zuckerman, Firstenberg & Associates LLC since 1995. Mr. Zuckerman was Vice President and Treasurer of IBM Corporation from 1993 to 1995, from 1991 to 1993, he served as Senior Vice President and Treasurer of RJR Nabisco, Inc., and from 1981 to 1990, he served as Vice President and Treasurer of Chrysler Corporation. Mr. Zuckerman is also a member of the Boards of Directors of Meditrust, Turner Construction Company, NVR Corporation, Olympic Financial, Ltd., The Japan Equity Fund, The Singapore Fund and Caere Corporation.

BOARD OF DIRECTORS


     The Company has three classes of directors, which are elected for staggered terms of three years. The initial terms of each class expire at the annual meeting of stockholders in 1997 (Class I), 1998 (Class II) and 1999 (Class III), respectively. Messrs. Fagan and Zuckerman are Class I directors, Mr. Brown and Ms. Simon are Class II directors and Messrs. Simon and Halpern are Class III directors. Each director holds office until his or her successor is duly elected and qualified or until his or her resignation or removal, if earlier.


     The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for officers of the Company, and is also be responsible for administering the Stock Plan and the Director Plan (each as defined below).

     The Delaware General Corporation Law provides that a Company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and By-laws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The Company has directors and officers liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly paid executive officers other than the Chief Executive Officer, who served as executive officers of the Company as of December 31, 1995 for services rendered in all capacities to the Company and its subsidiaries during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION(1)
                                                          ----------------------------------
                                                          YEAR       SALARY         BONUS
                                                          -----    ----------     ----------
    Arnold H. Simon.....................................   1995    $1,000,000     $3,350,000
    President and Chief Executive Officer                  1994     1,544,958             --
                                                           1993     2,764,769             --
    Maurice Dickson(2)..................................   1995       300,000         50,000
    Executive Vice President and                           1994
    Chief Financial Officer                                1993
    Daniel J. Gladstone.................................   1995       350,000      1,208,862
    Executive Vice President and                           1994       141,475        249,185
    President, CKJC                                        1993
    Debra Simon.........................................   1995       400,000         50,000
    Executive Vice President                               1994       341,964
                                                           1993       587,886
    David Fidlon(3).....................................   1995       150,000
    Senior Vice President, Controller                      1994
    and Chief Accounting Officer                           1993

---------------
(1) While each of the five named individuals received perquisites or other personal benefits in the years shown, in accordance with applicable regulations, the value of these benefits is not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Mr. Dickson has been employed with the Company since September 1995. The amounts shown in these columns are the annual salary and bonus that are set forth in Mr. Dickson's employment agreement with the Company. For 1995, Mr. Dickson's total compensation was $99,230.

(3) Mr. Fidlon has been employed by the Company since June 1995. The amounts shown in these columns are the annual salary and bonus that the Company has agreed to pay to Mr. Fidlon. For 1995, Mr. Fidlon's total compensation was $81,693.

EMPLOYMENT AGREEMENTS

     Arnold Simon. The Company has an employment agreement with Arnold H. Simon (the "Simon Employment Agreement"). The Simon Employment Agreement, which expires on December 31, 1998, provides for Mr. Simon to be President and Chief Executive Officer of the Company at an annual base salary of not less than $1.5 million. The Simon Employment Agreement also provides that he will receive an annual cash bonus in 1996 equal to the difference between (i) 2% of all Adjusted EBITDA (as defined) if such 1996 Adjusted EBITDA is between $50 million and $60 million or 3% of all Adjusted EBITDA if it exceeds $60 million and (ii) $2 million. With respect to 1997 and 1998, the Simon Employment Agreement provides that he will receive an annual cash bonus based on specified increases in Adjusted EBITDA ranging from 2 1/2% to 4% of all Adjusted EBITDA in the applicable year. In addition, Mr. Simon will be entitled to participate in the plans and programs maintained by the Company for its senior executives.

     The Simon Employment Agreement may be terminated at any time by Mr. Simon for "Good Reason," which shall be deemed to exist if, without his consent, among other things, (i) a majority of Additional Board

Members (as defined) shall consist of persons whose election or appointment was not approved in writing by Mr. Simon (other than those persons who are members as of the date of the agreement); (ii) there shall occur (A) any liquidation of the Company or of CKJC, or the sale of substantially all of the assets of the Company and CKJC taken as whole or (B) any merger, consolidation or other business combination of the Company or CKJC (each a "Transaction") or any combination of such Transactions, other than a Transaction immediately after which the stockholders of the Company who are stockholders immediately prior to the Transaction continue to own beneficially, directly or indirectly, more than 80% of the then outstanding voting securities of the Company; or (iii) any person or group (as such term is defined under the Exchange Act), or group of related persons (other than Charterhouse) which is not an affiliate of the Company currently shall beneficially own, directly or indirectly, more than 50% of the then outstanding voting stock of the Company.

     Upon termination by Mr. Simon for Good Reason or termination by the Company without Cause (as defined), Mr. Simon will be entitled, in addition to any accrued base salary and annual bonus earned but not yet paid, a lump sum payment in an amount equal to the sum of (i) Mr. Simon's highest annual base salary during the term multiplied by 2.99 (299%) and (ii) Mr. Simon's average annual bonus paid or payable with respect to then immediately preceding three fiscal years multiplied by 2.99 (299%); provided that the maximum amount payable shall not exceed $9 million in the aggregate. Mr. Simon has the obligation to notify the Company in writing of the reason for his proposed termination for Good Reason, and the Company will have the right to correct certain acts or failures described in such notice.

     The Simon Employment Agreement also provides that the Company may terminate Mr. Simon for Cause, at which time he will be entitled, among other things, to his then existing base salary through the date of termination and any annual bonus for the prior fiscal year not yet paid together with the pro rata portion of the annual bonus for the calendar year in which termination occurs through the date of termination. Mr. Simon has also agreed that if he voluntarily terminates his employment other than for Good Reason, that he will not compete with the Company for the lesser of the remaining term of the agreement or 24 months following the date of termination.

     Maurice Dickson. Rio Sportswear and CKJC entered into an employment agreement with Maurice Dickson (the "Dickson Employment Agreement"), effective September 1, 1995. The Dickson Employment Agreement, which expires on August 15, 1997, unless renewed, provides for Mr. Dickson to be employed as Chief Financial Officer of the Company and, commencing on January 1, 1996, to receive an annual base salary of $400,000, an annual bonus based upon the Company's performance and certain other benefits. The Dickson Employment Agreement will automatically renew for additional one year periods unless the Company gives written notice of non-renewal at least five months prior to the renewal date.

     Daniel J. Gladstone. CKJC has an employment agreement with Daniel J. Gladstone (the "Gladstone Employment Agreement") which expires on December 31, 1997, unless renewed. The Gladstone Employment Agreement provides for Mr. Gladstone to be employed as President of CKJC and, commencing on January 1, 1996, to receive an annual base salary of $450,000, an annual bonus based on the Company's performance and certain other benefits.

     David Fidlon. Rio Sportswear and CKJC has an employment agreement with David Fidlon (the "Fidlon Employment Agreement"), which expires on June 12, 1997. The Fidlon Employment Agreement provides for Mr. Fidlon to be employed as Senior Vice President and Controller of the Company and, commencing on January 1, 1996, to receive an annual base salary of $225,000, annual bonus based upon the Company's performance and certain other benefits. The Fidlon Employment Agreement will automatically renew for additional one year periods unless the Company gives written notice of non-renewal at least five months prior to the renewal date.

     Debra Simon. The Company has an employment agreement with Ms. Simon, which expires on December 31, 1997, and provides for Ms. Simon to be employed as Executive Vice President at an annual salary of $400,000 and a bonus at the discretion of the Company. Ms. Simon's agreement will automatically renew for additional one year periods unless the Company gives written notice of non-renewal by the August 31 prior to the renewal year.

     John J. Jones. The Company has an employment agreement with Mr. Jones, which terminates on January 29, 1998, and provides for an annual salary of $175,000 and a bonus at the discretion of the Company. Mr. Jones' agreement will automatically renew for additional one year periods unless the Company gives written notice of non-renewal by the August 29 prior to the renewal year.

DIRECTORS COMPENSATION


     Directors of the Company who are not also employed by or otherwise affiliated with the Company will receive fees of $5,000 as annual compensation, $5,000 for each regular and special meeting attended of the Board of Directors and $3,000 for each committee meeting attended (held on a different day from meetings of the full Board of Directors). In addition, directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each directors' and committee meeting. Outside directors are also eligible to receive stock options pursuant to the Director Plan. See " -- 1996 Non-Employee Director Stock Option Plan." Subject to the approval of the stockholders of the Company, on July 16, 1996, Messrs. Brown and Zuckerman were each granted options to purchase 5,000 shares of Common Stock at $16 1/2 per share, the fair market value of the shares on that date.


STOCK OPTION PLAN

     The Company's Board of Directors and stockholders have approved the Designer Holdings Ltd. 1996 Stock Option and Incentive Plan (the "Stock Plan"). The description in this Prospectus of the principal terms of the Stock Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Stock Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Pursuant to the Stock Plan, executive officers, key employees and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Options granted under the Stock Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during its term. Restricted stock may be granted in addition to or in lieu of any other award granted under the Stock Plan.

     Under the Stock Plan, the Company has reserved 2,363,200 shares of Common Stock for issuance of awards under the Stock Plan (subject to antidilution and similar adjustments). Concurrently with the IPO, 1,575,000 shares subject to options were granted at the initial public offering price of $18.00, including options to purchase 250,000, 200,000 and 150,000 shares to Messrs. Dickson, Gladstone and Fidlon, respectively.


     The Stock Plan is administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. Subject to the provisions of the Stock Plan, the Committee determines the type of award, when and to whom awards are granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Committee may interpret the Plan and may at any time adopt such rules and regulations for the Stock Plan as it deems advisable. The Committee may, additionally, cancel or suspend awards.



     In determining the persons to whom awards are granted and the number of shares covered by each award the Committee takes into account the duties of the respective persons, their present and potential contribution to the success of the Company and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Stock Plan.



     An option is granted on such terms and conditions as the Committee approves, and generally may be exercised for a period of up to 10 years from the date of grant. Generally, ISOs are granted with an exercise price equal to the "Fair Market Value" (as defined in the Stock Plan) on the date of grant. In the case of ISOs, certain limitations apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" (as defined in the Stock Plan). The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by such other manner as the Committee determines, including a cashless exercise procedure through a broker-dealer. The Committee may, in its discretion, make a loan to a grantee in an amount sufficient to pay the option price payable by such grantee. Options granted under the Stock Plan will become exercisable at such times and under such conditions as the Committee determines, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control" (as defined in the Stock Plan). Generally, stock options may not be exercised unless the grantee is employed by the Company.



     The Stock Plan also permits the Committee to grant SARs with respect to all or any portion of the shares of Common Stock covered by options. SARs are exercisable only at such time or times and only to the extent that the related option is exercisable and, if such option is an ISO, only if the Fair Market Value per share of Common Stock exceeds the ISO purchase price.



     Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Common Stock, as determined by the Committee, equal to the excess, if any of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised over (ii) the exercise price per share of the option to which the SAR relates.


     When an SAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Stock Plan.

     The Stock Plan further provides for the granting of restricted stock awards, which are awards of Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Committee determines (the "restricted period"). The Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control.


     During the restricted period, the grantee is entitled to receive dividends with respect to, and to vote the shares awarded to him. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including the cancellation of restrictions in connection with certain types of termination of service.



     The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Stock Plan; provided, however, that, to the extent required by any applicable law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect any award previously granted, except with the written consent of the grantee.


     No awards may be granted under the Stock Plan after the tenth anniversary of the approval of the Stock Plan.


1996 OUTSIDE DIRECTOR STOCK OPTION PLAN



     The Company has adopted, subject to stockholder approval at the 1997 annual meeting, the 1996 Outside Director Stock Option Plan (the "Director Plan"), which provides for the granting of nonqualified options to purchase shares of Common Stock to any director of the Company who (i) first becomes a member of the Board of Directors on or after July 16, 1996, (ii) is not an active employee or officer of the Company or a subsidiary thereof and (iii) is not appointed or designated to serve as a member of the Board of Directors by the Principal Stockholder, Charterhouse, Mr. Simon or any of their respective affiliates (each, an "Eligible Director"). The Director Plan is designed to provide a means of giving Eligible Directors an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and stimulating their efforts on the Company's behalf.

     The Director Plan authorizes the issuance of up to 100,000 shares of Common Stock, subject to adjustments in certain circumstances. No options may be granted 10 years from the effective date of the Director Plan.

     Eligible Directors are eligible to receive options under the Director Plan in accordance with the terms thereof. Each Eligible Director, on the initial grant date (as defined in the Director Plan), will be granted NQSOs to purchase 5,000 shares of Common Stock. Each year, other than with respect to the year in which an Eligible Director receives an initial grant of options, as of the first business day following the annual meeting of stockholders, each Eligible Director will receive a NQSO to purchase 3,000 shares of Common Stock. Upon the exercise of an option, the purchase price paid by an Eligible Director will be 100% of the fair market value of such share at the time of the grant of the option, or the par value of the share, whichever is greater.


     The options to purchase shares of Common Stock described above will be exercisable on or after the first anniversary of the date of grant. In addition, options granted and not previously exercisable will become vested and fully exercisable immediately upon an Eligible Director's death or disability or upon a Change in Control (as defined in the Director Plan).


     Each option will expire upon the tenth anniversary of the date of grant. Subject to the number of shares authorized for issuance under the Director Plan and the term of the Director Plan, the Director Plan shall continue in effect without limit unless and until the Board of Directors otherwise determines.


     If an Eligible Director terminates his or her service on the Board of Directors for any reason, including disability, death, resignation, or failure to stand for reelection, any exercisable option which has not expired may be exercised, to the extent exercisable at the time of such termination of service, by the Eligible Director (or, in the event of his death) until the first anniversary of the date that the Eligible Director ceases to be a member of the Board of Directors.



     The Director Plan is administered by a duly appointed committee of the Board of Directors which has the full and final authority to interpret the Director Plan and to adopt and amend such rules and regulations for the administration of the Director Plan. In addition, the Board of Directors has the right to amend or terminate the Director Plan in certain circumstances.

                              CERTAIN TRANSACTIONS

     On August 4, 1994, Mr. Simon contributed approximately 83% of his interests in the Predecessor Companies to the Company in exchange for a 50% beneficial equity interest in the Company through his interest in New Rio, L.L.C., the Principal Stockholder. Mr. Simon also granted the Company an option to acquire his remaining approximately 17% interest in the Predecessor Companies for $4.0 million. Mr. Simon's interests in the Predecessor Companies were contributed in connection with the transaction in which Mr. Simon and Charterhouse (including Chef Nominees Limited) each received a 50% equity interest in the Principal Stockholder. Charterhouse contributed $20 million in cash in exchange for its interest. Mr. Simon's contribution of his equity interest in the Predecessor Companies was deemed by Mr. Simon and Charterhouse to be equal in value to Charterhouse's cash contribution. In April 1995, the Company exercised its option, and purchased Mr. Simon's remaining interests for approximately $1.3 million in cash and the cancellation of notes receivable from Mr. Simon on which approximately $2.7 million principal and accrued interest was outstanding.

     In 1994, the Company loaned an aggregate of $2.4 million to Mr. Simon and Ms. Simon, including $850,000 in connection with the transactions described above. Such loans, evidenced by promissory notes, bore interest at a fluctuating annual rate equal to the rate publicly announced by Chemical Bank in New York as its reference rate plus 3% per annum. The loans were secured by the retained 17% interest in the Predecessor Companies. In April 1995, upon the exercise by the Company of its option to acquire such interest, the notes were cancelled.

     In 1994, Charterhouse loaned $45.2 million to the Company and received notes payable in an equal amount. The notes payable to Charterhouse bore interest at a fluctuating annual rate equal to the rate publicly announced by Chemical Bank in New York as its reference rate plus 3% per annum. The notes were repaid in full by the Company with proceeds of certain borrowings in May 1995. See Note 11 to the audited consolidated financial statements of the Company included elsewhere in this Prospectus.

     In connection with the repurchase of Mr. Huang's interests in the Predecessor Companies in August 1994, the Company may be liable for an additional purchase price of approximately $1.1 million (which is net of an approximately $900,000 adjustment to such purchase price). See "The Company" and
Note 3 to the audited consolidated financial statements of the Company included elsewhere in this Prospectus.

REGISTRATION RIGHTS AGREEMENTS

     The Company has a registration rights agreement with the Principal Stockholder and CKI (the "Registration Rights Agreement") providing for certain registration rights with respect to shares of Common Stock owned by the Principal Stockholder and CKI. Under the Registration Rights Agreement, through their respective ownership interests in the Principal Stockholder, each of Charterhouse and Mr. Simon will have independent rights to request not less than two demand registrations, although under certain circumstances, the Company may be required to effect additional demand registrations in connection with the shares of Common Stock attributable to Charterhouse and Mr. Simon. The Principal Stockholder will also have the right to require the Company to include shares of Common Stock held by it on behalf of the holders of ownership interests in the Principal Stockholder in certain other registrations of the Company's securities initiated by the Company on its own behalf or on behalf of any other stockholder of the Company. Holders of ownership interests in the Principal Stockholder may exercise such rights independently but only through the Principal Stockholder. After conversion of its non-voting common stock into Common Stock, CKI will also have the right to include its shares in such other registrations. In addition, CKI may pledge such shares to lenders and after expiration of the 180-day "lock-up" period entered into in connection with the IPO, such lenders shall have a one-time demand right following foreclosure on such shares; provided that such lenders in good faith shall first have taken substantial steps to pursue and obtain the collection of the obligations owed to them from CKI. Any such request to have Common Stock registered under the Registration Rights Agreement may be delayed by the Company for up to 120 days if the Company determines in its reasonable judgment that the registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company. All fees, costs and expenses of any registration under the Registration Rights Agreement, other than underwriting discounts and any other expenses attributable to Common Stock sold by the Principal Stockholder or CKI, will be paid by the Company.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth as of September 30, 1996 the total number of shares of Common Stock of the Company beneficially owned, and the percentage so owned, by (i) each director of the Company, (ii) each person who has an ownership interest in the Principal Stockholder, (iii) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company, (iv) each of the executive officers listed in the Summary Compensation Table and (v) all directors and officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. The Principal Stockholder is a limited liability company and is the record owner of the shares of Common Stock beneficially owned by the persons listed under its heading below. Its operative agreement allows the holders of ownership interests therein generally to cause the Principal Stockholder to exercise disposition rights as directed by each such holder independently with respect to such holder's allocable percentage of the shares of Common Stock of the Company. Therefore, such persons may be deemed to be the beneficial owners of shares of Common Stock of the Company.



                                                                               SHARES OF
                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED
                                                                       -------------------------
                      NAME OF BENEFICIAL OWNER                           NUMBER       PERCENTAGE
---------------------------------------------------------------------  ----------     ----------
NEW RIO, L.L.C.:
  Charterhouse Equity Partners II, L.P. .............................   8,033,800        25.0%
  535 Madison Avenue
  New York, NY 10022
  Arnold H. Simon(1).................................................   8,102,889        25.2%
  1385 Broadway
  New York, NY 10018
  Martin L. Berman...................................................     141,146           *
  Steven E. Berman...................................................      53,272           *
  Phyllis West Berman................................................      51,084           *
  Trust for the benefit of Mark K. Berman and Allison A. Berman......     157,445           *
  Michael A. Covino..................................................     225,374           *
  Chef Nominees Limited..............................................      15,934           *
                                                                       ----------       -----
          NEW RIO, L.L.C. TOTAL......................................  16,780,944        52.2%
Calvin Klein, Inc.(2)................................................   1,275,466         4.0%
  205 West 39th Street
  New York, NY 10018
Merril M. Halpern(3).................................................          --          --
Debra Simon(4).......................................................          --          --
A. Lawrence Fagan(3).................................................          --          --
Maurice Dickson......................................................       9,500           *
Daniel J. Gladstone(5)...............................................      71,667           *
David Fidlon.........................................................       3,000           *
Peter Brown..........................................................          --          --
Frederick W. Zuckerman...............................................          --          --
All current executive officers and directors
  as a group (10 persons)(3)(5)......................................   8,196,556        25.5%


---------------
 *  Less than one percent.


(1) Includes 318,867 shares owned by AS Enterprises LLC, a company owned by Mr. and Ms. Simon.



(2) Assumes conversion of 1,275,466 shares of non-voting common stock into 1,275,466 shares of Common Stock.



(3) Messrs. Halpern and Fagan are executive officers of Charterhouse Group International, Inc., which indirectly controls Charterhouse. Messrs. Halpern and Fagan may be deemed to beneficially own the shares of Common Stock beneficially owned by Charterhouse. Messrs. Halpern and Fagan disclaim all such beneficial ownership.



(4) Ms. Simon is Mr. Simon's wife. See Mr. Simon's beneficial ownership above.



(5) Includes 66,667 shares issuable upon the exercise of options exercisable within 60 days.

                    DESCRIPTION OF THE PREFERRED SECURITIES


     The Preferred Securities will be issued pursuant to the terms of the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, IBJ Schroder Bank & Trust Company, will act as Indenture Trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration.


GENERAL


     The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust. The Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. The Preferred Securities will be issued in fully registered form without coupons.


     All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Preferred Securities. See "-- Subordination of Common Securities." Title to the Convertible Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee will be held by IBJ Schroder Bank & Trust Company, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "-- Voting Rights."

DISTRIBUTIONS


     Distributions on Preferred Securities will be fixed at a rate per annum
of     % of the stated liquidation amount of $50 per Preferred Security.
Distributions in arrears for more than one quarter will bear interest thereon at
a rate per annum of     % thereof compounded quarterly. The term "distribution"
as used herein includes any such interest (including any Additional Interest as defined under "Description of Convertible Debentures -- Additional Interest") payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.


     Distributions on the Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing December 31, 1996, when, as and if available for payment, by the Property Trustee, except as otherwise described below. The Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable; provided, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest since interest would continue to accrue on the Convertible Debentures) during any such extended interest payment period. In the event that the Company exercises this right, then, during such period the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures -- Interest" and "Description of the Convertible Debentures -- Option to Extend Interest Payment Periods." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to the holders of record of Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.


     Distributions on the Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Trustee Account. Amounts available to the Trust for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust from the Company for the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company, as set forth under "Description of the Guarantee."



     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which generally will be the March 15, June 15, September 15 and December 15 relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that any date on which distributions are payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or in Wilmington, Delaware are authorized or required by law to close.


CONVERSION RIGHTS


     General. Preferred Securities will be convertible at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Preferred Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the option of the holder thereof and in the manner described below, into shares of Common Stock
at an initial conversion rate of           shares of Common Stock for each
Preferred Security (equivalent to a conversion price of $          per share of
Common Stock), subject to adjustment as described under "-- Conversion Price Adjustments" below. The Trust will covenant in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Preferred Securities. A holder of a Preferred Security wishing to exercise its conversion right will deliver an irrevocable notice of conversion, together, if the Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent, which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Common Stock. Holders may obtain copies of the required form of the notice of conversion notice from the Conversion Agent. Procedures for converting book-entry Preferred Securities into shares of Common Stock will differ, as described under "-- Book-Entry Only Issuance -- The Depository Trust Company."



     Holders of Preferred Securities at 5:00 p.m. (New York City time) on a distribution record date will be entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Preferred Securities; provided, however, that any holder of Preferred Securities who delivers such Preferred Securities for conversion after receiving a notice of redemption from the Property Trustee during an Extension Period will be entitled to receive all accumulated and unpaid distributions to the date of conversion. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the related conversion notice was received by the Conversion Agent.



     Shares of Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Common Stock on the date such Preferred Securities are surrendered for conversion.



     Conversion Price Adjustments -- General. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock,
(d) the distribution to holders of Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of Common Stock as of the Trading Day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the Trading Day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.



     The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus, the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deem advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation -- Adjustment of Conversion Price."


     No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless adjustment would require a change of at least 1% in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Preferred Securities.



     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of the Company. In the event that the Company shall be a party to any transaction, including, without limitation, and with certain exceptions, (a) a recapitalization or reclassification of the Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of Preferred Securities then outstanding shall have the right to convert the Preferred Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Preferred Securities immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities in the future. For example, if the Company were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.



     Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Preferred Securities or to the holders of Common Stock. See "United States Federal Income Taxation -- Adjustment of Conversion Price."


MANDATORY REDEMPTION


     The Convertible Debentures will mature on             , 2016 and may be
redeemed, in whole or in part, at any time after             , 1999 or at any
time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable Redemption Price, together with accrued and unpaid distributions through the date fixed for redemption; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "-- Special Event Redemption or Distribution," "-- Redemption Procedures," "Description of the Convertible Debentures -- General" and "Description of the Convertible
Debentures -- Optional Redemption."


SPECIAL EVENT REDEMPTION OR DISTRIBUTION


     If, at any time, a Tax Event or an Investment Company Event shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as the Preferred Securities and the Common Securities outstanding at such time would be distributed on a pro rata basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, provided, further, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for federal income tax purposes even if the Convertible Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Convertible Debentures, in whole (but not in part) for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Preferred Securities and Common Securities will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.



     Because the Company is a holding company whose operations are conducted through its subsidiaries, the ability of the Company to redeem the Convertible Debentures, and, therefore for the Trust to redeem the Preferred Securities, will be dependent on the subsidiaries' ability to pay dividends to the Company. The Company's Credit Agreement imposes certain restrictions on the ability of the Company and its subsidiaries to dividend funds. Therefore, any redemption of the Convertible Debentures, and, therefore the Preferred Securities, will require a waiver or amendment to the Credit Agreement prior to such redemption. See "Risk Factors -- Holding Company Structure, Subordination and Restrictive Covenants," "Ranking of Subordinate Obligations Under the Guarantee and Convertible Debentures" and "Description of Certain Indebtedness."



     "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case, on or after the date of this Prospectus (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in money; provided, that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.


     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date hereof.

     On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.


     There can be no assurance as to the market price for the Convertible Debentures that may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures that the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged. If the Convertible Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on the NYSE or on any such other national securities exchange or similar organization as the Preferred Securities are then listed or quoted.


REDEMPTION PROCEDURES


     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date fixed for redemption.


     In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).


     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata.


     Subject to the foregoing and applicable law (including, without limitation, federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.


SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, the full amount of such amount in respect of all outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Preferred Securities then due and payable.


     In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not the holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Liquidation Distribution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.


     Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company; (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof; (iii) upon the entry of a decree of judicial dissolution of the Company or the Trust; (iv) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof, including any Additional Interest and Compounded Interest, shall have been paid to the Holders in accordance with the terms of the Trust Securities; (v) upon the occurrence and continuation of a Tax Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Trust Securities and all of the Convertible Debentures endorsed thereon shall have been distributed to the Holders of Trust Securities in exchange for all of the Trust Securities; or (vi) the expiration of the term of the Trust on September 27, 2021.


MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST


     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Preferred Trust Securities rank with respect to distributions, assets and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures,
(iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee, (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee and experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will be treated as a grantor trust for federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.


DECLARATION EVENTS OF DEFAULT


     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default.


     If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.


     Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.


VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee -- Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.


     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee and direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waiveable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Preferred Securities that is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. The Property Trustee shall be under no obligation to take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.



     In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Securities. The Property Trustee shall not take any such action in accordance with the direction of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for federal income tax purposes the Trust will not be classified as other than a grantor trust.


     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.


     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.


     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."


     Holders of the Preferred Securities will have no right to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company as the holder of the Common Securities.


MODIFICATION OF THE DECLARATION


     The Declaration may be modified and amended if approved by the Regular Trustees (and, in certain circumstances, the Property Trustee and the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.


     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for federal income tax purposes as other than a grantor trust,
(ii) reduce or otherwise adversely affect the powers of the Property Trustee or
(iii) cause the Trust to be deemed an "investment company" that is required to be registered under the 1940 Act.



BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY



     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates (the "Global Certificates"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.


     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written conformations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.


     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

PAYMENT AND PAYING AGENT



     Payments in respect of the Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent initially will be IBJ Schroder Bank & Trust Company. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that IBJ Schroder Bank & Trust Company will no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).


REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

     The Property Trustee will act as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Preferred Securities.


     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.


     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their business. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS


     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Preferred Securities.


     Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE


     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee will be qualified under the Trust Indenture Act. IBJ Schroder Bank & Trust Company, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities.


GENERAL


     Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (2) by such holder of Preferred Securities of its right against the Company to enforce directly payments on Convertible Debentures. See "Description of the Preferred Securities -- Declaration Events of Default." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.



     The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, and the Indenture thereto and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by the Trust.


     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of

Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY


     In the Guarantee, so long as any Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company has agreed (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including guarantees) that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).


     As part of the Guarantee, the Company will agree that it will honor all obligations described therein relating to the conversion of the Preferred Securities into Common Stock as described in "Description of the Preferred Securities -- Conversion Rights."

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described under "Description of the Convertible Debentures -- Consolidation, Merger and Sale of Assets," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE


     The Guarantee will terminate as to each holder of Preferred Securities upon
(i) full payment of the Redemption Price of all Preferred Securities; or (ii) distribution of the Convertible Debentures held by the Trust to the holders of the Preferred Securities; or (iii) liquidation of the Trust, or (iv) the distribution of Common Stock to such holder in respect of conversion of such holder's Preferred Securities into Common Stock. The Guarantee also will terminate completely upon full payment of the amounts payable in accordance with the Declaration of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sum paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION


     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.


     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES


     Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Indenture Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain capitalized terms used herein are defined in the Indenture.



     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." If the Convertible Debentures are distributed to the holders of Preferred Securities, the Company will use its best efforts to have the Convertible Debentures listed on the NYSE or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.


GENERAL


     The Convertible Debentures will be issued as unsecured debt under the Indenture. The Convertible Debentures will be limited in aggregate principal amount to $103,092,784 million ($118,556,701 million if the Underwriters' over-allotment option is exercised in full), such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities.


     The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest, if any, on
                    , 2016.


     The Convertible Debentures, if distributed to holders of Preferred Securities in liquidation of such holder's interest in the Trust, will initially be issued in the same form as the Preferred Securities that such Convertible Debentures replace. See " -- Book-Entry and Settlement." Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.


     Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided, that unless the Convertible Debentures are held by the Trust or any successor permissible under "Description of the Preferred Securities -- Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST


     Each Convertible Debenture will bear interest at the rate of   % per annum
from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the March 15, June 15, September 15 and December 15 next preceding such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIODS


     The Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; provided, no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); provided, that during any Extension Period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c)not to make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

PROPOSED TAX LEGISLATION

     On March 19, 1996, the U.S. Treasury Department proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Convertible Debentures because they will be issued prior to the date of any "appropriate Congressional action." Furthermore, even if the Proposed Legislation were enacted in its current form with effective date provisions making it applicable to the Convertible Debentures, it would not affect the Company's ability to deduct the interest payable on the Convertible Debentures because their maximum term will not exceed 20 years. There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Convertible Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

ADDITIONAL INTEREST

     If the Trust would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE DEBENTURES


     The Convertible Debentures will be convertible into Common Stock at the option of the Holders of the Convertible Debentures at any time prior to 5:00 P.M. (New York City time) on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the initial conversion price set forth on the cover page of this Registration Statement subject to the conversion price adjustments described under "Description of the Preferred Securities -- Conversion Rights." The Trust will covenant not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted whereupon the Conversion Agent will convert such Convertible Debentures to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the holder of such Convertible Debentures on the record date) or other holder of Convertible Debentures, as the case may be, despite such conversion; provided, further that if any Convertible Debentures delivered for conversion during an Extension Period of redemption thereof from the Property Trustee to the holders of the Preferred Securities, the Company shall be required to pay to the Trust all accrued and unpaid interest, if any, such Convertible Debentures through the date of conversion which amount shall be simultaneously distributed to the holders of the Preferred Securities in respect of which such Convertible Debentures were delivered. See "-- Optional Redemption," "Description of the Preferred Securities -- Conversion Rights" and "-- Mandatory Redemption."


OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Convertible Debentures, in
whole or in part, at any time or from time to time after                , 1999
upon not less than 30 nor more than 60 days' notice, at a redemption price equal
to   % of the principal amount of the Convertible Debentures to be redeemed plus any accrued and unpaid interest, including Additional Interest and Compounded
Interest, to the redemption date if redeemed on or before                , and
at the following optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures), if redeemed during the 12-month
period beginning                     :

                                                                             OPTIONAL
                                                                            REDEMPTION
        YEAR                                                                  PRICE
        ----------------------------------------------------------------    ----------
        2000............................................................
        2001............................................................
        2002............................................................
        2003............................................................
        2004............................................................
        2005............................................................
        2006 and thereafter.............................................


plus, in each case, accrued and unpaid interest, including Additional Interest and Compounded Interest, to the date fixed for redemption.


     If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Preferred Securities, the Company may only redeem Convertible Debentures in whole.

SUBORDINATION

     The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on, the Convertible Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived, or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. At June 30, 1996, Senior Indebtedness of the Company aggregated approximately $57.0 million. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness of the Company must be paid in full before the holders of the Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Preferred Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

     The term "Senior Indebtedness" shall mean in respect of the Company: (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),
(iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through
(iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Trust or a trustee of such trust and
(b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.


     In addition, the Company's operations are conducted through its subsidiaries. At June 30, 1996 indebtedness and other subsidiaries aggregated approximately $109.5 million (including the $57.0 million referred to above) that is effectively senior to the Convertible Debentures. See "Capitalization."


CERTAIN COVENANTS


     In the Indenture, so long as any Convertible Debentures are outstanding, if
(i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company has agreed (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeemed any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).



     The Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for Federal income tax purposes.


CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) if the Company is not the survivor, the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and

(b) immediately thereafter no event of default under the Indenture and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT


     If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Preferred Securities which such Convertible Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the DTC or its nominee. Except under the limited circumstances described below, the Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.


     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.


     For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Registration Statement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.



     None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



     A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

EVENTS OF DEFAULT


     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest and Compounded Interest in respect thereof, when due provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest and Compounded Interest) for this purpose; or (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; or (iv) failure by the Company to deliver shares of Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; or (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of the Company.


     The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see " -- Modifications and Amendments of the Indenture."


     Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.


     The Holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, on any Convertible Debentures and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; provided, however, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

     A default under any other indebtedness of the Company or the Trust would not constitute an Event of Default under the Convertible Debentures.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.


     No holder of any Convertible Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made a written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice, and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.


     The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE


     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.


     In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

     The Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.


     As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and liabilities of the Trust other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Issuer Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.


     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of amounts on the Preferred Securities.


     If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights" and "-- Book-Entry Only Issuance -- The Depository Trust Company," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL


     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance. This summary addresses the United States federal income tax considerations to holders of Preferred Securities who are citizens or residents of the United States, corporations, partnership or other entities created or organized in or under the laws of the United States or any political subdivision thereof or therein, or estates or trusts the income of which is subject to United States federal income taxation regardless of its source or other holders who are otherwise subject to United States federal income taxation on a net income basis with respect to Preferred Securities ("U.S. Holders") and does not address the tax consequences to holders of Preferred Securities who are not U.S. Holders. This summary does not deal with special classes of holders such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as other than a capital asset. This summary also does not address tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.


CLASSIFICATION OF THE CONVERTIBLE DEBENTURES


     The Company intends to take the position that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge would not be successful. The remainder of this discussion assumes that the Convertible Dentures will be classified as indebtedness of the Company for United States federal income tax purposes.


CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Preferred Securities, Skadden, Arps, Slate, Meagher & Flom, tax counsel to the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any OID accrued with respect to its allocable share of those Convertible Debentures.

ORIGINAL ISSUE DISCOUNT

     Because the Company has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Debentures will be treated as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable

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

interest income with respect to the Convertible Debentures will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Convertible Debentures in that month at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," the Convertible Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

     Under certain circumstances described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption of the Convertible Debentures would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Because income on the Preferred Securities will constitute interest (in the form of OID) for federal income tax purposes, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

CONVERSION OF PREFERRED SECURITIES

     A holder generally will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of its Preferred Securities into Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Common Stock received upon exchange and conversion should generally be equal to the holder's tax basis in the Preferred Securities delivered to the

Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the Common Stock received upon exchange and conversion should generally begin on the date the holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE


     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.


PROPOSED TAX LEGISLATION

     On March 19, 1996, the U.S. Treasury Department proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Convertible Debentures because they will be issued prior to the date of any "appropriate Congressional action." Furthermore, even if the Proposed Legislation were enacted in its current form with effective date provisions making it applicable to the Convertible Debentures, it would not affect the Company's ability to deduct the interest payable on the Convertible Debentures because their maximum term will not exceed 20 years.. There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Convertible Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.


THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's Certificate of Incorporation provides that the Company may issue up to 75,000,000 shares of Common Stock, 1,300,000 shares of non-voting common stock and 15,000,000 shares of Preferred Stock.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders, and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. See "Dividend Policy." All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of outstanding shares of Preferred Stock.

     Holders of non-voting common stock are not entitled to any voting rights except as otherwise required by law, and do not have any preemptive rights. In all other respects, the non-voting common stock is identical to the Common Stock. The shares of non-voting common stock are convertible at any time, on a one-for-one basis, into shares of Common Stock. Outstanding shares of non-voting common stock will be convertible into an equal number of shares of Common Stock at any time at the option of the Company prior to any vote of the non-voting common stock required by law.

PREFERRED STOCK

     The Board of Directors, without further stockholder authorization, is authorized to issue shares of Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the Common Stock and one or more series of the Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the Common Stock and one or more series of the Preferred Stock. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of the Company or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION, BY-LAWS AND DELAWARE LAW

     Classified Board of Directors. The Certificate of Incorporation of the Company provides for the Board of Directors to be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' initial terms will expire either at the 1997, 1998 or 1999 annual meeting of the stockholders. Starting with the 1997 annual meeting of the stockholders, one class of directors will be elected each year for a three-year term.

     The Company believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies as determined by the Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that this, in turn, will permit the Board of Directors to more effectively represent the interest of stockholders. With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. As a result, a provision relating to a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the Common Stock because its provisions could operate to prevent obtaining control of the Board of Directors in a relatively short period of time. The

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

classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Under the Delaware General Corporation Law (the "DGCL"), a director on a classified board may be removed by the stockholders of the corporation only for cause.

     Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals. The By-Laws of the Company establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws of the Company. If the Chairman of the Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the By-Laws of the Company do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any business desired by stockholders to be conducted at an annual meeting, the By-Laws of the Company (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

     Section 203 of Delaware Law. The Company is a Delaware corporation and is subject to Section 203 of DGCL. In general, Section 203 prevents an "interested stockholder" (defined as a person who, together with affiliates and associates, beneficially owns or if an affiliate or associate of the corporation did beneficially own within the last three years 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the time such person became an interested stockholder unless (i) before such persons became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
(iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of a least two-thirds of the outstanding voting stock of the corporation not owned by the "interested stockholder." A "business combination" generally includes mergers, stock or asset sales involving 10% or more of the market value of the corporation's assets or stock, certain stock transactions and certain other transactions resulting in a financial benefit to the interested stockholders or an increase in their proportionate share of any class or series of a corporation. The existence of Section 203 of the DGCL could have the effect of discouraging an acquisition of the Company or stock purchasers in furtherance of an acquisition.

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

     Limitation on Directors' Liabilities and Indemnification. The Company's Certificate of Incorporation and By-Laws provide that to the fullest extent permitted by the DGCL as it currently exists, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the current DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Certificate of Incorporation and By-Laws provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by DGCL.

TRANSFER AGENT AND REGISTRAR

     Chemical Mellon Shareholder Services is the transfer agent and registrar for the Common Stock.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Credit Agreement, a copy of which has been filed as exhibit to the Registration Statement of which this Prospectus forms a part, and other related documents governing the Credit Agreement. Capitalized terms used below and not defined have the meanings set forth in the Credit Agreement.

     On April 28, 1995, CKJC and Rio Sportswear, as Borrowers, and the Company, New Rio, L.L.C. and Jeanswear, as Guarantors, entered into the Credit Agreement with certain lenders and The CIT Group, as agent for the lenders, that provides up to $140 million comprised of two senior secured credit facilities: the $25 million Term Loan Facility and the $115 million Revolving Credit Facility. On March 29, 1996, pursuant to an amendment to the Credit Agreement, the Revolving Credit Facility was increased to $150 million. The Revolving Credit Facility provides for borrowings subject to the borrowing base formula described below and the issuance of letters of credit up to $45 million. Pursuant to such amendment, Rio Sportswear will no longer borrow revolving loans, but will otherwise continue certain of its obligations under the Credit Agreement. The Term Loan is payable in equal installments, with the final installment due on March 31, 2000. The final maturity date for the Revolving Credit Facility is April 28, 2000, although the Revolving Credit Facility will continue until April 28 of each succeeding calendar year unless terminated as provided in the Credit Agreement.


     The Term Loan and all loans made under the Revolving Credit Facility bear interest either at The Chase Manhattan Bank prime rate plus 1.25% or at a rate equal to LIBOR plus 2.75%. The Borrowers pay a commitment fee of 1/2 of 1% on the unused portion of the Revolving Credit Commitment.


     The total amount of revolving loans and the stated amount of letters of credit that may be outstanding under the Revolving Credit Facility is limited to not more than the lesser of (a) $150 million and (b) the borrowing base, which is equal to the difference between (i) the sum of (A) 95% of the net amount of eligible accounts receivable of CKJC (including certain receivables purchased by The CIT Group in its capacity as factor pursuant to a factoring arrangement with
CKJC), (B) the lesser of 60% of the value of eligible inventory of CKJC and $65 million and (C) an additional amount, if any, agreed to by CIT at any time in its sole discretion and, (ii) without duplication, such reserves for any claims against the collateral as The CIT Group in its sole discretion deems appropriate. In addition, the Credit Agreement has a "clean-down" provision requiring that, between December 1 and December 21 of each year, the Revolving Credit Facility be reduced to $105 million for at least one Business Day.

     In order to secure its obligations under the Credit Agreement, each of the Borrowers (including Rio Sportswear), the Guarantors and certain of their subsidiaries has granted to The CIT Group a continuing security interest in all its tangible and intangible personal property and fixtures and has granted a mortgage of its real property and Rio Sportswear has pledged to The CIT Group each of the trademarks listed in the Trademark Security Agreement. Such pledge does not encompass the Trademarks. In addition, each of New Rio, L.L.C., the Company, Jeanswear, CKJC and Rio Sportswear has pledged the shares of its subsidiaries and CKJC has pledged a demand note, in the principal amount of approximately $2 million, payable to Rio Sportswear.


     The Credit Agreement contains various covenants that restrict the ability of New Rio, L.L.C. and the Borrowers (including their subsidiaries), among other things, (i) to create liens or other encumbrances on their assets or revenues,
(ii) to incur additional indebtedness, (iii) to guarantee any indebtedness, (iv) to engage in merger transactions or sales of assets, (v) to make investments,
(vi) to enter into any lease agreement, (vii) to make capital expenditures in excess of certain specified amounts, (viii) to make dividend payments or other distributions to their stockholders, (ix) to adjust any of the accounts receivable or granting any discounts other than as permitted by the factoring agreements, (x) to enter into any transaction with affiliates of New Rio, L.L.C. other than upon terms no less favorable to New Rio, L.L.C. or its subsidiaries than it would obtain in an arms' length transaction, (xi) to prepay indebtedness, and (xii) to permit or cause any factoring agreement to terminate unless certain specified conditions have been satisfied. In addition to the foregoing, the Credit Agreement contains certain financial covenants including, among other things, a minimum consolidated adjusted tangible net worth, a minimum consolidated net worth, a minimum consolidated ratio of EBIT to interest expense, a minimum consolidated current ratio and a minimum consolidated fixed charge coverage ratio. For interest rate protection, the Credit Agreement calls for the Company to enter into a hedging agreement in an amount of at least $30 million. Upon termination of such hedging agreement, the Company is required to enter into not less than four successive one year hedging agreements.

     Events of default under the Credit Agreement include those usual and customary for a transaction of this type, including, among other things, (i) a default in the payment of any principal payable on the loans under the Credit Agreement, (ii) a default in the payment of any interest or other amounts payable under the Credit Agreement which continues for more than five days,
(iii) the failure to comply with the covenants contained in the Credit Agreement or related loan documents, (iv) a default by the Borrowers and the Guarantors under any debt instrument in excess of $500,000 (after giving effect to any applicable grace period), (v) the commencement of a bankruptcy, insolvency, receivership or similar action by or against any Borrower or Guarantor, (vi) the failure of the Lenders' lien on any collateral with an aggregate fair market value in excess of $1 million to be perfected, enforceable or valid, (vii) one or more judgments in an aggregate amount in excess of $500,000 (to the extent not covered by insurance) rendered against the Borrowers or the Guarantors,
(viii) a change of control, which shall occur, if, among other things, (a) Charterhouse Equity Partners II, L.P. and certain of its affiliates cease to own at least 47% of the then outstanding voting rights of New Rio, L.L.C., (b) the Company ceases to own and control all of the outstanding voting stock of the Borrowers and Jeanswear, or (c) Mr. Simon ceases to be involved in the day-to-day operations of New Rio, L.L.C., the Company and the Borrowers and a successor reasonably acceptable to the Agent is not appointed within six months of such cessation and (ix) a default under any license agreement if the effect of such default is to permit Bill Blass or CKI to terminate its respective license agreement or to exercise any remedies which could reasonably adversely affect the ability of the Borrowers to perform their obligations under the Credit Agreement. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, the lenders may terminate their commitments to make loans and issue letters of credit thereunder, declare the then outstanding loans due and payable and demand cash collateral in respect of outstanding letters of credit.

     At June 30, 1996, the Company had amounts outstanding under the Credit Agreement of approximately $68.8 million consisting of $43.3 million of borrowings outstanding under the Revolving Credit Facility, $11.7 million for open letters of credit and $13.8 million outstanding under the Term Loan Facility.


     See "Use of Proceeds" for a description of the lenders' commitment to finance the New Credit Agreement.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                               NUMBER OF
                                                                               PREFERRED
                 UNDERWRITERS                                                   SECURITIES
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated................................................
    Morgan Stanley & Co. Incorporated........................................
                                                                                 ------
                 Total.......................................................
                                                                                 ======

     The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price
less a concession not in excess of $.   per Preferred Security. The Underwriters
may allow, and such dealers may reallow, a discount not in excess of $.   per
Preferred Security to certain other brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Convertible Debentures of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") to the Underwriters for the Underwriters' arranging the investment therein of such proceeds, an amount in
New York Clearing House (same day) funds of $   per Preferred Security (or
$       in the aggregate) for the accounts of the several Underwriters.

     The Trust, the Company, the Principal Stockholder and certain officers of the Company have agreed that they will not, directly or indirectly, for a period
of    days after the date of the Underwriting Agreement, except with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, or enter into any agreement to sell, or otherwise dispose of (a) any trust certificates or other securities of the Trust (other than the Preferred Securities offered hereby and the Common Securities), (b) any preferred stock or any other security of the Company that is substantially similar to the Preferred Securities, (c) any shares of any class of common stock of the Company, other than (i) shares of Common Stock issuable upon conversion of the Preferred Securities or pursuant to the exercise of options or warrants outstanding on the date of the Underwriting Agreement; and (ii) the grant of stock options or other stock-based awards (and the exercise thereof) to directors, officers and employees of the Company; and (iii) shares of Common Stock to CKI upon the conversion of the non-voting common stock owned by it.


     The Preferred Securities have been approved for listing on the NYSE, subject to official notice of issuance under the symbol "DSHPrA". Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.


     The Company and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     Each of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Preferred Securities, the Convertible Debentures, the Common Stock issuable upon conversion thereof and the Guarantee will be passed upon for the Company and the Trust by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Skadden, Arps, Slate, Meagher & Flom has from time to time represented, and may continue to represent, certain of the Underwriters. Mark N. Kaplan, a partner in the firm of Skadden, Arps, Slate, Meagher & Flom, is trustee of a trust for the benefit of Mark K. Berman and Allison A. Berman, which is one of the beneficial owners of the Principal Stockholder.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1995 and 1994 and the consolidated statements of operations, changes in stockholder's equity and cash flows for the year ended December 31, 1995 and the four months ended December 31, 1994 and the combined statements of operations, changes in stockholders' equity and cash flows of the Predecessor Companies for the eight months ended August 25, 1994 included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The combined statements of operations, stockholders' equity and cash flows of Rio Sportswear, Inc. and affiliated companies for the year ended December 31, 1993 and the related financial statement schedule for the year then ended included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     In 1994, the Company retained Coopers & Lybrand L.L.P. as accountants for the Company after the Company's management, in consultation with the Board of Directors, decided to replace Deloitte & Touche LLP. During 1993, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Deloitte & Touche LLP) would have caused it to make reference to the subject matter of the disagreement in connection with their report. The report of Deloitte & Touche LLP on the 1993 Predecessor Companies' financial statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. Prior to the retention of Coopers & Lybrand L.L.P., neither the Company nor anyone on the Company's behalf consulted Coopers & Lybrand L.L.P. regarding either the application of accounting principles related to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

                         INDEX OF FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
Reports of Independent Accountants....................................................  F-2
Consolidated Balance Sheets as of December 31, 1994 and December 31, 1995.............  F-4
Combined Statements of Operations for the year ended December 31, 1993 and the eight months ended August 25, 1994, and Consolidated Statements of Operations for the four months ended December 31, 1994 and the year ended December 31, 1995.................  F-5
Combined Statements of Changes in Stockholder's Equity for the year ended December 31,
  1993 and the eight months ended August 25, 1994, and Consolidated Statements of
  Changes in Stockholder's Equity for the four months ended December 31, 1994 and the year ended December 31, 1995........................................................  F-6
Combined Statements of Cash Flows for the year ended December 31, 1993 and the eight months ended August 25, 1994, and Consolidated Statements of Cash Flows for the four months ended December 31, 1994 and the year ended December 31, 1995.................  F-7
Notes to Consolidated and Combined Financial Statements...............................  F-8
Condensed Consolidated Balance Sheet as of June 30, 1996 (unaudited)..................  F-21
Condensed Consolidated Statements of Operations for the six months ended June 30, 1996 and 1995 (unaudited)................................................................  F-22
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995 (unaudited)................................................................  F-23
Notes to Condensed Consolidated Financial Statements (unaudited)......................  F-24

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Designer Holdings Ltd.:

     We have audited the consolidated balance sheets of Designer Holdings Ltd. (the "Company") as of December 31, 1995 and 1994, the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year ended December 31, 1995 and the four months ended December 31, 1994, and the combined statements of operations, changes in stockholder's equity and cash flows of the Predecessor Companies for the eight months ended August 25, 1994. These financial statements are the responsibility of the Company's and the Predecessor Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Designer Holdings Ltd. as of December 31, 1995 and 1994, the consolidated results of their operations and their cash flows for the year ended December 31, 1995 and the four months ended December 31, 1994, and the combined results of operations and cash flows of the Predecessor Companies for the eight months ended August 25, 1994, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

New York, New York
February 29, 1996, except for Note 1, the tenth paragraph of Note 11, the thirteenth paragraph of
Note 13 and Note 16, for which the date is April 22, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Directors and Stockholder of
Rio Sportswear, Inc.

     We have audited the combined statements of operations, stockholders' equity and cash flows of Rio Sportswear, Inc. and affiliated companies (the "Predecessor Companies") for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined results of operations and cash flows of the Predecessor Companies for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

New York, New York
April 1, 1994

                             DESIGNER HOLDINGS LTD.

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            PER SHARE DATA)
                                            ASSETS
Current assets:
  Cash.................................................................  $  1,432
  Receivables, net.....................................................    27,128     $118,400
  Inventory............................................................    31,907       69,510
  Deferred tax assets..................................................     2,147        8,065
  Prepaid expenses and other current assets............................     3,142        3,625
                                                                         --------     --------
          Total current assets.........................................    65,756      199,600
Property, plant and equipment, net.....................................     2,871        4,953
Prepaid royalties, net.................................................     7,500        6,084
Intangible assets, net.................................................    37,881       34,880
Deferred financing costs, net..........................................                  3,946
Deferred tax assets....................................................                    795
Other assets...........................................................       825          556
                                                                         --------     --------
          Total assets.................................................  $114,833     $250,814
                                                                         ========     ========
                             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt....................................  $  2,926     $  5,000
  Revolving credit loans...............................................                 97,016
  Due to factor........................................................     4,602
  Accounts payable.....................................................    15,323       24,857
  Accrued expenses.....................................................    15,044       30,090
  Income taxes payable.................................................       791       10,966
                                                                         --------     --------
          Total current liabilities....................................    38,686      167,929
Long-term debt, less current portion...................................    52,255       50,403
Deferred tax liabilities...............................................       886
                                                                         --------     --------
          Total liabilities............................................    91,827      218,332
                                                                         --------     --------
Commitments and contingencies (Note 13)
Stockholder's equity:
  Common stock, par value $.01 per share; authorized 75,000,000 shares;
     issued and outstanding 24,233,868 shares, pursuant to the
     reorganization in March 1995 and the stock split in April 1996....       242          242
  Paid-in capital......................................................    24,121       20,121
  Retained earnings....................................................     1,056       12,119
                                                                         --------     --------
                                                                           25,419       32,482
  Less, Notes receivable from related party............................    (2,413)
                                                                         --------     --------
          Total stockholder's equity...................................    23,006       32,482
                                                                         --------     --------
          Total liabilities and stockholder's equity...................  $114,833     $250,814
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                             DESIGNER HOLDINGS LTD.

                            STATEMENTS OF OPERATIONS

                                              PREDECESSOR COMPANIES
                                                                                     THE COMPANY
                                                   (COMBINED)                      (CONSOLIDATED)
                                          -----------------------------     -----------------------------
                                                           EIGHT MONTHS     FOUR MONTHS
                                           YEAR ENDED         ENDED            ENDED          YEAR ENDED
                                          DECEMBER 31,      AUGUST 25,      DECEMBER 31,     DECEMBER 31,
                                              1993             1994             1994             1995
                                          ------------     ------------     ------------     ------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues............................    $173,561         $ 93,969        $  102,038       $  462,122
Cost of goods sold......................     146,620           81,143            75,246          323,638
                                            --------          -------        ----------       ----------
Gross profit............................      26,941           12,826            26,792          138,484
Selling, general and administrative
  expenses..............................      23,323           12,318            20,079          100,391
                                            --------          -------        ----------       ----------
Operating income........................       3,618              508             6,713           38,093
Interest expense........................       1,808            1,142             2,557           16,160
                                            --------          -------        ----------       ----------
Income (loss) before income taxes.......       1,810             (634)            4,156           21,933
Provision (benefit) for income taxes....        (331)            (399)            2,239           10,870
                                            --------          -------        ----------       ----------
Net income (loss).......................    $  2,141         $   (235)       $    1,917       $   11,063
                                            ========          =======        ==========       ==========
Net income per share....................                                     $      .08       $      .46
                                                                             ==========       ==========
Weighted average shares outstanding.....                                     24,233,868       24,233,868
                                                                             ==========       ==========

    The accompanying notes are an integral part of the financial statements.

                             DESIGNER HOLDINGS LTD.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                COMMON      PAID-IN     RETAINED
                                                                 STOCK      CAPITAL     EARNINGS
                                                                -------     -------     ---------
                                                                         (IN THOUSANDS)
PREDECESSOR COMPANIES (COMBINED):
Balance, January 1, 1993......................................  $ 1,611     $ 4,200      $  4,649
Capital contributions.........................................                   15
Distributions to stockholders.................................                             (2,179)
Net income....................................................                              2,141
                                                                -------     -------       -------
Balance, December 31, 1993....................................    1,611       4,215         4,611
Distributions to stockholders.................................                   (8)       (2,298)
Net loss......................................................                               (235)
                                                                -------     -------       -------
Balance, August 25, 1994......................................    1,611       4,207         2,078
THE COMPANY (CONSOLIDATED):
Distributions to stockholder..................................                                (16)
Purchase of certain equity interests in predecessor
  companies...................................................               (1,457)       (2,923)
Initial capitalization of Jeanswear Holdings, Inc. ...........               20,002
Net income....................................................                              1,917
Retroactive effect of issuance and exchange of common stock
  pursuant to reorganization, effective March 1995, and stock
  split, effective April 1996 (Note 1)........................   (1,369)      1,369
                                                                -------     -------       -------
Balance, December 31, 1994....................................      242      24,121         1,056
Purchase of remaining interests in predecessor companies......               (4,000)
Net income....................................................                             11,063
                                                                -------     -------       -------
Balance, December 31, 1995....................................  $   242     $20,121      $ 12,119
                                                                =======     =======       =======

    The accompanying notes are an integral part of the financial statements.

                             DESIGNER HOLDINGS LTD.

                            STATEMENTS OF CASH FLOWS

                                                                    PREDECESSOR COMPANIES              THE COMPANY
                                                                         (COMBINED)                  (CONSOLIDATED)
                                                                 ---------------------------   ---------------------------
                                                                     YEAR       EIGHT MONTHS   FOUR MONTHS        YEAR
                                                                    ENDED          ENDED          ENDED          ENDED
                                                                 DECEMBER 31,    AUGUST 25,    DECEMBER 31,   DECEMBER 31,
                                                                     1993           1994           1994           1995
                                                                 ------------   ------------   ------------   ------------
                                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss)............................................    $  2,141       $   (235)      $  1,917       $ 11,063
  Adjustments to reconcile net income (loss) to cash provided by
    (used in) operating activities:
    Depreciation...............................................         214             50            150            595
    Amortization...............................................                          6          1,480          3,426
    Loss on disposal of fixed assets...........................                                                      182
    Deferred interest..........................................                                                    1,653
    Provision for receivables..................................         (26)             7            891         12,300
    Deferred income taxes......................................        (823)          (224)          (122)        (7,599)
    Changes in assets and liabilities:
      Receivables..............................................        (542)        (1,122)       (23,530)      (103,572)
      Inventory................................................      (6,961)         6,752         (1,493)       (37,603)
      Prepaid expenses and other current assets................        (331)          (103)           103           (611)
      Prepaid royalties........................................                                    (9,500)         2,000
      Other assets.............................................         129            161           (702)           158
      Accounts payable.........................................       3,637             67         (4,886)         9,534
      Accrued expenses.........................................         100           (515)        15,481         15,163
      Income taxes payable.....................................        (236)          (115)           673         10,175
                                                                    -------        -------       --------       --------
         Net cash provided by (used in) operating activities...      (2,698)         4,729        (19,538)       (83,136)
                                                                    -------        -------       --------       --------
Cash flows from investing activities:
  Sale of equipment............................................          21
  Purchase of ownership interest of predecessor companies......                                   (24,000)
  Acquisition of license agreement and related assets..........                                   (10,314)
  Loan to related party........................................                                    (2,350)
  Purchase of equipment........................................                        (21)           (84)        (2,757)
                                                                    -------        -------       --------       --------
         Net cash provided by (used in) investing activities...          21            (21)       (36,748)        (2,757)
                                                                    -------        -------       --------       --------
Cash flows from financing activities:
  Capital contributions........................................          15                        20,002
  Proceeds from (payment of) notes payable to related party....        (200)                       45,181        (45,181)
  Proceeds from note payable...................................       5,142
  Advance from (payments to) factor............................                                     4,602         (4,602)
  Proceeds from senior subordinated notes......................                                                   30,000
  Proceeds from term loan......................................                                                   25,000
  Increase in revolving credit loans...........................                                                   97,016
  Payment of note payable to factor............................                                   (10,000)       (10,000)
  Distributions to stockholders/partners.......................      (2,179)        (2,306)           (16)        (1,495)
  Payment of notes payable.....................................                     (2,871)        (2,400)
  Payment of term loan.........................................                                                   (1,250)
  Financing costs paid.........................................                                      (320)        (5,027)
                                                                    -------        -------       --------       --------
         Net cash provided by (used in) financing activities...       2,778         (5,177)        57,049         84,461
                                                                    -------        -------       --------       --------
         Net increase (decrease) in cash.......................         101           (469)           763         (1,432)
Cash, beginning of period......................................       1,037          1,138            669          1,432
                                                                    -------        -------       --------       --------
         Cash, end of period...................................    $  1,138       $    669       $  1,432       $     --
                                                                    =======        =======       ========       ========
Supplemental disclosure of cash flow information:
Cash paid for interest.........................................    $  1,845       $    996       $    445       $ 16,448
                                                                    =======        =======       ========       ========
Cash paid for income taxes.....................................    $    796       $    253       $  2,079       $  7,340
                                                                    =======        =======       ========       ========
Supplemental schedule of noncash investing and financing
  activities:
  The acquisition of license agreement and related assets and the purchase of ownership interests in predecessor
    companies included the following noncash amounts:
      Fair value of net assets acquired........................                                  $ 61,735
      Note payable issued to seller............................                                   (20,000)
      Other liabilities created or assumed.....................                                    (7,421)
                                                                                                 --------
    Cash paid..................................................                                  $ 34,314
                                                                                                 ========

    The accompanying notes are an integral part of the financial statements.

                             DESIGNER HOLDINGS LTD.

                         NOTES TO FINANCIAL STATEMENTS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

1. ORGANIZATION AND BASIS OF PRESENTATION

     Designer Holdings Ltd. ("Designer") (formerly, Denim Holdings Inc.) was incorporated on March 27, 1995 for the purpose of consolidating the ownership interests of Rio Sportswear, Inc. ("Rio Sportswear") and Jeanswear Holdings, Inc. ("Jeanswear"), the holding company for Calvin Klein Jeanswear Company ("CKJC"). Designer is a wholly-owned subsidiary of New Rio L.L.C. ("New Rio"), whose controlling equityholders are Arnold H. Simon and Charterhouse Equity Partners II, L.P. ("CEP II").

     The consolidated financial statements as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the four months ended December 31, 1994 include the accounts of Designer and its subsidiaries, Rio Sportswear, Jeanswear and CKJC and their respective subsidiaries (collectively, the "Company"). The combined statements of operations, stockholders' equity and cash flows for the year ended December 31, 1993 and the eight months ended August 25, 1994 include the accounts of five separate entities commonly controlled and managed by Mr. Simon and Stephen Huang (collectively, the "Predecessor Companies"). All significant intercompany balances have been eliminated in consolidation.

     The Company is principally engaged in developing, sourcing, producing and marketing designer sportswear for men, women, juniors and petites under the Calvin Klein Jeans Labels pursuant to a license agreement (the "CKJ License") with Calvin Klein, Inc. ("CKI"). The principal markets for the Company's products are a broad range of department stores and specialty retailers in the United States.

     In contemplation of a public offering of common stock, on April 22, 1996, Designer increased the number of authorized common stock to 75,000,000 shares, par value $.01 per share, and effected a 24,234-for-one stock split of its common stock. All share and per share amounts included in the accompanying financial statements of the Company have been restated to reflect the foregoing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Revenue from the sale of merchandise is recognized at the date of shipment to the customer. Allowances for estimated returns, discounts and credits are provided when a sale is recorded.

     The Company earns royalty fees from the licensing of the Rio tradename and the sublicensing of the Bill Blass tradename. The Company earns commissions as an agent for the manufacturing of private-label apparel for certain of its customers. Royalty income from the Rio and Bill Blass licensing rights is recognized on the basis of net sales generated by the licensee and commission income for acting as a manufacturing agent is recognized at the date merchandise is shipped to the private-label customer.

     Effective July 1, 1995, the Company also earns royalty fees from a distribution arrangement for the manufacturing, marketing and distribution of Calvin Klein Jeans Label products in Canada. Royalty fees are recognized as a percentage of net sales generated by the distributor.

  Cash and Cash Equivalents

     The Company considers all highly-liquid temporary investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

  Inventory

     Inventory is stated at the lower of cost or market. Cost is determined by the average cost method.

                             DESIGNER HOLDINGS LTD.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation of property, plant and equipment is computed by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or lease terms. The cost and related accumulated depreciation or amortization of assets retired or sold are removed from the respective accounts, and any resulting gain or loss is included in the statement of operations.

  Intangible Assets

     Goodwill arising from the acquisition described in Note 3 is amortized on a straight-line basis over fifteen years. Licensing rights resulting from obtaining the CKJ License are also amortized on a straight-line basis over fifteen years. The non-compete agreements entered into in connection with obtaining the CKJ License are effective over the term of the CKJ License, including renewals, and the related costs of the agreements are being amortized on a straight-line basis over fifteen years. The Company periodically evaluates the recoverability of its intangible assets and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions.

  Deferred Financing Costs

     Deferred financing costs relate to the Company's debt refinancing (see Note
11) and are being amortized using the interest method over the terms of the underlying indebtedness of five and ten years. These costs are stated net of accumulated amortization of $1,006 at December 31, 1995.

  Income Taxes

     The Company records deferred tax assets and liabilities for differences between the financial statement and tax bases of assets and liabilities ("temporary differences") at enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

  Management Estimates

     The financial statements are prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates relate to sales returns, discounts and allowances. Actual results could differ from those estimates.

  Recently Issued Accounting Standards

     In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"), was issued and is effective January 1, 1996. SFAS No. 121 requires that in the event certain facts and circumstances indicate an asset may be impaired, an evaluation of recoverability must be performed to determine whether or not the carrying amount of the asset is required to be written down. The Company does not expect the adoption of this statement to have a material effect on its financial condition or results of operations.

                             DESIGNER HOLDINGS LTD.

3. REORGANIZATION AND ACQUISITION

     The formation of Designer and its acquisitions of Rio Sportswear and Jeanswear has been accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests effective August 26, 1994.

     New Rio and its wholly-owned subsidiary, Rio Sportswear, were formed in July and August 1994, respectively, for the purpose of combining the business activities of the Predecessor Companies which were jointly engaged in the designing, sourcing, marketing and distribution of jeans and jeans-related products under the Rio, Bill Blass and certain private label tradenames.

     On August 4, 1994, Mr. Simon contributed a portion of his interests in the Predecessor Companies to Rio Sportswear in exchange for a $20,000 preferential equity interest in New Rio. Mr. Simon also granted an option, which was exercised in April 1995, to Rio Sportswear to acquire his remaining residual interests in the Predecessor Companies for $4,000. The consideration exchanged comprised cash of $1,345 and the cancellation of notes receivable from Mr. Simon amounting to $2,655. The transaction was accounted for as a redemption of equity securities.

     On August 25, 1994, CEP II loaned $24,849 to Rio Sportswear. The proceeds of this loan were used to fund the purchase of the interests of Mr. Huang in the Predecessor Companies for $24,000, excluding costs of the acquisition. This transaction resulted in a change in control of the Predecessor Companies.

     The contribution of Mr. Simon's interests in the Predecessor Companies and the acquisition of Mr. Huang's interests have been accounted for in accordance with the consensus reached by the Emerging Issues Task Force of the Financial Accounting Standards Board in Issue 88-16, "Basis in Leveraged Buyout Transactions" ("EITF 88-16"). Under the provisions of EITF 88-16, the interests of Mr. Simon in the Predecessor Companies have been carried over to Rio Sportswear at their historical cost bases. The purchase of Mr. Huang's interests in the Predecessor Companies has been accounted for as a step acquisition, accordingly, the purchase price has been allocated to the assets and liabilities of the Predecessor Companies represented by Mr. Huang's interests based on their estimated fair values at August 25, 1994. This allocation resulted in the recognition of $21,283 in goodwill.

     The final purchase price is subject to adjustment based upon an audit of the combined balance sheet of the Predecessor Companies as of August 25, 1994. Based on the audited balance sheet, the purchase price should be reduced by approximately $903; however, the final determination is subject to review by Mr. Huang and this review is not yet complete.

     The purchase agreement also provides for contingent consideration of up to $2,000 to be paid to Mr. Huang if net sales of Rio Sportswear, as defined, reach certain levels in each of the next three years. In addition, $2,000 (net of any payments as described in the prior sentence) may be due upon a public offering of Rio Sportswear or an affiliate of Rio Sportswear. Such contingent consideration, if paid, will increase goodwill.

     At the time Rio Sportswear acquired the Predecessor Companies, CEP II formed Jeanswear and its wholly-owned subsidiary, CKJC. On August 4, 1994, CKJC entered into the CKJ License with CKI and purchased certain other assets from Calvin Klein Sport, Inc. ("CKS") (see Note 4).

     In connection with these acquisitions, Mr. Simon and CEP II entered into an operating agreement to jointly control and operate the businesses of these entities. Mr. Simon and CEP II also agreed to grant each other a right to require the contribution of Jeanswear by CEP II to New Rio in exchange for a $20,000 preferential equity interest in New Rio, pari passu with the existing $20,000 preferential equity interest acquired by Mr. Simon in connection with the transfer of his ownership interests in the Predecessor Companies to New Rio. This right was exercised by both parties effective March 1995. As a result, Jeanswear became a wholly-owned subsidiary of Designer.

                             DESIGNER HOLDINGS LTD.

4. CALVIN KLEIN LICENSE

     On August 4, 1994, CKJC entered into the CKJ License with CKI whereby CKJC obtained the right to manufacture, market and distribute, among other things, jeans, shirts, shorts, skirts, jackets and overalls under the Calvin Klein Jeans labels. The CKJ License expires on December 31, 2004, with an option to renew for four additional ten-year periods provided certain minimum sales levels are achieved. As part of the transaction, the Company also advanced CKI $9,500 for future royalties payable under the CKJ License, acquired on-hand inventory, was required to acquire two manufacturing facilities, and entered into noncompete agreements with CKI and two of its principal officers.

     The total consideration for the transaction of $45,900, including costs of approximately $5,400, was allocated to the individual assets acquired, including identified intangibles, based upon their estimated fair values.

     The royalty advance of $9,500 represents a prepayment for which the Company will receive a $12,500 credit against future royalty payments in quarterly installments of $500. The difference between the advance and the credit of $3,000 is being amortized as a reduction of royalty expense in proportion to the utilization of the credit under the agreement.

     The above transaction was financed with (i) $20,000 in capital contributions by CEP II; (ii) certain proceeds from a $20,332 loan from CEP II; and, (iii) the issuance of a $20,000 note payable to CKS which was subsequently assigned to a bank.

     The acquisition costs incurred in connection with the transactions described above and in Note 3 include $650 in investment advisory fees to a related party. Such costs are included in accrued expenses at December 31, 1994 and were paid in 1995.

5. RECEIVABLES AND FACTORING AGREEMENTS

     Receivables consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1994         1995
                                                                      -------     --------
    Due from factor.................................................  $24,062     $100,692
    Trade receivables...............................................    4,318       21,220
    Other receivables...............................................      444       10,484
                                                                      -------     --------
                                                                       28,824      132,396
    Less, allowances for sales returns, discounts, credits and
      doubtful accounts.............................................   (1,696)     (13,996)
                                                                      -------     --------
                                                                      $27,128     $118,400
                                                                      =======     ========

     Rio Sportswear and CKJC have factoring agreements with a financial institution (the "Factor") that require the sale of all trade accounts receivable to the Factor except for export sales, which are sold to the Factor at the option of Rio Sportswear and CKJC. In addition, all related sales orders must be submitted to the Factor for credit approval prior to shipment. The Factor collects all cash remittances on receivables factored and assumes credit risk on all approved sales. Factored receivables are reflected on the balance sheet in the due from factor account. The Company holds no collateral with respect to amounts due from Factor.

     Prior to the debt refinancing on April 28, 1995 (see Note 11), the agreements provided that, upon request, the Factor may advance funds to Rio Sportswear and CKJC based upon specified levels of eligible accounts receivable and inventory. Such advances were recorded as a reduction in the due from factor account. In addition, Rio Sportswear and CKJC had letter of credit agreements with the Factor pursuant to

                             DESIGNER HOLDINGS LTD.

which the Factor would open letters of credit for the purchase of inventory in its sole discretion. Drawdowns on these letters of credit were charged as an advance under the factoring agreements.

     In connection with the debt refinancing (see Note 11), all advances under the factoring agreements were repaid, the letter of credit agreements were terminated and the Factor and the Company agreed not to engage in any further advances, borrowings or other financing transactions under the factoring agreements. The Company, however, continues to factor its receivables with the Factor and such factored receivables are included in the collateral to borrowings outstanding under the new financing.

6. INVENTORY

     The components of inventory are summarized as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Raw materials..................................................    $ 1,027     $ 1,536
    Work-in-process................................................        671       4,091
    Finished goods.................................................     30,209      63,883
                                                                       -------     -------
                                                                       $31,907     $69,510
                                                                       =======     =======

     Finished goods inventory includes in-transit amounts of $9,138 and $7,377 at December 31, 1994 and 1995, respectively.

7. NOTES RECEIVABLE FROM RELATED PARTY

     During 1994, Rio Sportswear made $2,350 in loans to Mr. Simon, bearing interest at the prime rate plus 3%. At December 31, 1994, notes receivable from Mr. Simon include accrued interest of approximately $63. This interest was forgiven in 1995 and no further interest was accrued. The loans were repaid in connection with the purchase of the remaining interests in the Predecessor Companies as described in Note 3. At December 31, 1994, the notes receivable were treated as a reduction of stockholder's equity.

8. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Land...........................................................    $    12     $    12
    Buildings......................................................      1,400       1,400
    Machinery and equipment........................................      1,379       1,481
    Computer equipment.............................................        143       1,146
    Furniture, fixtures and office equipment.......................        520       1,039
    Leasehold improvements.........................................        148         806
                                                                        ------      ------
                                                                         3,602       5,884
    Less, accumulated depreciation and amortization................       (731)       (931)
                                                                        ------      ------
                                                                       $ 2,871     $ 4,953
                                                                        ======      ======

                             DESIGNER HOLDINGS LTD.

9. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Goodwill.........................................................  $21,805     $21,283
    Licensing rights.................................................    9,736       9,736
    Noncompete agreements............................................    7,500       7,500
    Other............................................................                  211
                                                                       -------     -------
                                                                        39,041      38,730
    Less, accumulated amortization...................................   (1,160)     (3,850)
                                                                       -------     -------
                                                                       $37,881     $34,880
                                                                       =======     =======

     During 1995, the Company reduced goodwill by $522 to reflect the final determination of certain purchase accounting adjustments.

10.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Accrued compensation.............................................  $ 4,921     $ 5,995
    Accrued royalties................................................    3,228      13,382
    Other............................................................    6,895      10,713
                                                                       -------     -------
                                                                       $15,044     $30,090
                                                                       =======     =======

11. FINANCING

     Borrowings outstanding under financing arrangements consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Revolving credit loans...........................................              $97,016
                                                                                   =======
    Long-term debt:
      Notes payable to CEP II........................................  $45,181
      Note payable to bank...........................................   10,000
      Term loan......................................................              $23,750
      Senior subordinated notes, including deferred interest.........               31,653
                                                                       -------     -------
                                                                        55,181      55,403
    Less, current portion............................................   (2,926)     (5,000)
                                                                       -------     -------
                                                                       $52,255     $50,403
                                                                       =======     =======

     In connection with the transactions described in Notes 3 and 4, CEP II loaned the Company $45,181. These loans had a one-year term and bore interest at the prime rate plus 3%. On May 1, 1995, the Company concluded a long-term refinancing of its indebtedness to CEP II ($45,181) and a financial institution ($10,000). Interest expense under the CEP II indebtedness was $1,259 and $1,806 for the four months ended December 31, 1994 and the year ended December 31, 1995, respectively.

                             DESIGNER HOLDINGS LTD.

     The new financing consists of a senior credit facility and a subordinated loan. The senior credit facility involves several lenders and consists of (i) a revolving credit facility which provides for the issuance of loans and letters of credit up to $115,000, limited, in the aggregate, to specified percentages of eligible factored receivables and inventory, as defined, and, with respect to open letters of credit, limited to $45,000; and (ii) a term loan of $25,000. This facility may be terminated by the Company or the lenders on April 28, 2000 or each anniversary thereafter.

     Borrowings under the revolving credit facility are made under revolving credit notes which mature upon termination of the agreement. However, the agreement requires that customer remittances paid directly to the Factor be assigned to the lenders and used to reduce the outstanding borrowings. The agreement also contains a provision whereby borrowings under the revolving credit facility require that there be no material adverse change in the Company's business or condition. As a result, the revolving credit loans are classified as current in the accompanying balance sheet. The Company expects to maintain substantially all of these borrowings as outstanding over the next year.

     On September 15, 1995, the revolving credit facility was temporarily increased by $10,000 and on November 8, 1995, it was further increased by another $10,000, subject to the same limitations as previously described. These increases expire on March 29, 1996.

     At December 31, 1995, open letters of credit and open collection letters amounted to $21,441.

     The term loan is payable in quarterly principal installments of $1,250 commencing December 31, 1995 ($5,000 annually from 1996 through 1999) and a final installment of $3,750 on March 31, 2000. The term loan agreement requires prepayments of the latest installments based on excess cash flows as defined in the agreement. If the term loan is refinanced prior to April 28, 1997, the Company will be subject to a prepayment fee.

     Borrowings outstanding under revolving credit loans and the term loan bear interest at one month LIBOR plus 2.75% or the Chemical Bank of New York prime rate plus 1.25%, adjustable monthly. Letters of credit bear applicable drawing and maintenance fees. The weighted average interest rate on short term borrowings outstanding at December 31, 1995 was 9.1%. The Company pays a commitment fee of 1/2 of 1% on the unused portion of the revolving credit commitment.

     Under a subordinated loan agreement, Designer issued Senior Subordinated Notes (the "Subordinated Loan") for $30,000. The Subordinated Loan bears a current interest rate of 12%, payable in June and December of each year, and a deferred interest rate of 8% for the first two years, increasing 1% per annum each year thereafter, compounded annually, and payable upon maturity or prepayment of any portion of the principal amount of the Subordinated Loan to which the deferred interest relates. At December 31, 1995, deferred interest amounted to approximately $1,653 and is included in the Subordinated Loan account. The Subordinated Loan is payable in installments of $5,000 on April 28, 2002, $10,000 each on April 28, 2003 and 2004 and the remaining balance on April 28, 2005. Prepayments are subject to a prepayment fee during the first two years of the loan. The Company intends to prepay the Subordinated Loan with the estimated proceeds to the Company from the proposed initial public offering of common stock described in Note 1. If the prepayment occurs prior to June 30, 1996, the Company will record an extraordinary charge consisting of the prepayment fee of approximately $3,000 and the write-off of related deferred financing costs. The Subordinated Loan is subordinate to amounts outstanding under the senior credit facility.

     Amounts outstanding under the senior credit facility are collateralized by substantially all the assets of the Company. The senior credit facility and the Subordinated Loan agreements contain restrictive covenants which, among other requirements, prohibit the payment of dividends or stock repurchases and restrict additional indebtedness, leases, capital expenditures, investments and a sale of assets or merger of the Company with another entity. The covenants, as amended March 8, 1996, also require the Company to meet certain financial ratios and maintain minimum levels of net worth.

                             DESIGNER HOLDINGS LTD.

     The carrying amount for the revolving credit loans and the term loan approximates fair value because the underlying instruments are variable rate notes which reprice frequently. It is not practicable to estimate the fair value of the Subordinated Loan based on the lack of available information for similar instruments of privately-held entities.

12. INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                          PREDECESSOR COMPANIES
                                                                                 THE COMPANY
                                               (COMBINED)                      (CONSOLIDATED)
                                      -----------------------------     -----------------------------
                                                       EIGHT MONTHS     FOUR MONTHS
                                       YEAR ENDED         ENDED            ENDED          YEAR ENDED
                                      DECEMBER 31,      AUGUST 25,      DECEMBER 31,     DECEMBER 31,
                                          1993             1994             1994             1995
                                      ------------     ------------     ------------     ------------
    Current:
      Federal.......................     $  317                            $1,634          $ 13,329
      State and local...............        175           $ (175)             727             5,140
                                          -----            -----           ------           -------
                                            492             (175)           2,361            18,469
                                          -----            -----           ------           -------
    Deferred:
      Federal.......................       (797)            (207)             (25)           (5,628)
      State and local...............        (26)             (17)             (97)           (1,971)
                                          -----            -----           ------           -------
                                           (823)            (224)            (122)           (7,599)
                                          -----            -----           ------           -------
              Total.................     $ (331)          $ (399)          $2,239          $ 10,870
                                          =====            =====           ======           =======

     The components of deferred tax assets and liabilities are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
    Deferred tax assets, current:
      Inventory basis adjustment.......................................  $  373     $  946
      Reserves and accrued expenses....................................   1,774      7,119
                                                                         ------     ------
                                                                         $2,147     $8,065
                                                                         ======     ======
    Deferred tax assets, noncurrent:
      Net operating loss carryforwards.................................  $   27     $  826
      Deferred interest................................................                711
                                                                         ------     ------
                                                                         $   27     $1,537
                                                                         ======     ======
    Deferred tax liabilities, noncurrent:
      Depreciation of property, plant and equipment....................  $  (56)    $  (96)
      Amortization of intangible assets................................    (857)      (646)
                                                                         ------     ------
                                                                         $ (913)    $ (742)
                                                                         ======     ======

                             DESIGNER HOLDINGS LTD.

     The provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate to pre-tax income as follows:

                                          PREDECESSOR COMPANIES
                                                                                 THE COMPANY
                                               (COMBINED)                      (CONSOLIDATED)
                                      -----------------------------     -----------------------------
                                                       EIGHT MONTHS     FOUR MONTHS
                                       YEAR ENDED         ENDED            ENDED          YEAR ENDED
                                      DECEMBER 31,      AUGUST 25,      DECEMBER 31,     DECEMBER 31,
                                          1993             1994             1994             1995
                                      ------------     ------------     ------------     ------------
    Tax provision (benefit) at
      statutory Federal income tax
      rate..........................     $  615           $ (207)          $1,455          $  7,677
    State income taxes, net of
      Federal benefit...............         97                               410             2,031
    Nondeductible goodwill
      amortization..................                                          227               493
    S corporation/partnership income
      not subject to tax............       (373)
    Income tax liability assumed by
      stockholder upon conversion to
      S Corporation status..........       (622)
    Other...........................        (48)            (192)             147               669
                                          -----            -----           ------           -------
                                         $ (331)          $ (399)          $2,239          $ 10,870
                                          =====            =====           ======           =======

     Prior to August 26, 1994, the results of operations reflect the Predecessor Companies which included two S corporations and a partnership which were not subject to Federal and state income taxes. One of these entities converted from a C corporation to an S corporation in 1993. As a result, $622 of deferred taxes payable became the responsibility of a stockholder and were treated as a reduction of deferred tax expense.

     As of December 31, 1995, the Company has a net operating loss carryforward for Federal income tax purposes of approximately $1,922 which expires in 2010.

13. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases showrooms, office facilities, warehouses, equipment and automobiles under noncancelable operating leases. In addition to minimum rental payments, these leases require payment of various expenses incidental to the use of the property and, in some cases, provide for rent adjustments based upon changes in the consumer price index. Rent expense under these leases approximated $1,238, $871, $262 and $1,807 for the year ended December 31, 1993, the eight months ended August 25, 1994, the four months ended December 31, 1994 and the year ended December 31, 1995, respectively. Included in rent expense in 1993 and the eight months ended August 25, 1994 is $840 and $560, respectively, for office and warehouse facilities leased from a then owner of the Company.

                             DESIGNER HOLDINGS LTD.

     Future minimum rental payments required under these leases in the aggregate and for each of the next five years, exclusive of a lease currently under renegotiation, are as follows:

        Year ending December 31:
          1996..............................................................  $2,616
          1997..............................................................   1,896
          1998..............................................................   1,009
          1999..............................................................     710
          2000..............................................................     476
          Thereafter........................................................   2,601
                                                                              ------
                                                                              $9,308
                                                                              ======

     In April 1995, the Company executed, subject to the approval of the Company's board of directors, a triple net ten-year lease for a warehouse to be constructed and available for occupancy during 1997. The terms of this lease, which are presently being renegotiated, provide for an initial annual base rent of approximately $1,500, adjusted for increases in the consumer price index, and contain two five-year renewal options.

  License Agreements

     CKJ License. CKJC has the CKJ License with CKI to use the Calvin Klein Jeans Labels for jeans and jeans-related products in the United States, Canada, Mexico, Guatemala, Belize, Honduras, Nicaragua, Costa Rica, Panama, Columbia, Ecuador, Brazil, Peru, Bolivia, Paraguay and Chile. The CKJ License requires royalty and advertising fee payments based on percentages of sales, as defined. It also requires minimum annual royalty fee payments of approximately $4,500 in 1995 which increase to approximately $11,400 by 2004. Royalty and advertising fees aggregated approximately $5,985 and $36,065 for the four months ended December 31, 1994 and the year ended December 31, 1995, respectively, and are included in selling, general and administrative expenses. The CKJ License expires December 31, 2004, with an option to renew for four additional ten-year periods providing certain minimum sales levels are achieved. It also contains covenants which require Jeanswear to meet certain net worth and debt-to-net worth levels.

     Effective July 1, 1995, CKJC entered into a distribution agreement for the sale of Calvin Klein Jeans Label products in Canada. The agreement provides for royalty and advertising fee payments to CKJC based on percentages of sales of the distributor, as defined. The agreement also requires minimum annual royalty fee payments of approximately $1,800 in 1996 which increase to approximately $3,000 in 1999. Royalty fees approximated $791, net of royalty fee payments due CKI by CKJC, under this agreement from its inception (July 1, 1995) to December 31, 1995 and are included in net revenues. The initial term of this agreement is through December 31, 1995 with an option to renew for four additional one-year terms. The agreement has been renewed for 1996.

     The Company also has entered into a distribution agreement for Calvin Klein Jeans Label childrens apparel in the United States, effective January 1, 1996. Under this agreement CKJC will receive royalty and advertising fees based on percentages of sales of the distributor, as defined. The agreement will continue through December 31, 2004 with an option to renew the agreement for four additional ten year terms if CKJC has renewed the license agreement with CKI and the distributor has met certain minimum net sales thresholds.

     Bill Blass License. Rio Sportswear has a licensing agreement with Bill Blass Ltd. to use the Bill Blass labels in connection with the manufacture, distribution and sale of womens jeans and jeans-related skirts, dresses and jackets in the Western Hemisphere. The agreement requires royalty fee payments based on percentages of sales, as defined, subject to a minimum annual royalty fee payment of $1,000. Royalty fees approximated $2,948, $1,800, $893 and $2,354 under this agreement for the year ended December 31, 1993,

                             DESIGNER HOLDINGS LTD.

the eight months ended August 25, 1994, the four months ended December 31, 1994 and the year ended December 31, 1995, respectively, and are included in selling, general and administrative expenses. The agreement expires on December 31, 1997 and contains an option to renew for an additional three-year period and a further option to renew for an additional ten-year period for which minimum annual royalty fee payments during such ten-year period will increase to $1,500.

     Bill Blass Sublicense and Rio License. In December 1995, Rio Sportswear entered into an agreement, commencing January 1, 1996, to (i) sublicense its rights under the Bill Blass licensing agreement, (ii) grant a license of its Rio tradename for use on a full line of products, exclusive of certain womens shirts and tops and childrenswear, and (iii) place the manufacture of its private label business, all with a manufacturer affiliated with a primary supplier to the Company. In connection with this agreement, Rio Sportswear sold its remaining inventory of Bill Blass, Rio and private label products to the manufacturer and incurred a loss in connection with the sale of approximately $4,400.

     Under the terms of the agreement, Rio Sportswear will earn a royalty fee based on sales orders accepted by the manufacturer. In addition, Rio Sportswear will continue to market the products under the agreement and is required to pay substantially all selling expenses, as stipulated in the agreement, including the maintenance of a showroom and sales staff. The agreement requires minimum annual royalty fee payments in addition to the minimum royalties payable to Bill Blass, of approximately $667 for 1996 which increase to approximately $1,000 for 1998 and thereafter. The initial term of the agreement expires on December 31, 2005 and is renewable for five additional ten-year periods.

  Multi-Employer Pension Plan

     The Company contributes to a multi-employer defined benefit pension plan on behalf of union employees of its two manufacturing facilities and a warehouse and distribution facility. Contribution expense is determined in accordance with the provisions of collective bargaining agreements and amounted to $85 and $1,438 for the four months ended December 31, 1994 and the year ended December 31, 1995, respectively. Under the Employee Retirement Income Security Act, as amended, an employer upon withdrawal from a multi-employer plan is required to continue funding its proportionate share of the plan's unfunded vested benefits. The plan administrator has not provided the Company with information regarding its proportionate share of the plan's unfunded vested benefits (for withdrawal liability purposes); however, the Company has no immediate intention of withdrawing from the plan. Under the purchase agreement to the assets acquired with the Calvin Klein license, the Company's obligation from any such withdrawal is limited to $3,500 and CKI is responsible for any additional liability. In 1995, the Company acquired a lease on a warehouse and distribution facility from CKI. Pursuant to this agreement, CKI indemnified the Company for any pension withdrawal liability at a rate of 100% decreasing to 25% of such liability, in annual decrements of 15%, in each of the first five years subsequent to the acquisition of the lease. The remaining 25% indemnification will remain in effect through the initial term of the lease which expires in June 1999.

  Other Commitments

     CKJC has employment agreements with certain employees which, in addition to base salaries, provide incentive bonuses based upon net sales, as defined, in excess of certain minimum amounts.

     The Company has guaranteed to a fabric supplier the payment of up to $1,300 in trade accounts payable of two of its contractors.

  Litigation

     In 1990, an action was filed against Rio Sportswear and certain other defendants alleging, among other things, that the Company infringed a patent held by the plaintiffs relating to acid wash processes used in the

                             DESIGNER HOLDINGS LTD.

manufacture of jeanswear having a random fade effect. Similar suits are pending against the major manufacturers of such jeanswear. The plaintiffs seek damages against all defendants in unspecified amounts. No trial date has been set. Rio Sportswear had received a proposal from plaintiffs offering to settle the litigation, which was subsequently withdrawn, and Rio Sportswear made a counterproposal, which has also been withdrawn. There can be no assurance that plaintiffs will make or consider further settlement proposals with respect to the litigation. If the parties are unable to reach a settlement, Rio Sportswear intends to contest the action vigorously. The outcome of litigation is inherently unpredictable and, in the event that no settlement were reached and Rio Sportswear were found to have infringed the patent in suit, damages and attorneys' fees could be assessed against Rio Sportswear. No assurance can be given that such damages and fees would not have a material adverse effect upon the Company's results of operations or cash flows in the period in which the judgment is rendered; however, the Company believes that any such damages and fees would not have a material adverse effect upon the Company's financial position.

     The Company is subject to other legal proceedings for which the outcome, in the opinion of management, is not expected to have a material adverse effect on results of operations, financial position or cash flows.

14. SIGNIFICANT CUSTOMERS

     For the year ended December 31, 1993, one customer accounted for approximately 18% of gross sales. For the eight months ended August 25, 1994, three customers accounted for approximately 36% of gross sales. For the four months ended December 31, 1994, one customer accounted for approximately 11% of gross sales. For the year ended December 31, 1995, two customers accounted for approximately 27% of gross sales.

15. STOCK OPTION AND INCENTIVE PLAN

     The Company's Board of Directors has approved in principle the Designer Holdings Ltd. 1996 Stock Option and Incentive Plan (the "Stock Plan"). The Stock Plan is expected to be approved by the stockholders of the Company prior to the initial public offering.

     Pursuant to the Stock Plan, executive officers, key employees and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. Under the Stock Plan, the Company has reserved 2,288,200 shares of Common Stock for issuance of awards under the Stock Plan (subject to antidilution and similar adjustments).

16. SUBSEQUENT EVENTS

  CKJ License Amendments

     On April 22, 1996, the CKJ License was amended to provide for, among other things, the (i) modification of the term of the CKJ License from a ten-year initial term with four ten-year renewal terms to a forty-year initial term with one ten-year renewal term, (ii) modification of net sales thresholds, (iii) extension of the term of the CKJ License for the Khaki Collection from ten years to forty years, (iv) granting to the Company the non-exclusive right to sell caps for the term of the CKJ License, (v) expansion of the geographical territory for the Khaki Collection, (vi) addition of certain territories in Central and South America to the CKJ License, and (vii) liberalization of certain covenants. In addition, the minimum annual royalty fee payments of $4,500 in 1995 will increase over the term of the CKJ License to $22,000 for years 31 through 40.

     As consideration for such amendments, the Company issued 1,275,466 shares of non-voting common stock to CKI. Such shares are convertible at any time upon notice to the Company into an equal number of shares of voting common stock. CKI has agreed to hold such shares for at least 18 months following the effective date of the proposed initial public offering of the Company's common stock, although the Company

                             DESIGNER HOLDINGS LTD.

has granted CKI certain "piggy-back" registration rights that can be exercised at any time after the shares are converted into voting common stock.

     The value of the shares issued to CKI of $20,203 will be recorded as capitalized licensing rights and amortized over forty years, the adjusted term of the CKJ License. Had the transaction been consummated at December 31, 1995, intangible assets, total assets and stockholder's equity would have been $55,083, $271,017, and $52,685, respectively.

  Employment Agreement

     As of April 22, 1996, the Company entered into an employment agreement with Mr. Simon, which becomes effective upon the closing of the proposed initial public offering of the Company's Common Stock. The agreement, which expires on December 31, 1998, provides for Mr. Simon to be President and Chief Executive Officer of the Company at an annual base salary of not less than $1,500. The agreement also provides for an annual cash bonus based on a percentage of adjusted earnings before interest, taxes and certain non-cash charges (as defined). In addition, upon certain events of termination and change in control of the Company, the agreement provides that Mr. Simon will be entitled to certain payments, provided that the maximum amount payable shall not exceed $9,000 in the aggregate.

                             DESIGNER HOLDINGS LTD.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1996
                                                                            ----------------------
                                                                                (IN THOUSANDS,
                                                                            EXCEPT PER SHARE DATA)
ASSETS
Current assets:
  Receivables, net........................................................         $100,186
  Inventory...............................................................           85,844
  Deferred tax assets.....................................................           12,701
  Prepaid expenses and other current assets...............................            6,589
                                                                                   --------
          Total current assets............................................          205,320
Property, plant and equipment, net........................................            8,242
Prepaid royalties, net....................................................            5,363
Intangible assets, net....................................................           55,839
Other assets..............................................................            4,218
                                                                                   --------
          Total assets....................................................         $278,982
                                                                                   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.......................................         $  5,000
  Revolving credit loans..................................................           43,297
  Accounts payable........................................................           31,244
  Accrued expenses........................................................           20,947
  Income taxes payable....................................................               --
                                                                                   --------
          Total current liabilities.......................................          100,488
Long-term debt, less current portion......................................            8,750
Deferred tax liabilities..................................................              269
                                                                                   --------
          Total liabilities...............................................          109,507
                                                                                   --------
Commitments and contingencies
Stockholder's equity:
  Common stock, par value $.01 per share; authorized 75,000,000 shares;
     issued and outstanding 32,159,334....................................              321
Paid-in capital...........................................................          148,296
Retained earnings.........................................................           20,858
                                                                                   --------
          Total stockholders' equity......................................          169,475
                                                                                   --------
          Total liabilities and stockholders' equity......................         $278,982
                                                                                   ========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                             DESIGNER HOLDINGS LTD.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                 ------------------------------
                                                                    1996                1995
                                                                 ----------          ----------
                                                                   (IN THOUSANDS, EXCEPT PER
                                                                          SHARE DATA)
Net revenues...................................................  $  219,603          $  174,491
Cost of goods sold.............................................     136,521             123,517
                                                                 -----------         -----------
          Gross profit.........................................      83,082              50,974
Selling, general and administrative expenses...................      55,085              36,814
                                                                 -----------         -----------
          Operating income.....................................      27,997              14,160
Interest expense...............................................       7,635               5,689
                                                                 -----------         -----------
          Income before income taxes...........................      20,362               8,471
Provision for income taxes.....................................       9,367               4,500
                                                                 -----------         -----------
Income before extraordinary item...............................      10,995               3,971
Extraordinary loss on debt extinguishment......................       2,256                  --
                                                                 -----------         -----------
          Net income...........................................  $    8,739          $    3,971
                                                                 ===========         ===========
Income per share before extraordinary item.....................  $      .41          $      .16
                                                                 ===========         ===========
Net income per share...........................................  $      .33          $      .16
                                                                 ===========         ===========
Weighted average common shares outstanding.....................  26,827,051          24,233,868
                                                                 ===========         ===========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                             DESIGNER HOLDINGS LTD.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Cash flows from operating activities:
  Net income...........................................................  $  8,739     $  3,971
Adjustments to reconcile net income to cash (used in) operating activities:
  Depreciation.........................................................       571          237
  Amortization.........................................................     1,438          842
  Loss on disposal of fixed assets.....................................        --           91
  Deferred interest....................................................    (1,653)         400
  Deferred income taxes................................................    (3,572)      (1,609)
  Extraordinary item...................................................     4,103           --
  Changes in assets and liabilities:
     Receivables.......................................................    18,214      (44,923)
     Inventory.........................................................   (16,334)     (37,220)
     Prepaid expenses..................................................    (2,964)      (1,044)
     Prepaid royalties.................................................     1,000        1,000
     Other assets......................................................    (1,294)         177
     Accounts payable..................................................     6,387        2,521
     Accrued expenses..................................................   (12,346)      16,352
     Income taxes payable..............................................   (10,966)       1,011
                                                                         --------     --------
          Net cash (used in) operating activities......................    (8,677)     (58,194)
                                                                         --------     --------
Cash flows from investing activities:
  Purchases of equipment...............................................    (2,657)      (1,138)
                                                                         --------     --------
          Net cash (used in) investing activities......................    (2,657)      (1,138)
                                                                         --------     --------
Cash flows from financing activities:
  Payment of notes payable to related party............................        --      (45,181)
  Payments to factor...................................................        --       (4,602)
  (Decrease) increase in revolving credit loans........................   (53,719)      69,210
  (Repayment of) proceeds from term loan...............................   (10,000)      25,000
  (Repayment of) proceeds from subordinated debt.......................   (30,000)      30,000
  Payments of notes payable to factor..................................        --      (10,000)
  Distributions to stockholders/partners...............................        --       (1,495)
  Financing costs paid.................................................        --       (5,027)
  Proceeds from sale of common stock...................................   119,700           --
  Payment of debt retirement costs.....................................    (2,998)          --
  Payment of stock issuance costs......................................   (11,649)          --
                                                                         --------     --------
          Net cash provided by financing activities....................    11,334       57,905
                                                                         --------     --------
          Net increase (decrease) in cash..............................        --       (1,427)
          Cash, beginning of period....................................        --        1,432
                                                                         --------     --------
          Cash, end of period..........................................  $     --     $      5
                                                                         ========     ========

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                             DESIGNER HOLDINGS LTD.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

     Designer Holdings Ltd. (the "Company") was incorporated on March 27, 1995 for the purpose of consolidating the ownership interests of Rio Sportswear, Inc. ("Rio Sportswear") and Jeanswear Holdings, Inc., the holding company for Calvin Klein Jeanswear Company. As of June 30, 1996, 52.1% of the Company's outstanding common stock was owned by New Rio L.L.C. ("New Rio"), whose controlling equityholders are Arnold H. Simon, President and Chief Executive Officer of the Company, and Charterhouse Equity Partners II, L.P. All significant intercompany balances and transactions have been eliminated.

     The accompanying condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, these statements include all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of financial position, results of operations and cash flows. Results of operations for interim periods are not necessarily indicative of results for the full year.

     The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in the Prospectus.

2. INITIAL PUBLIC OFFERING AND STOCK SPLIT

     On May 9, 1996, the Company consummated an initial public offering of 13,800,000 shares of its common stock for $18.00 per share. Of the total shares offered, the Company sold 6,650,000 shares and New Rio sold 7,150,000 shares. Net proceeds to the Company, after underwriting discounts and expenses, were approximately $108.1 million. Net proceeds to the Company were used primarily to reduce indebtedness, including approximately $37.0 million to retire a subordinated loan, including approximately $3.0 million relating to a prepayment penalty, and $71.1 million to reduce indebtedness under the credit agreement. The prepayment penalty and the write-off of deferred financing costs associated with the subordinated loan, which aggregated approximately $2.3 million, net of applicable tax effects, is reported as an extraordinary loss in the second quarter of 1996.

     In contemplation of the initial public offering of the Company's common stock, on April 22, 1996, the Company increased the number of shares of authorized common stock to 75,000,000 shares, par value $.01 per share, and effected a 24,234-for-one stock split of its common stock. All share and per share amounts included in the accompanying condensed consolidated financial statements of the Company have been restated to reflect the foregoing.

                             DESIGNER HOLDINGS LTD.

3. INVENTORY

     Inventory is stated at the lower of cost, determined by the average cost method, or market, and consists of the following:

                                                                             JUNE 30,
                                                                               1996
                                                                             --------
        Raw materials......................................................  $    645
        Work-in-process....................................................     3,132
        Finished goods.....................................................    82,067
                                                                              -------
                                                                             $ 85,844
                                                                              =======

4. FINANCING

     The Company finances its operations under a credit agreement which provides for borrowings under a revolving credit facility and a term loan which may be terminated by the Company or its lenders in the year 2000. On March 29, 1996, the revolving credit facility was permanently increased from $115.0 million to $150.0 million.

5. INCOME TAXES

     The higher effective tax rate in 1995, compared to 1996, was principally attributable to a valuation allowance on net operating loss benefits of Rio Sportswear. The results of operations of Rio Sportswear were not included in the consolidated tax returns of the Company until April 1995, when Rio Sportswear became a subsidiary of the Company.

6. COMMITMENTS AND CONTINGENCIES

  CKJ License Amendments

     On April 22, 1996, the exclusive license from Calvin Klein, Inc. ("CKI") for certain types of sportswear (the "CKJ License") was amended to provide for, among other things, the (i) modification of the term of the CKJ License from a ten-year initial term with four ten-year renewal terms to a forty-year term with one ten-year renewal term, (ii) modification of net sales thresholds, (iii) extension of the term of the CKJ License for the khaki collection from ten years to forty years, (iv) granting to the Company the non-exclusive right to sell caps for the term of the CKJ License, (v) expansion of the geographical territory for the khaki collection, (vi) addition of certain territories in Central and South America to the CKJ License, and (vii) liberalization of certain covenants. In addition, the minimum annual royalty fee payments of $4,500 in 1995 will increase over the term of the CKJ License to $22,000 for years 31 through 40.

     As consideration for such amendments, the Company issued 1,275,466 shares of non-voting common stock to CKI. Such shares are convertible at any time upon notice to the Company into an equal number of shares of voting common stock. CKI has agreed to hold such shares for at least 18 months subsequent to May 9, 1996, the effective date of the registration statement relating to the initial public offering of the Company's common stock, although the Company has granted CKI certain "piggy-back" registration rights that can be exercised at any time after the shares are converted into voting common stock. The value of the shares issued to CKI of $20,203 will be recorded as capitalized licensing rights and amortized over forty years, the adjusted term of the CKJ License.

  Employment Agreement

     As of April 22, 1996, the Company entered into an employment agreement with Mr. Simon, which became effective on May 9, 1996, the effective date of the registration statement relating to the initial public

                             DESIGNER HOLDINGS LTD.

offering of the Company's common stock. The agreement, which expires on December 31, 1998, provides for Mr. Simon to be President and Chief Executive Officer of the Company at an annual base salary of not less than $1,500. The agreement also provides for an annual cash bonus based on a percentage of adjusted earnings before interest, taxes and certain non-cash charges (as defined). In addition, upon certain events of termination and change in control of the Company, the agreement provides that Mr. Simon will be entitled to certain payments, provided that the maximum amount payable shall not exceed $9,000 in the aggregate.

  Litigation

     In 1990, an action was filed against Rio Sportswear and certain other defendants alleging, among other things, that Rio Sportswear infringed a patent held by the plaintiffs relating to acid wash processes used in the manufacture of jeanswear having a random fade effect. Similar suits are pending against the major manufacturers of such jeanswear. The plaintiffs seek damages against all defendants in unspecified amounts. No trial date has been set. Rio Sportswear had received a proposal from plaintiffs offering to settle the litigation, which was subsequently withdrawn, and Rio Sportswear made a counterproposal, which has also been withdrawn. There can be no assurance that plaintiffs will make or consider further settlement proposals with respect to the litigation. If the parties are unable to reach a settlement, Rio Sportswear intends to contest the action vigorously. The outcome of litigation is inherently unpredictable and, in the event that no settlement is reached and Rio Sportswear is found to have infringed the patent in suit, damages and attorney's fees could be assessed against Rio Sportswear. No assurance can be given that such damages and fees would not have a material adverse effect upon the Company's results of operations or cash flows in the period in which the judgement is rendered; however, the Company believes that any such damages and fees would not have a material adverse effect upon the Company's financial position.

7. STOCK OPTION PLAN

     The Company's Board of Directors and the sole voting stockholder have approved the Designer Holdings Ltd. 1996 Stock Option and Incentive Plan ("the Stock Plan"). Pursuant to the Stock Plan, executive officers, key employees and consultants of the Company are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. The Company has reserved 2,363,200 shares of common stock for issuance of awards under the Stock Plan. In May 1996, options to purchase approximately 1,575,000 shares of common stock at an exercise price of $18.00 per share were granted.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        -----
Available Information.................      4
Forward-Looking Statements............      4
Prospectus Summary....................      5
Risk Factors..........................     15
Designer Finance Trust................     22
Accounting Treatment..................     22
Price Range of Common Stock...........     23
Dividend Policy.......................     23
Use of Proceeds.......................     24
Capitalization........................     25
Unaudited Pro Forma Financial
  Information.........................     26
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     30
Business..............................     37
Management............................     50
Certain Transactions..................     57
Principal Stockholders................     58
Description of the Preferred
  Securities..........................     59
Description of the Guarantee..........     72
Description of the Convertible
  Debentures..........................     75
Effect of Obligations Under the
  Convertible Debentures and the
  Guarantee...........................     83
United States Federal Income
  Taxation............................     84
Description of Capital Stock..........     87
Description of Certain Indebtedness...     90
Underwriting..........................     92
Legal Matters.........................     93
Experts...............................     93
Index of Financial Statements.........    F-1
---------------------------------------------
---------------------------------------------


------------------------------------------------------
------------------------------------------------------

                         2,000,000 PREFERRED SECURITIES

                                    DESIGNER
                                 FINANCE TRUST

                                  % CONVERTIBLE TRUST
                              ORIGINATED PREFERRED
                    SECURITIES(SM) ("CONVERTIBLE TOPRS(SM)")
                            GUARANTEED TO THE EXTENT
                            SET FORTH HEREIN BY, AND
                                CONVERTIBLE INTO
                                COMMON STOCK OF,

                             DESIGNER HOLDINGS LTD.

                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                              MERRILL LYNCH & CO.

                              MORGAN STANLEY & CO.
                     INCORPORATED

                                            , 1996

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for New York Stock Exchange and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than underwriting discounts and commissions:


    SEC registration fee......................................................  $ 39,656
    NASD filing fee...........................................................    12,000
    NYSE Listing fee..........................................................
    Blue sky fees and expenses................................................
    Trustee fees..............................................................    15,000
    Printing expenses.........................................................   185,000
    Legal fees and expenses...................................................
    Accounting fees and expenses..............................................
    Transfer agent and registrar fees.........................................
    Miscellaneous.............................................................
                                                                                --------
              Total...........................................................  $
                                                                                ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law") Article VIII of the By-laws of the Registrant, a copy of which is filed as Exhibit 3.2 to this Registration Statement, provides that the Registrant shall indemnify any person in connection with the defense or settlement of any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or is or was a director or officer of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such legal proceedings if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may be indemnified by the Registrant against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

     Article VIII of the Registrant's By-laws allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Registrant or such person who serves or served as a director, officer, agent or employee, at another corporation, partnership or other enterprise at the request of the Registrant.

     Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Sixth of the Certificate of Incorporation of the Registrant, a copy of which is filed as Exhibit 3.1 to this Registration Statement, provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

     The Company has purchased an insurance policy covering indemnification of directors and officers of the Registrant against certain liabilities arising under the Securities Act that might be incurred by them in such capacities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On March 27, 1995, Designer sold 1,000 (which, pursuant to a stock split as of April 22, 1996 currently equals 24,233,868) shares of Common Stock to the Principal Stockholder for $40,000,000 in reliance on Section 4(2) of the Securities Act of 1933. On April 22, 1996, Designer sold 1,275,466 shares of non-voting common stock to Calvin Klein, Inc., in reliance on Section 4(2) of the Securities Act of 1933. See "Business -- CKJ License."

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
    **1.1  Form of Purchase Agreement.
      3.1  Certificate of Incorporation of the Registrant; incorporated by reference to
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
      3.2  By-Laws of Registrant; incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
      4.1  Specimen Certificate of Common Stock; incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
     *4.2  Certificate of Trust of Designer Finance Trust.
    **4.3  Form of Amended and Restated Declaration of Trust of Designer Finance Trust among
           Designer Holdings Ltd., as Sponsor, IBJ Schroder Bank & Trust Company, as Property
           Trustee, Delaware Trust Company, as Delaware Trustee and Merril M. Halpern and
           Arnold H. Simon, as Trustees.
    **4.4  Form of Indenture between Designer Holdings Ltd. and IBJ Schroder Bank & Trust
           Company, as Indenture Trustee.
      4.5  Form of Preferred Security (included in Exhibit A-1 to Exhibit 4.3 above).
      4.6  Form of Convertible Debenture (included in Exhibit A to Exhibit 4.4 above).
    **4.7  Form of Preferred Securities Guarantee Agreement between Designer Holdings Ltd., as Guarantor, and IBJ Schroder Bank & Trust Company, as Guarantee Trustee with respect to the Preferred Securities of Designer Finance Trust.
    **5.1  Opinion of Skadden, Arps, Slate, Meagher & Flom.
    **8.1  Opinion of Skadden, Arps, Slate, Meagher & Flom.
     10.1  Form of Registration Rights Agreement; incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
     10.2  Financing Agreement dated as of April 28, 1995 (the "Credit Agreement") by and among New Rio, L.L.C., Denim Holdings Inc., Jeanswear Holdings, Inc., Rio
           Sportswear, Inc., Calvin Klein Jeanswear Company, the Lenders referred to therein and The CIT Group/Commercial Services, Inc. as Agent; incorporated by reference to
           Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
     10.3  Third Amendment to the Credit Agreement, dated as of March 29, 1996; incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
   **10.4  Fourth Amendment to the Credit Agreement, dated as of October   , 1996.
     10.5  Third Supplemental Funding Agreement to the Credit Agreement dated January 16,
           1996; incorporated by reference to Exhibit 10.5 to the Company's Registration
           Statement on Form S-1 (File No. 333-2236).



---------------


 * Previously filed.


** To be filed by amendment.

 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
     10.6  Factoring Agreement dated as of August 24, 1994 between Rio Sportswear, Inc. and
           The CIT Group/BCC, Inc.; incorporated by reference to Exhibit 10.6 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
     10.7  Letter Amendment dated as of August 24, 1994 to the Factoring Agreement between
           Rio Sportswear, Inc. and The CIT Group/BCC, Inc.; incorporated by reference to
           Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
     10.8  Factoring Agreement dated as of August 4, 1994 between Calvin Klein Jeanswear
           Company and The CIT Group/BCC, Inc.; incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
     10.9  Intercreditor Agreement and Assignment of Factoring Proceeds dated as of April 28,
           1995 between Rio Sportswear, Inc. and The CIT Group/Commercial Services, Inc.;
           incorporated by reference to Exhibit 10.9 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.10  Intercreditor Agreement and Assignment of Factoring Proceeds dated as of April 28,
           1995 between Calvin Klein Jeanswear Company and The CIT Group/Commercial Services,
           Inc.; incorporated by reference to Exhibit 10.10 to the Company's Registration
           Statement on Form S-1 (File No. 333-2236).
    10.11  Subordinated Loan Agreement dated as of April 28, 1995 by and among BIB Holdings
           (Bermuda) Ltd., Denim Holdings, Inc., and New Rio, L.L.C.; incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
    10.12  Asset Purchase Agreement dated as of July 8, 1994 among Calvin Klein Jeanswear
           Company, Abbeville Acquisition Company, Kaijay Acquisition Company, Calvin Klein
           Sport, Inc. and Kaijay Pants Co., Inc.; incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.13  License Agreement dated as of August 20, 1987 (the "Bill Blass License Agreement")
           by and between Bill Blass, Ltd. and Rio Sportswear, Inc.; incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
    10.14  Amendment to the Bill Blass License Agreement dated as of May 27, 1992;
           incorporated by reference to Exhibit 10.14 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.15  Amendment to the Bill Blass License Agreement dated as of June 1, 1992;
           incorporated by reference to Exhibit 10.15 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.16  Amendment to the Bill Blass License Agreement dated as of January 27, 1993;
           incorporated by reference to Exhibit 10.16 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.17  Amendment to the Bill Blass License Agreement dated as of March 30, 1994;
           incorporated by reference to Exhibit 10.17 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.18  Amendment to the Bill Blass License Agreement dated as of May 19, 1994;
           incorporated by reference to Exhibit 10.18 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.19  Amendment to the Bill Blass License Agreement dated as of December 7,1994;
           incorporated by reference to Exhibit 10.19 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.20  License Agreement dated as of August 4, 1994 (the "Calvin Klein License
           Agreement") between Calvin Klein, Inc. and Calvin Klein Jeanswear Company;
           incorporated by reference to Exhibit 10.20 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.21  Amendment to the Calvin Klein License Agreement dated as of December 7, 1994;
           incorporated by reference to Exhibit 10.21 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).


---------------


 * Previously filed.


** To be filed by amendment.

 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
    10.22  Amendment to the Calvin Klein License Agreement dated as of January 10, 1995;
           incorporated by reference to Exhibit 10.22 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.23  Amendment to the Calvin Klein License Agreement dated as of February 28, 1995;
           incorporated by reference to Exhibit 10.23 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.24  Agreement dated as of December 12, 1995 by and between Rio Sportswear, Inc. and
           Commerce Clothing Company, LLC; incorporated by reference to Exhibit 10.24 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.25  Distributorship Agreement dated as of February 1996, between Calvin Klein
           Jeanswear Company, Commerce Clothing Company LLC, and Calvin Klein, Inc.;
           incorporated by reference to Exhibit 10.25 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.26  Designer Holdings Ltd. 1996 Stock Option and Incentive Plan; incorporated by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-1
           (File No. 333- 2236).
    10.27  Employment Agreement between New Rio Sportswear Inc., Calvin Klein Jeanswear
           Company and Maurice Dickson, as amended; incorporated by reference to Exhibit
           10.27 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.28  Employment Agreement between Calvin Klein Jeanswear Company and Daniel J.
           Gladstone, as amended; incorporated by reference to Exhibit 10.28 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
    10.29  Agreement of Lease by and between Erika Realty Trust and Calvin Klein Jeanswear
           Company; incorporated by reference to Exhibit 10.29 to the Company's Registration
           Statement on Form S-1 (File No. 333-2236).
    10.30  Distribution Agreement dated September 7, 1995 between Calvin Klein Jeanswear and
           Floor Ready Company, L.L.C.; incorporated by reference to Exhibit 10.30 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.31  Distributorship Agreement dated as of June 26, 1995, between Calvin Klein
           Jeanswear Company, Western Glove Works R.S., and Calvin Klein, Inc.; incorporated by reference to Exhibit 10.31 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
    10.32  Lease Agreement dated as of April 28, 1995 between North Arlington Associates and
           Rio Sportswear, Inc.; incorporated by reference to Exhibit 10.32 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
    10.33  Amendment to the Bill Blass License Agreement dated as of March 22, 1996;
           incorporated by reference to Exhibit 10.33 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.34  Employment Agreement between Designer Holdings Ltd., Calvin Klein Jeanswear
           Company and Arnold H. Simon; incorporated by reference to Exhibit 10.34 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.35  Employment Agreement between Designer Holdings Ltd., Calvin Klein Jeanswear
           Company and Debra Simon; incorporated by reference to Exhibit 10.35 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.36  Employment Agreement between Calvin Klein Jeanswear Company and New Rio
           Sportswear, Inc. and David Fidlon, as amended; incorporated by reference to
           Exhibit 10.36 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
    10.37  Employment Agreement between Designer Holdings Ltd., Calvin Klein Jeanswear
           Company and John J. Jones; incorporated by reference to Exhibit 10.37 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.38  Amendment to the Calvin Klein License Agreement dated as of April 22, 1996;
           incorporated by reference to Exhibit 10.38 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.39  Amendment to the Lease Agreement between North Arlington Associates and Rio
           Sportswear, Inc., dated as of February 22, 1996; incorporated by reference to
           Exhibit 10.39 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).



---------------


 * Previously filed.


** To be filed by amendment.

 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
    10.40  Stock Acquisition Agreement dated as of April 22, 1996 between Designer Holdings
           Ltd. and Calvin Klein Inc.; incorporated by reference to Exhibit 10.40 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
  **10.41  Employment Agreement between Calvin Klein Jeanswear Company, Rio Sportswear, Inc.
           and Guy Kinberg; incorporated by reference to Exhibit 10.41 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
  **10.42  Jeanswear License Agreement, dated as of September 27, 1996, between Donna Karan
           Studio and the Registrant.
    *12.1  Computation of Ratio of Earnings to Fixed Charges.
     16.1  Letter of Deloitte & Touche LLP, re change in certifying accountant; incorporated by reference to Exhibit 16.1 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
   **21.1  Subsidiaries of the Registrant.
     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of Deloitte & Touche L.L.P.
     23.3  Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits 5.1 and
           8.1).
    *24.1  Power of Attorney (set forth on signature page of the Registration Statement).
   **25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Indenture Trustee under the
           Indenture.
   **25.2  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Property Trustee under the
           Amended and Restated Declaration of Trust.
   **25.3  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Guarantee Trustee under the
           Guarantee.


---------------

 * Previously filed.

** To be filed by amendment.


     (b) Financial Statement Schedules:


        Schedule II -- Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 22, 1996.


                                          DESIGNER HOLDINGS LTD.


                                          By:          MAURICE DICKSON

                                            ------------------------------------
                                                      Maurice Dickson
                                               Treasurer and Chief Financial
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on October 22, 1996.



                   SIGNATURE                                         TITLE
-----------------------------------------------    ------------------------------------------
                ARNOLD H. SIMON*                           President, Chief Executive
-----------------------------------------------               Officer and Director
                Arnold H. Simon

                MAURICE DICKSON                               Treasurer and Chief
-----------------------------------------------                Financial Officer
                Maurice Dickson

                 DAVID FIDLON*                                 Controller and Chief
-----------------------------------------------                 Accounting Officer
                 David Fidlon

               MERRIL M. HALPERN*                         Chairman of the
-----------------------------------------------                Board of Directors
               Merril M. Halpern

                 DEBRA SIMON*                               Executive Vice President
-----------------------------------------------                   and Director
                 Debra Simon

               A. LAWRENCE FAGAN*                                   Director
-----------------------------------------------
               A. Lawrence Fagan

                 PETER BROWN*                                       Director
-----------------------------------------------
                  Peter Brown

            FREDERICK W. ZUCKERMAN*                                 Director
-----------------------------------------------
            Frederick W. Zuckerman

*By:            MAURICE DICKSON
-----------------------------------------------
                Maurice Dickson
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Designer Finance Trust has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 22, 1996.


                                          DESIGNER FINANCE TRUST


                                          By:         MERRIL M. HALPERN

                                            ------------------------------------
                                               Merril M. Halpern, as Trustee


                                          By:          ARNOLD H. SIMON

                                            ------------------------------------
                                                Arnold H. Simon, as Trustee

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Designer Holdings Ltd.:

     In connection with our audits of the consolidated financial statements of Designer Holdings Ltd. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the four months ended December 31, 1994 and the combined financial statements of the Predecessor Companies for the eight months ended August 25, 1994, we have also audited the financial statement schedule listed in
Item 16 herein.

     In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
February 29, 1996, except
for Note 1, the tenth paragraph of Note 11, the thirteenth paragraph of Note 13 and Note 16,

for which the date is April 22, 1996

                             DESIGNER HOLDINGS LTD.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                          ADDITIONS
                                                  -------------------------
                                   BALANCE AT     CHARGED TO     CHARGED TO                        BALANCE AT
                                   BEGINNING      COSTS AND        OTHER                             END OF
           DESCRIPTION             OF PERIOD       EXPENSES       ACCOUNTS      DEDUCTIONS(A)        PERIOD
---------------------------------  ----------     ----------     ----------     --------------     ----------
PREDECESSOR COMPANIES (COMBINED)
Year ended December 31, 1993:
  Allowance for doubtful
     accounts, sales returns,
     discounts and other
     credits.....................    $  824                                          $ 26           $    798
                                      =====         =======        =======            ===            =======
Eight months ended August 25,
  1994:
  Allowance for doubtful
     accounts, sales returns,
     discounts and other
     credits.....................    $  798        $      7                                         $    805
                                      =====         =======        =======            ===            =======
THE COMPANY (CONSOLIDATED)
Four months ended December 31,
  1994:
  Allowance for doubtful
     accounts, sales returns,
     discounts and other
     credits.....................    $  805        $    891                                         $  1,696
                                      =====         =======        =======            ===            =======
Year ended December 31, 1995:
  Allowance for doubtful
     accounts, sales returns,
     discounts and other
     credits.....................    $1,696        $ 12,300                                         $ 13,996
                                      =====         =======        =======            ===            =======

---------------

(A) Represents recoveries of accounts previously charged off.

                                 EXHIBIT INDEX



 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
    **1.1  Form of Purchase Agreement.
      3.1  Certificate of Incorporation of the Registrant; incorporated by reference to
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
      3.2  By-Laws of Registrant; incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
      4.1  Specimen Certificate of Common Stock; incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
     *4.2  Certificate of Trust of Designer Finance Trust.
    **4.3  Form of Amended and Restated Declaration of Trust of Designer Finance Trust among
           Designer Holdings Ltd., as Sponsor, IBJ Schroder Bank & Trust Company, as Property
           Trustee, Delaware Trust Company, as Delaware Trustee and Merril M. Halpern and
           Arnold H. Simon, as Trustees.
    **4.4  Form of Indenture between Designer Holdings Ltd. and IBJ Schroder Bank & Trust
           Company, as Indenture Trustee.
      4.5  Form of Preferred Security (included in Exhibit A-1 to Exhibit 4.3 above).
      4.6  Form of Convertible Debenture (included in Exhibit A to Exhibit 4.4 above).
    **4.7  Form of Preferred Securities Guarantee Agreement between Designer Holdings Ltd., as Guarantor, and IBJ Schroder Bank & Trust Company, as Guarantee Trustee with respect to the Preferred Securities of Designer Finance Trust.
    **5.1  Opinion of Skadden, Arps, Slate, Meagher & Flom.
    **8.1  Opinion of Skadden, Arps, Slate, Meagher & Flom.
     10.1  Form of Registration Rights Agreement; incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
     10.2  Financing Agreement dated as of April 28, 1995 (the "Credit Agreement") by and among New Rio, L.L.C., Denim Holdings Inc., Jeanswear Holdings, Inc., Rio
           Sportswear, Inc., Calvin Klein Jeanswear Company, the Lenders referred to therein and The CIT Group/Commercial Services, Inc. as Agent; incorporated by reference to
           Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
     10.3  Third Amendment to the Credit Agreement, dated as of March 29, 1996; incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
   **10.4  Fourth Amendment to the Credit Agreement, dated as of October   , 1996.
     10.5  Third Supplemental Funding Agreement to the Credit Agreement dated January 16,
           1996; incorporated by reference to Exhibit 10.5 to the Company's Registration
           Statement on Form S-1 (File No. 333-2236).
     10.6  Factoring Agreement dated as of August 24, 1994 between Rio Sportswear, Inc. and
           The CIT Group/BCC, Inc.; incorporated by reference to Exhibit 10.6 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
     10.7  Letter Amendment dated as of August 24, 1994 to the Factoring Agreement between
           Rio Sportswear, Inc. and The CIT Group/BCC, Inc.; incorporated by reference to
           Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
     10.8  Factoring Agreement dated as of August 4, 1994 between Calvin Klein Jeanswear
           Company and The CIT Group/BCC, Inc.; incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
     10.9  Intercreditor Agreement and Assignment of Factoring Proceeds dated as of April 28,
           1995 between Rio Sportswear, Inc. and The CIT Group/Commercial Services, Inc.;
           incorporated by reference to Exhibit 10.9 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.10  Intercreditor Agreement and Assignment of Factoring Proceeds dated as of April 28,
           1995 between Calvin Klein Jeanswear Company and The CIT Group/Commercial Services,
           Inc.; incorporated by reference to Exhibit 10.10 to the Company's Registration
           Statement on Form S-1 (File No. 333-2236).

 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
    10.11  Subordinated Loan Agreement dated as of April 28, 1995 by and among BIB Holdings
           (Bermuda) Ltd., Denim Holdings, Inc., and New Rio, L.L.C.; incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
    10.12  Asset Purchase Agreement dated as of July 8, 1994 among Calvin Klein Jeanswear
           Company, Abbeville Acquisition Company, Kaijay Acquisition Company, Calvin Klein
           Sport, Inc. and Kaijay Pants Co., Inc.; incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.13  License Agreement dated as of August 20, 1987 (the "Bill Blass License Agreement")
           by and between Bill Blass, Ltd. and Rio Sportswear, Inc.; incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
    10.14  Amendment to the Bill Blass License Agreement dated as of May 27, 1992;
           incorporated by reference to Exhibit 10.14 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.15  Amendment to the Bill Blass License Agreement dated as of June 1, 1992;
           incorporated by reference to Exhibit 10.15 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.16  Amendment to the Bill Blass License Agreement dated as of January 27, 1993;
           incorporated by reference to Exhibit 10.16 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.17  Amendment to the Bill Blass License Agreement dated as of March 30, 1994;
           incorporated by reference to Exhibit 10.17 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.18  Amendment to the Bill Blass License Agreement dated as of May 19, 1994;
           incorporated by reference to Exhibit 10.18 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.19  Amendment to the Bill Blass License Agreement dated as of December 7,1994;
           incorporated by reference to Exhibit 10.19 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.20  License Agreement dated as of August 4, 1994 (the "Calvin Klein License
           Agreement") between Calvin Klein, Inc. and Calvin Klein Jeanswear Company;
           incorporated by reference to Exhibit 10.20 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.21  Amendment to the Calvin Klein License Agreement dated as of December 7, 1994;
           incorporated by reference to Exhibit 10.21 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.22  Amendment to the Calvin Klein License Agreement dated as of January 10, 1995;
           incorporated by reference to Exhibit 10.22 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.23  Amendment to the Calvin Klein License Agreement dated as of February 28, 1995;
           incorporated by reference to Exhibit 10.23 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.24  Agreement dated as of December 12, 1995 by and between Rio Sportswear, Inc. and
           Commerce Clothing Company, LLC; incorporated by reference to Exhibit 10.24 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.25  Distributorship Agreement dated as of February 1996, between Calvin Klein
           Jeanswear Company, Commerce Clothing Company LLC, and Calvin Klein, Inc.;
           incorporated by reference to Exhibit 10.25 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.26  Designer Holdings Ltd. 1996 Stock Option and Incentive Plan; incorporated by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-1
           (File No. 333- 2236).
    10.27  Employment Agreement between New Rio Sportswear Inc., Calvin Klein Jeanswear
           Company and Maurice Dickson, as amended; incorporated by reference to Exhibit
           10.27 to the Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.28  Employment Agreement between Calvin Klein Jeanswear Company and Daniel J.
           Gladstone, as amended; incorporated by reference to Exhibit 10.28 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).

 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
    10.29  Agreement of Lease by and between Erika Realty Trust and Calvin Klein Jeanswear
           Company; incorporated by reference to Exhibit 10.29 to the Company's Registration
           Statement on Form S-1 (File No. 333-2236).
    10.30  Distribution Agreement dated September 7, 1995 between Calvin Klein Jeanswear and
           Floor Ready Company, L.L.C.; incorporated by reference to Exhibit 10.30 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.31  Distributorship Agreement dated as of June 26, 1995, between Calvin Klein
           Jeanswear Company, Western Glove Works R.S., and Calvin Klein, Inc.; incorporated by reference to Exhibit 10.31 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
    10.32  Lease Agreement dated as of April 28, 1995 between North Arlington Associates and
           Rio Sportswear, Inc.; incorporated by reference to Exhibit 10.32 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
    10.33  Amendment to the Bill Blass License Agreement dated as of March 22, 1996;
           incorporated by reference to Exhibit 10.33 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.34  Employment Agreement between Designer Holdings Ltd., Calvin Klein Jeanswear
           Company and Arnold H. Simon; incorporated by reference to Exhibit 10.34 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.35  Employment Agreement between Designer Holdings Ltd., Calvin Klein Jeanswear
           Company and Debra Simon; incorporated by reference to Exhibit 10.35 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.36  Employment Agreement between Calvin Klein Jeanswear Company and New Rio
           Sportswear, Inc. and David Fidlon, as amended; incorporated by reference to
           Exhibit 10.36 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
    10.37  Employment Agreement between Designer Holdings Ltd., Calvin Klein Jeanswear
           Company and John J. Jones; incorporated by reference to Exhibit 10.37 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
    10.38  Amendment to the Calvin Klein License Agreement dated as of April 22, 1996;
           incorporated by reference to Exhibit 10.38 to the Company's Registration Statement
           on Form S-1 (File No. 333-2236).
    10.39  Amendment to the Lease Agreement between North Arlington Associates and Rio
           Sportswear, Inc., dated as of February 22, 1996; incorporated by reference to
           Exhibit 10.39 to the Company's Registration Statement on Form S-1 (File No.
           333-2236).
    10.40  Stock Acquisition Agreement dated as of April 22, 1996 between Designer Holdings
           Ltd. and Calvin Klein Inc.; incorporated by reference to Exhibit 10.40 to the
           Company's Registration Statement on Form S-1 (File No. 333-2236).
  **10.41  Employment Agreement between Calvin Klein Jeanswear Company, Rio Sportswear, Inc.
           and Guy Kinberg; incorporated by reference to Exhibit 10.41 to the Company's
           Registration Statement on Form S-1 (File No. 333-2236).
  **10.42  Jeanswear License Agreement, dated as of September 27, 1996, between Donna Karan
           Studio and the Registrant.
    *12.1  Computation of Ratio of Earnings to Fixed Charges.
     16.1  Letter of Deloitte & Touche LLP, re change in certifying accountant; incorporated by reference to Exhibit 16.1 to the Company's Registration Statement on Form S-1
           (File No. 333-2236).
   **21.1  Subsidiaries of the Registrant.
     23.1  Consent of Coopers & Lybrand L.L.P.
     23.2  Consent of Deloitte & Touche L.L.P.
     23.3  Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibits 5.1 and
           8.1).
    *24.1  Power of Attorney (set forth on signature page of the Registration Statement).

 EXHIBIT
   NO.                                        DESCRIPTION
---------  ----------------------------------------------------------------------------------
   **25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Indenture Trustee under the
           Indenture.
   **25.2  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Property Trustee under the
           Amended and Restated Declaration of Trust.
   **25.3  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Guarantee Trustee under the
           Guarantee.


---------------

 * Previously filed.

** To be filed by amendment.


     (b) Financial Statement Schedules:


        Schedule II -- Valuation and Qualifying Accounts